UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

NEWS CORPORATION (Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
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☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED SEPTEMBER 26, 2025

News Corp

2025 Proxy Statement
and Notice of Annual Meeting

Notice of Annual Meeting of Stockholders
Date and Time
  , 1:00 p.m. (Eastern Standard Time)
Virtual Meeting Location
The 2025 Annual Meeting (the “Annual Meeting”) of News Corporation (the “Company”) will be held exclusively via live webcast at www.virtualshareholdermeeting.com/NWS2025.
Record Date

YOUR VOTE IS IMPORTANT
Even if you plan to participate in the Annual Meeting virtually, we encourage you to vote and submit your proxy in advance by:
visiting www.proxyvote.com (common stock) or www.investorvote.com.au (CDIs)
returning your signed proxy card or voting instruction form
calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada (common stock only)
Advance voting deadlines are noted on page 90 of the proxy statement

Items to be Voted

■	elect the six Directors identified in the attached proxy statement to the Board of Directors (the “Board”) of the Company;
■	ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026;
■	consider an advisory vote to approve the compensation of the named executive officers;
■	approve an amendment to the Company’s Restated Certificate of Incorporation to limit the liability of certain officers as permitted by law;
■	approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the obsolete corporate opportunity waiver;
■
approve an amendment to the Company’s Restated Certificate of Incorporation to add a federal forum selection provision for claims under the Securities Act of 1933, as amended (the “Securities Act”), and make a clarifying change to the existing Delaware forum selection provision; and

■	consider any other business properly brought before the Annual Meeting and any adjournment or postponement thereof.

Eligibility to Vote
While all of the Company’s stockholders and all holders of CHESS Depositary Interests (“CDIs”) exchangeable for shares of the Company’s common stock are invited to attend and ask questions at the Annual Meeting, only stockholders of record of the Company’s Class B Common Stock and holders of CDIs exchangeable for shares of the Company’s Class B Common Stock at the close of business on   , the Record Date, are entitled to notice of, and to vote on the matters to be presented at, the Annual Meeting and any adjournment or postponement thereof. Holders of the Company’s Class A Common Stock and holders of CDIs exchangeable for shares of the Company’s Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting or any adjournment or postponement thereof.
Participating in the Annual Meeting
All holders of the Company’s common stock or CDIs as of the Record Date are invited to virtually attend and ask questions at the Annual Meeting. To participate, you will need the unique control number that was included in your proxy materials. If your shares of common stock are held in “street name,” meaning your shares are held in a brokerage account or by a bank or other nominee, and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number. CDI holders should follow the instructions on page 93 of the proxy statement to obtain a control number. Class B Common Stockholders may also vote electronically during the Annual Meeting by following the instructions provided on the meeting website during the Annual Meeting. As in prior years, there will be no physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. For more information, please see pages 93-94 of the proxy statement.

By Order of the Board of Directors,

Michael L. Bunder
Corporate Secretary
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on
The proxy statement and annual report for the fiscal year ended June 30, 2025 are available at www.proxyvote.com.
We expect to make the Notice of Internet Availability, proxy statement and form of proxy first available on or about October 8, 2025.

Clawback Policies	52
Securities Trading Policy and Prohibition on Hedging of News Corporation Stock	52
Equity Award Grant Practices	52
Report of the Compensation Committee	53
Risks Related to Compensation Policies and Practices	53
Executive Compensation	54
Summary Compensation Table	54
Grants of Plan-Based Awards Table	56
Outstanding Equity Awards Table	57
Option Exercises and Stock Vested Table	59
Pension Benefits Table	59
Nonqualified Deferred Compensation Table	60
Potential Payments upon Termination	61
Pay Ratio	72
Pay versus Performance	73
Equity Compensation Plan Information	78
Security Ownership of News Corporation	79
Proposal 4: Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	81
Proposal 5: Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Obsolete Corporate Opportunity Waiver	83
Proposal 6: Amendment to the Company’s Restated Certificate of Incorporation to Add a Federal Forum Selection Provision for Securities Act Claims and Make a Clarifying Change to the Existing Delaware Forum Selection Provision	85
Information about the Annual Meeting	88
2025 Proxy Materials	88
Voting Instructions and Information	89
Participating in the Annual Meeting	93
2026 Annual Meeting of Stockholders	94
Other Matters	95
Appendix A	A-1
Appendix B	B-1
Appendix C	C-1

The Company maintains a 52-53 week fiscal year ending on the Sunday nearest to June 30 in each year. Each of fiscal 2026, fiscal 2025, fiscal 2024 and fiscal 2023 will include or included 52 weeks. Unless otherwise noted, all references to the fiscal year ending June 30, 2026 and the fiscal years ended June 30, 2025, June 30, 2024 and June 30, 2023 relate to the fiscal year ending June 28, 2026 and the fiscal years ended June 29, 2025, June 30, 2024 and July 2, 2023, respectively. For convenience, the Company continues to date its financial statements as of June 30.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this proxy statement.

This document contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act. All statements that are not statements of historical fact are forward-looking statements. The words “expect,” “will,” “estimate,” “anticipate,” “predict,” “believe,” “should” and similar expressions and variations thereof are intended to identify forward-looking statements. These statements include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things, trends affecting the Company’s financial condition or results of operations and the Company’s strategy and strategic initiatives. Readers are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties. More information regarding these risks and uncertainties and other important factors that could cause actual results to differ materially from those in the forward-looking statements is set forth under the heading “Risk Factors” in Part I, Item 1A. in News Corporation’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025, and as may be updated in subsequent Quarterly Reports on Form 10-Q. The “forward-looking statements” included in this document are made only as of the date of this document and the Company does not have and does not undertake any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, and the Company expressly disclaims any such obligation, except as required by law or regulation.

PROXY SUMMARY
We provide below highlights of certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before you decide how to vote. You should read the entire proxy statement carefully before voting.
2025 Annual Meeting of Stockholders

Date and Time:	at 1:00 p.m. (Eastern Standard Time)
Virtual Meeting Location:
The Annual Meeting will be held exclusively via live webcast at www.virtualshareholdermeeting.com/NWS2025. For further information about participating in the Annual Meeting, please see “Information About the Annual Meeting—Participating in the Annual Meeting” beginning on page 93.

Record Date:
Voting:	■
Holders of Class B Common Stock are entitled to vote on the Internet at www.proxyvote.com, by telephone at 1-800-690-6903 or by completing and returning their proxy card or voting instruction form by 11:59 p.m. (Eastern Standard Time) on   ; or by participating in the Annual Meeting at www.virtualshareholdermeeting.com/NWS2025.

■
Holders of Class B CDIs are entitled to vote on the Internet at www.investorvote.com.au or by completing and returning their voting instruction form by 5:00 p.m. (Australian Eastern Daylight Time) on   .

Voting Matters

	Page	Voting Standard	Board Vote Recommendation
Proposal 1: Election of Directors	5	Majority of votes cast	FOR each Director nominee
Proposal 2: Ratification of Selection of Ernst & Young LLP as Independent Registered Public Accounting Firm for Fiscal 2026	26	Majority of votes cast	FOR
Proposal 3: Advisory Vote to Approve the Compensation of the Named Executive Officers	30	Majority of votes cast	FOR
Proposal 4: Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	81	65% or more of combined voting power of outstanding shares of capital stock of the Company entitled to vote generally in the election of directors	FOR
Proposal 5: Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Obsolete Corporate Opportunity Waiver	83	Majority of combined voting power of outstanding shares of capital stock of the Company entitled to vote thereon	FOR
Proposal 6: Amendment to the Company’s Restated Certificate of Incorporation to Add a Federal Forum Selection Provision for Securities Act Claims and Make a Clarifying Change to the Existing Delaware Forum Selection Provision	85	Majority of combined voting power of outstanding shares of capital stock of the Company entitled to vote thereon	FOR

 2025 Proxy Statement | 1

PROXY SUMMARY
Fiscal 2025 Highlights
■
Fiscal 2025 full year revenues were $8.45 billion, a 2% increase compared to $8.25 billion in the prior year, driven by the Company’s core growth pillars, the Dow Jones, Digital Real Estate Services and Book Publishing segments.

■	Net income from continuing operations of $648 million increased 71% compared to $379 million in the prior year.
■	Total Segment EBITDA* was $1.42 billion, a 14% increase compared to $1.24 billion in the prior year.
■	Net cash provided by operating activities from continuing operations increased 9% to $978 million and free cash flow* increased 6% to $571 million.
■	In April 2025, the Company completed the sale of Foxtel Group to DAZN, which included the repayment of outstanding shareholder loans and receipt of a minority equity stake in DAZN of approximately 6%.
■
The Company continued to execute on our $1 billion stock repurchase program, authorized in September 2021, that includes both classes of common stock. In July 2025, the Company announced that the Board authorized a new $1 billion stock repurchase program, which is in addition to the 2021 stock repurchase program, and announced an intention to accelerate the pace of repurchases.

■
Lavanya Chandrashekar was appointed Chief Financial Officer (“CFO”), effective January 1, 2025, bringing nearly 30 years of experience in international finance and investor relations. The Board thanks Susan Panuccio, whose departure comes after two successful decades at News Corp, including transformational leadership as CFO since 2017. Following David R. Kline’s resignation, Julian Delany was appointed Chief Technology Officer, effective June 30, 2025.

*
Total Segment EBITDA and free cash flow are non-GAAP financial measures. For information on these metrics, as defined by the Company, including reconciliations to the most comparable GAAP measures, please see pages 41 and 48, respectively, of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 6, 2025.

Corporate Governance Practices

■	Annual Election of All Directors	■	Director Overboarding Policy
■	Majority Vote Standard and Director Resignation Policy in Uncontested Director Elections	■	All Audit Committee Members are “Audit Committee Financial Experts”
■	Independent Lead Director with Robust Responsibilities	■	Compensation Committee Oversees Chief Executive Officer (“CEO”) Succession Planning Process
■	Key Standing Board Committees Comprised Solely of Independent Directors	■	Robust Global Compliance Program including Compliance Steering Committee overseen by the Audit Committee
■	Executive Sessions of Independent Directors Held at Every Regular Board Meeting	■	Active Stockholder Engagement Program with Unaffiliated Class A and Class B Stockholders
■	Annual Board and Committee Self-Evaluations	■	Comprehensive Standards of Business Conduct and Statement of Corporate Governance
■	Risk Oversight by the Board and Committees	■	Board and Committee Oversight of Sustainability and Corporate Responsibility Matters; Annual ESG Report
■	No Stockholder Rights Plan (“poison pill”)

2 |   2025 Proxy Statement

PROXY SUMMARY
Board of Directors

(a)
For more details on the Board’s leadership structure, including the role and responsibilities of the independent Lead Director, see “Corporate Governance Matters—Board Leadership Structure” beginning on page 14.

Board Qualifications and Experience

 2025 Proxy Statement | 3

PROXY SUMMARY
Executive Compensation Highlights

We Pay for Performance		We Seek to Mitigate Compensation-Related Risk
■	Majority of our named executive officers’ (“NEOs”’) fiscal 2025 target compensation was “at risk,” variable and performance-based ➤ CEO’s target compensation was 84% “at risk”	■	Annual compensation risk assessment
		■	No guaranteed bonuses
		■	Anti-hedging policy applicable to all Directors and employees, including the NEOs
■	At least 70% of equity compensation and two-thirds of target annual cash incentive compensation is tied to performance against pre-established, specific, measurable financial performance targets	■
Performance on ethics and compliance and other sustainability and corporate responsibility objectives directly impacts payout of individual qualitative portion of annual cash incentive awards as a negative-only adjustment

■	Balanced mix of diversified long- and short-term performance metrics to incentivize and reward the achievement of multi-dimensional aspects of our operational and long-term business strategy	■
Clawback policies triggered by certain accounting restatements and significant misconduct applicable to performance- and time-based incentive compensation granted to the NEOs and certain other employees

■	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company	■	Rigorous stock ownership guidelines for all NEOs and Non-Executive Directors (as defined herein)

For additional information on our executive compensation, see the “Compensation Discussion and Analysis,” which begins on page 33, and the “Summary Compensation Table” and other related tables and disclosure in “Executive Compensation,” which begin on page 54.
4 |   2025 Proxy Statement

PROPOSAL 1:
ELECTION OF DIRECTORS
Our Board has nominated six Directors for election at this Annual Meeting to hold office until the next annual meeting or until their successors are duly elected and qualified. If, for any reason, any of the Director nominees become unavailable for election, the Directors may reduce the size of the Board or the proxy holders (as defined herein), to the extent permitted under SEC rules, will exercise discretion to vote for a substitute nominee proposed by the Board. The information with respect to principal occupation or employment, other affiliations and business experience was furnished to the Company by the respective Director nominees. The ages shown herein are as of    . Each of the Director nominees has indicated that he or she will be able to serve if elected and has agreed to do so.
Approval of the election of each Director nominee requires the affirmative vote of a majority of the votes cast by holders represented and entitled to vote thereon. Stockholders may vote “For,” “Against,” or “Abstain” with respect to each Director nominee. See “Information About the Annual Meeting—Voting Instructions and Information—What votes are required to approve each of the proposals?” for information with respect to the effect of abstentions and broker non-votes, if any.
The Board remains focused on Board composition. The Nominating and Corporate Governance Committee regularly reviews and evaluates Board composition, including its size and the qualifications, skills and characteristics represented in the current Board, and makes recommendations to the Board as appropriate.
 2025 Proxy Statement | 5

PROPOSAL 1: ELECTION OF DIRECTORS

Lachlan K. Murdoch
Chair Age 54 Director since: June 2013
Key Experience, Qualifications and Board Contributions
 ■
Mr. L.K. Murdoch has unique and extensive knowledge of the Company, its history and its operations through serving as Co-Chair of the Company’s Board since 2014 before becoming sole Chair in November 2023, and at the Company’s former parent, News Corporation, having served as a Director since 1996 and in senior executive roles, including Deputy Chief Operating Officer, from 1994 to 2005.
 ■
Mr. L.K. Murdoch provides the Board with invaluable insight on long-term strategic planning and execution, large-scale cost rationalization and organizational structure evaluation gained as Chief Executive Officer and Executive Chair of Fox Corporation and as Executive Chairman of Fox Corporation’s former parent, Twenty-First Century Fox, Inc. (“21st Century Fox”).
 ■
Mr. L.K. Murdoch’s executive leadership roles at a number of media companies also allow him to offer impactful guidance to the Board and leadership team on how the rapidly changing digital media landscape affects News Corp’s businesses.

Other Key Skill Sets
 ■
Led many significant transactions, including News Corp’s purchase of a controlling stake in REA Group, a leading online real estate business in Australia, which was initiated by Mr. L.K. Murdoch with an initial strategic investment of approximately $1 million and resulted in a corporate asset with a market capitalization of approximately $32 billion AUD
 ■
Extensive operational, strategic and financial experience serving in several senior leadership positions within Fox Corporation, 21st Century Fox and News Corporation, including as Deputy Chief Operating Officer, with oversight of HarperCollins and the Company’s Australian businesses, including REA, Chairman of News Limited (now known as News Corp Australia); Publisher of the New York Post and on the Board of Foxtel
 ■
Strong leadership in developing global strategies and guiding the overall corporate agenda

Employment and Other Experience
2019 – Present	Executive Chair, Fox Corporation (a news, sports and entertainment company)
2018 – Present	Chief Executive Officer, Fox Corporation
2015 – 2019	Executive Chairman, 21st Century Fox (a diversified global media and entertainment company)
2014 – 2015	Co-Chairman, 21st Century Fox
2005 – Present	Executive Chairman, Illyria Pty Ltd (a private company)
2009 – 2022	Executive Chairman, NOVA Entertainment (an Australian media company)
2012 – 2014	Non-Executive Chairman, Ten Network Holdings Limited (an Australian media company)
2011 – 2012	Acting Chief Executive Officer, Ten Network Holdings Limited
2000 – 2005	Deputy Chief Operating Officer, News Corporation (the Company’s former parent)
1994 – 2005	Various roles, News Corporation
Other Corporate Directorships
Fox Corporation (2019 – Present) 21st Century Fox (formerly News Corporation) (1996 – 2019) Ten Network Holdings Limited (2010 – 2014)

6 |   2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Robert J. Thomson
Chief Executive Age 64 Director since: June 2013
Key Experience, Qualifications and Board Contributions

 ■
Mr. Thomson has been central in publishing industry efforts to negotiate fair payments from social media and other technology companies for news content that they benefit from, contributing to News Corp’s historic levels of profitability since fiscal 2022.
 ■
Under his management and leadership, The Wall Street Journal was consistently one of the most innovative and successful newspapers in the U.S. Mr. Thomson greatly expanded The Wall Street Journal’s global reach through the digital initiatives of WSJ.com, and as Managing Editor of the U.S. edition of the Financial Times, Mr. Thomson led its drive into the U.S. market, where sales trebled during his tenure.
 ■
Mr. Thomson’s keen understanding of the evolving U.S. and international markets in which the Company operates and his commitment to generating high quality content make him a valuable resource for the Board.

Other Key Skill Sets

 ■
Extensive business, operational and international experience in the publishing industry through his career as a financial journalist, foreign correspondent and editor
 ■
Demonstrated ability to deliver financial results as a leader across an array of diverse media properties with unique business models, technologies and customers

Employment and Other Experience
2013 – Present	Chief Executive, News Corp
2008 – 2012	Editor-in-Chief, Dow Jones
2008 – 2012	Managing Editor, The Wall Street Journal
2007 – 2008	Publisher, Dow Jones
2002 – 2007	Editor, The Times of London
1998 – 2002	Managing Editor (U.S. edition), Financial Times
1985 – 1998	Various roles, Financial Times

 2025 Proxy Statement | 7

PROPOSAL 1: ELECTION OF DIRECTORS

José María Aznar
Independent Director Age 72 Director since: June 2013 Committees: ■ Audit ■ Nominating and Corporate Governance (Chair)
Key Experience, Qualifications and Board Contributions

 ■
Mr. Aznar brings to the Board strategic planning expertise and leadership skills from his extensive experience including serving as President of Spain.
 ■
Mr. Aznar provides valuable international perspective into government and public policy matters, offering unique and deep knowledge with respect to countries where the Company operates globally.
 ■
Mr. Aznar brings to his role as Nominating and Corporate Governance Committee Chair strong knowledge of corporate governance and strategy gained through his governmental and corporate board experience.

Other Key Skill Sets

 ■
International economic policy experience gained overseeing Spain’s participation in the Eurozone, financial and risk management expertise developed as a leader at the highest levels of government and training as a public accountant
 ■
Digital and technology experience from his service on the Board of Afiniti Ltd., a developer of artificial intelligence systems

Employment and Other Experience
1989 – Present	President, Foundation for Social Studies and Analysis (a political research and educational organization focused on Spain)
2014 – Present	President, el Instituto Atlántico de Gobierno (an organization for higher education that he founded)
2018 – Present	Special Advisor, Latham & Watkins LLP (a law firm)
2004 – 2016	Honorific President, Partido Popular of Spain
2012 – 2015	Distinguished Fellow, Chair of the Atlantic Basin Initiative, School of Advanced International Studies, Johns Hopkins University
2004 – 2012	Distinguished Scholar in the Practice of Global Leadership, Georgetown University
2005 – 2006	Member, State Council of Spain
1996 – 2004	President of Spain
1990 – 2004	Executive President, Partido Popular of Spain
Other Corporate Directorships Afiniti Ltd. (2016 – 2024) 21st Century Fox (2006 – 2013)

8 |   2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Natalie Bancroft
Independent Director Age 45 Director since: June 2013 Committees: ■ Compensation ■ Nominating and Corporate Governance
Key Experience, Qualifications and Board Contributions

 ■
Ms. Bancroft has developed deep knowledge of strategic planning, corporate governance, management succession planning, global brands and risk management through her public company board and committee service, adding valuable perspective to the deliberations of the Board.
 ■
Ms. Bancroft has served as a Director of the Company’s predecessor since its acquisition of Dow Jones in 2007.
 ■
Ms. Bancroft also brings experience with business development and management processes gained as a technology company founder.

Other Key Skill Sets

 ■
Global perspective due to her international and culturally diverse background
 ■
Background in journalism and arts

Employment and Other Experience
2020 – 2022	Co-Founder, SpoonFull LLC (a technology company focused on independent restaurant supply chains)
2019 – 2022	Director, California Ballet (a professional ballet company)
2016 – 2021	Director, Pacific Arts Society (a non-profit performing arts company)
Other Corporate Directorships 21st Century Fox (2007 – 2013)

 2025 Proxy Statement | 9

PROPOSAL 1: ELECTION OF DIRECTORS

Ana Paula Pessoa
Independent Director Age 58 Director since: June 2013 Committees: ■ Audit ■ Nominating and Corporate Governance
Key Experience, Qualifications and Board Contributions

 ■
Ms. Pessoa contributes digital and technology expertise from her leadership roles at Kunumi Inteligencia Artificial SA (“Kunumi”), a leading Brazilian artificial intelligence company, before its sale in 2024, and her leadership of and investment in technology companies.
 ■
Ms. Pessoa brings to the Board strong strategic leadership, business development and financial skills, including from her roles with Kunumi and Brunswick Group and serving as Chief Financial Officer of the Olympic Games and Globo Organizations.
 ■
Ms. Pessoa also has in-depth knowledge of the media industry, having gained extensive experience during her tenure at Globo with its newspaper, Internet, cable and satellite television and telecom operations.

Other Key Skill Sets

 ■
Risk management oversight experience specific to digital and technology-forward companies, including cybersecurity and artificial intelligence, gained through her tenure at Kunumi and other technology companies
 ■
Extensive leadership, strategic planning and corporate governance experience gained through her executive leadership positions and public company board service

Employment and Other Experience
2000 – Present	Founder and Partner, Avanti SC (a strategic planning firm)
2017 – 2024	Partner, Kunumi (an artificial intelligence company in Brazil)
2017 – 2023	Director, Kunumi
2017 – 2022	Chair, Kunumi
2017 – 2019	Chief Strategy Officer, Kunumi
2015 – 2017	Chief Financial Officer, 2016 Olympic and Paralympic Summer Games (Rio de Janeiro)
2012 – 2015	Partner, Brunswick Group (an international corporate communications firm)
2011 – 2015	Partner, Black-Key Participações SA (a company investing in digital start-up companies in Brazil)
2011 – 2015	Partner, Neemu Internet (an e-commerce technology firm)
2001 – 2011	Chief Financial Officer, Globo Organizations (a media group in South America)
1993 – 2001	Various roles, Globo Organizations
Other Corporate Directorships Cosan S.A. (2022 – 2025) Suzano S.A. (2019 – 2024) Credit Suisse Group AG (2018 – 2023) Vinci SA (2015 – 2023)

10 |   2025 Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

Masroor Siddiqui
Independent Lead Director Age 53 Director since: June 2013 Committees: ■ Audit (Chair) ■ Compensation (Chair)
Key Experience, Qualifications and Board Contributions

 ■
Mr. Siddiqui has deep expertise in finance, investment and global markets, as a result of his executive leadership roles with Naya Capital Management UK and other global investment firms.
 ■
Mr. Siddiqui brings extensive experience evaluating businesses in media, technology and other industries relevant to the Company’s businesses.
 ■
Mr. Siddiqui provides expertise in financial oversight and accounting through his financial executive experience, enhancing the Audit Committee’s oversight of risks that may arise out of financial planning and reporting.

Other Key Skill Sets

 ■
Extensive experience leading complex organizations on the alignment of financial and strategic objectives and an understanding of cost discipline and organizational structure through his experience as a chief executive officer

Employment and Other Experience
2012 – Present	Chief Executive Officer, Naya Capital Management UK Limited (an investment firm that he co-founded)
2009 – 2011	Partner, Children’s Investment Fund Management (UK) LLP (a hedge fund)
2006 – 2009	Managing Director, Canyon Partners (an investment firm)
2004 – 2006	Senior Vice President, Putnam Investments (an investment firm)

FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.
 2025 Proxy Statement | 11

CORPORATE GOVERNANCE MATTERS
The Company is committed to maintaining a strong ethical culture and robust governance practices that benefit the long-term interests of stockholders. Our Board regularly reviews and updates its compliance and training programs and corporate governance policies and practices in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements and the evolving needs of the Company’s businesses. Our corporate governance practices include:

Board Composition and Practices	■	Majority of independent Directors
	■	Independent Lead Director with robust responsibilities
	■	Executive sessions of independent Directors held at every regular Board meeting
	■	Annual Board and committee self-evaluations
	■	Director overboarding policy, with which all current Board members comply
Board Committees	■	Key standing Board Committees comprised solely of independent Directors
	■	Committees authorized to retain independent advisors
	■	All Audit Committee members are “audit committee financial experts”
	■	Compensation Committee oversees CEO succession planning process
Stockholder Rights and Engagement	■	Annual election of all Directors
➤ Majority vote standard and Director resignation policy in uncontested Director elections
	■	Annual stockholder advisory vote to approve NEO compensation
	■	Active stockholder engagement program with our unaffiliated Class A and Class B stockholders that includes participation by independent Directors
	■	No stockholder rights plan (“poison pill”)
Strategy, Risk, Compliance and Sustainability/Corporate Responsibility Oversight	■	Board sets the strategic vision for the Company
➤ Annual review of long-term strategic plan and discussion of strategy at every regular meeting
	■	Board oversees management’s identification and management of risk
➤ Involvement at both full Board and individual committee level
	■	Audit Committee assists the Board in its oversight of the Global Compliance Program and the activities of the Company’s Compliance Steering Committee
	■	Board and its Committees oversee sustainability and corporate responsibility matters
➤ Company’s goals, efforts and progress on such matters shared with stakeholders through annual ESG report
Equity and Compensation	■	Stock ownership guidelines for the NEOs and Non-Executive Directors
	■	Prohibitions on hedging Company stock by Directors and employees, including the NEOs
■
Clawback policies triggered by certain accounting restatements and significant misconduct applicable to performance- and time-based incentive compensation granted to the NEOs and certain other employees

Corporate Governance Policies
The Board has adopted a Statement of Corporate Governance that sets forth the Company’s corporate governance guidelines and practices. The Statement of Corporate Governance addresses, among other things, the composition and functions of the Board and its committees, Director independence, Board membership criteria, Director compensation and equity ownership requirements and management evaluation and succession.
12 |   2025 Proxy Statement

CORPORATE GOVERNANCE MATTERS
The Board has also adopted the Standards of Business Conduct, which are applicable to all Directors, officers and employees of the Company. The Standards of Business Conduct confirm the Company’s policy to conduct its affairs in compliance with all applicable laws and regulations and observe the highest standards of business ethics.
The Statement of Corporate Governance, the Standards of Business Conduct and each of the Board committee charters, along with other corporate governance policies, are available on the Company’s website at www.newscorp.com under “Corporate Governance.” If the Company waives the Standards of Business Conduct or amends certain of its provisions with respect to any executive officer or Director, it will post the amendment or waiver at the same location on its website, as required by applicable rules, within four business days following the amendment or waiver.
Stockholder Engagement
The Board believes that continual and transparent communication with our stockholders is a key component of strong corporate governance. The Board views stockholder outreach as an area of priority and oversees the Company’s engagement program, which includes a specific focus on corporate governance. Our independent Directors, including our Lead Director, also directly participate in certain engagements. In fiscal 2025, our outreach program included engagement with unaffiliated stockholders representing over 30% of the outstanding Class B Common Stock and over 60% of the outstanding Class A Common Stock.
The Board strongly values the feedback our stockholders have provided on a wide range of topics, including Board oversight of our business strategy, capital allocation, capital structure, corporate governance, Board composition, management succession planning, executive compensation, sustainability and the Company’s financial and operating performance. This input is shared with the Board and its relevant committees and informs the Company’s strategy and policies as we seek to build long-term value for our stockholders.
For example, in line with feedback received from stockholders, in fiscal 2025 the Company:
■	focused on differentiating News Corp from some of our global peers, by emphasizing Dow Jones and, in particular, the professional information business;
■	continued transformation of the Company to increase the mix of digital and recurring revenues;
■
advanced content licensing partnerships, as we implemented our historic, multi-year agreement with OpenAI, and continued the embedding of artificial intelligence to support and enhance operations throughout the Company;

■	completed the sale of Foxtel Group to DAZN, which simplifies the portfolio, enables us to focus on the core pillars and significantly improves the balance sheet;
■	executed a seamless transition of key financial leadership;
■
continued executing on our $1 billion stock repurchase program, authorized in 2021, that includes both classes of common stock, and in July 2025, announced a new $1 billion stock repurchase program, which is in addition to the 2021 stock repurchase program;

■	had its credit rating upgraded to investment grade across all key credit agencies; and
■	maintained a focus on a healthy balance sheet, strong cash generation and cost reduction initiatives.
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CORPORATE GOVERNANCE MATTERS
Annual Director Elections and Majority-Voting Policy
All Directors are elected annually by our stockholders. In an uncontested election, each Director must be elected by a majority of the votes cast, meaning that the number of votes cast “For” a Director’s election must exceed the number of votes cast “Against” that Director’s election. In a contested election, each Director will be elected by a plurality of votes cast. Under our Statement of Corporate Governance, an incumbent Director who does not receive a majority of votes cast in an uncontested election must submit his or her resignation to the Board within 10 days. Within 90 days of the date of the certification of the election results, the Board will determine, considering all factors it deems relevant (including those set forth in our Statement of Corporate Governance), whether to accept the resignation.
Director Independence
Our Statement of Corporate Governance requires that the Board be comprised of a majority of “independent directors” in accordance with the listing rules of The Nasdaq Stock Market, LLC (“Nasdaq”). The Board, upon the recommendation of the Nominating and Corporate Governance Committee, will review and determine the independence of each Director at least annually and at other times as appropriate. The Board considers all relevant facts and circumstances in making an independence determination as to each Director, including but not limited to any relationships and transactions between the Director (and his or her immediate family members and affiliated entities) and the Company and its affiliates.
As a result of its review in August 2025, the Board affirmatively determined that Kelly Ayotte (during the period she served on the Board during fiscal 2025), Mmes. Bancroft and Pessoa and Messrs. Aznar and Siddiqui are independent under the standards set forth in Nasdaq listing rules.
Independent Oversight and Executive Sessions of Independent Directors
The Board believes its independent oversight function is further enhanced by our Audit, Compensation and Nominating and Corporate Governance Committees being comprised entirely of independent Directors.
In addition, the independent Directors of the Board generally meet in executive session without management present at every regularly scheduled Board meeting and other times as appropriate. During fiscal 2025, the independent Directors met in executive session four times.
Board Leadership Structure

Chair	Chief Executive	Independent Lead Director
Lachlan K. Murdoch	Robert J. Thomson	Masroor Siddiqui

Our Board leadership consists of our Chair, Chief Executive, independent Lead Director and strong committee chairs. Mr. Thomson, who serves as the Chief Executive and a Director, is considered an executive officer of the Company.
Our Statement of Corporate Governance provides that the Board is responsible for establishing and maintaining the most effective leadership structure for the Company.
To retain flexibility in carrying out this responsibility, the Board does not have a policy on whether the Chair of the Board shall be an independent member of the Board. However, if the Chair is not an independent Director, an independent Director shall be designated by a majority of the independent Directors of the Board to serve as Lead Director for a period of at least one year. Mr. Siddiqui, an independent Director, currently serves as our Lead Director.
Since stepping down from the Board and as Executive Chair of the Company as of November 15, 2023, Mr. K. Rupert Murdoch has served as Chairman Emeritus. In this role, Mr. K.R. Murdoch serves as a consultant to the Board and/or committees of the Board and may attend Board and committee
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CORPORATE GOVERNANCE MATTERS
meetings, although his attendance does not count for quorum purposes, he is not able to vote at meetings and he does not have any of the responsibilities or liabilities of a Director, nor any of the other rights, powers or privileges of a Director.
The Board believes our current leadership structure is effective, provides independent Board leadership and serves the best interests of our stockholders at this time. The Board believes that this structure allows our
Chief Executive to focus on his duties in managing the day-to-day operations of the Company, while benefiting from Mr. L.K. Murdoch’s invaluable knowledge and expertise regarding the Company’s businesses and strategies. In addition, the Board believes that the role of the Lead Director is structured with sufficient authority to serve as an effective counter-balance to management.

Lead Director Duties and Responsibilities
■	Presiding over all meetings of the Board at which the Chair is not present, including executive sessions of the independent Directors	■	Calling meetings of the independent Directors, if desired
■	Communicating to the Chair feedback from executive sessions, as appropriate	■	Participating in the Compensation Committee’s evaluation of the performance of the CEO
■	Serving as liaison between the Chair and the independent Directors	■	Supervising annual self-evaluations of the Directors in coordination with the Nominating and Corporate Governance Committee
■	Meeting with the Audit Committee and/or the Compliance Steering Committee periodically	■	Supervising the Board’s determination of the independence of its Directors
■	Approving Board meeting agendas and information sent to the Board	■	Ensuring availability for consultation and direct communications, if requested by major stockholders
■	Approving meeting schedules to assure that there is sufficient time for discussion of all agenda items

Masroor Siddiqui has served as Lead Director since November 2022. In recognition of his strong leadership and skills, the independent Directors re-elected Mr. Siddiqui as Lead Director in August 2025 to serve a term ending at the 2026 annual meeting of stockholders or until his successor is elected and qualified. Mr. Siddiqui has performed duties beyond the required duties set forth above, which included:
■	serving in a leadership role among the independent Directors and regularly consulting them between meetings;
■	regularly meeting with senior management, including to report feedback from the independent Directors; and
■	meeting with unaffiliated holders of both Class A Common Stock and Class B Common Stock, and reporting feedback from these stockholders to the full Board.
The Board reviews its leadership structure at least annually, taking into account the responsibilities of the leadership positions and the Directors qualified to hold such positions. In conducting this review, the Board considers, among other things: (i) our policies and practices that provide independent Board oversight, (ii) the effect a particular leadership structure may have on Company performance, (iii) the structure that serves the best interests of our stockholders, and (iv) any relevant legislative or regulatory developments. The Board will continue to monitor the appropriateness of this leadership structure.
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CORPORATE GOVERNANCE MATTERS
Board Committees
The Board has three key standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each committee is governed by a written charter approved by the Board. For more information, see “—Corporate Governance Policies.”

Audit Committee
Primary Responsibilities
Assist the Board in its oversight of:
 ■
the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of its financial statements;
 ■
the qualifications, independence and performance of the Company’s independent registered public accounting firm and the performance of the Company’s corporate auditors and corporate audit function;
 ■
the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters;
 ■
investigations into complaints concerning financial matters;
 ■
risks that may have a significant impact on the financial statements;
 ■
the Global Compliance Program and the activities of the Compliance Steering Committee;
 ■
the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial and cyber-related risk exposures and steps taken to monitor and control such exposures; and
 ■
the review, approval and ratification of related person transactions.
Financial Expertise and Independence
The Board has determined that all of the members of the Audit Committee are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement, “financially sophisticated” (in accordance with Nasdaq listing rules), “audit committee financial experts” (as defined under SEC rules) and independent (in accordance with SEC rules and Nasdaq listing rules for directors and audit committee members).
Report
The Report of the Audit Committee is set forth beginning on page 28 of this proxy statement.

Met 7 times in fiscal 2025 Members Masroor Siddiqui (Chair) José María Aznar Ana Paula Pessoa

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Compensation Committee
Primary Responsibilities
 ■
to review and approve goals and objectives relevant to the compensation of the CEO, evaluate the performance of the CEO and recommend to the Board the compensation of the CEO;
 ■
to review, in conjunction with the CEO, and approve goals and objectives relevant to the compensation, evaluate the performance and approve the compensation of the other executive officers;
 ■
to consider, authorize and oversee the incentive compensation plans in which the Company’s executive officers participate and the Company’s equity-based plans, including the granting of awards thereunder;
 ■
to review and approve equity awards and other fixed and performance-based compensation, benefits and terms of employment of the executive officers and such other senior executives as identified by the Compensation Committee;
 ■
to review and approve employment and severance arrangements for executive officers, including employment, separation, change-in-control and similar agreements;
 ■
to review and approve or ratify principal terms of other employment and separation arrangements that meet certain criteria (e.g., exceed certain compensation thresholds) set by the Compensation Committee;
 ■
to review the recruitment, retention, compensation, termination and severance policies and other benefit plans for senior executives;
 ■
to review and assist with the development of executive succession plans, to consult with the CEO regarding the selection of senior executives and to report such executive succession plans to the Board;
 ■
to review annually the form and amount of compensation of Non-Executive Directors for service on the Board and its committees and to recommend changes to the Board as appropriate;
 ■
to annually review the Company’s compensation policies and practices for its employees to determine whether they create risks that are reasonably likely to have a material adverse effect on the Company;
 ■
to oversee engagement and communications with stockholders on executive compensation and human capital matters, and review and assess the results of stockholder votes on executive compensation matters, including the Company’s most recent advisory vote on executive compensation;
 ■
to approve the Company’s clawback policies, oversee their administration and review and revise the same from time to time as appropriate; and
 ■
to assist the Board, as necessary, in reviewing and assessing the Company’s risks, opportunities, strategies and policies related to human capital management, including with respect to matters such as health, safety and security, workforce engagement and culture, and talent development, retention and succession planning.
Independence
The Board has determined that all of the members of the Compensation Committee are “non-employee directors” (within the meaning of Rule 16b-3 of the Exchange Act) and independent (in accordance with SEC rules and Nasdaq listing rules for directors and compensation committee members).
Delegation
Pursuant to its charter, the Compensation Committee may delegate its authority to one or more subcommittees, members of the Board or officers of the Company, to the extent permitted by law, when it deems appropriate and in the best interests of the Company. The Compensation Committee has delegated to Mr. Thomson or his designee the authority to make awards of stock-based compensation within certain prescribed limits to eligible employees and other service providers who are not Section 16 officers or Directors of the Company. Any awards made by Mr. Thomson pursuant to this authority are reported to the Compensation Committee on an annual basis. Further discussion of the processes and procedures for the consideration and determination of the compensation paid to the NEOs during fiscal 2025, including discussion of the role of compensation consultants, is found in the section titled “Compensation Discussion and Analysis” below.
Report
The Report of the Compensation Committee is set forth on page 53 of this proxy statement.

Met 4 times in fiscal 2025 Members Masroor Siddiqui (Chair) Natalie Bancroft

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CORPORATE GOVERNANCE MATTERS

Nominating and Corporate Governance Committee
Primary Responsibilities
 ■
to develop and recommend to the Board criteria for identifying and evaluating Director candidates and periodically review these criteria;
 ■
to review the qualifications of candidates for Director suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Nominating and Corporate Governance Committee and approved by the Board;
 ■
to establish procedures for consideration of Board candidates recommended for the Nominating and Corporate Governance Committee’s consideration by the Company’s stockholders;
 ■
to consider the performance, contributions and independence of incumbent Directors in determining whether to nominate them for re-election;
 ■
to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders (or, if applicable, at a special meeting of stockholders);
 ■
to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;
 ■
to make recommendations to the Board as to determinations of Director independence;
 ■
to advise and make recommendations to the Board on corporate governance matters, including with respect to stockholder engagement and stockholder proposals;
 ■
to develop and recommend to the Board, in coordination with the Lead Director, an annual self-evaluation process for the Board;
 ■
to monitor and evaluate the orientation and training needs of Directors and make recommendations to the Board where appropriate;
 ■
to oversee a succession planning process for the Board and its committees, including as to key Board and committee leadership roles;
 ■
to assist the Board, as necessary, in reviewing and assessing the Company’s risks, opportunities, strategies and policies related to sustainability and corporate responsibility matters relevant to its business, to the extent not the responsibilities of other committees; and
 ■
to review periodically the Company’s policies and practices regarding political contributions.
Independence
The Board has determined that all of the members of the Nominating and Corporate Governance Committee are independent (in accordance with SEC rules and Nasdaq listing rules applicable to directors).

Met 4 times in fiscal 2025 Members José María Aznar (Chair) Natalie Bancroft Ana Paula Pessoa

Director Attendance
Our Statement of Corporate Governance provides that Directors are expected to attend meetings of the Board and meetings of the Board committees on which they serve. During fiscal 2025, the Board held eight meetings. Each of our current Directors attended at least 75% of the aggregate number of meetings of the Board and the committees of the Board on which he or she served.
Directors are also encouraged to attend and participate in the Company’s annual meeting of stockholders. All six of the then-serving Directors attended the annual meeting of stockholders held by the Company in November 2024.
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Board’s Role in Strategy
Our Board sets the strategic vision for the Company. As part of this process, the Board reviews the Company’s long-term strategic plan at least annually and monitors implementation of the strategic plan throughout the year.
The Board generally discusses strategy at every regular meeting and occasionally holds sessions devoted entirely to strategy.
Board Oversight of Risk
Risk management is primarily the responsibility of management; however, the Board oversees the Company’s processes for identifying, assessing and managing the significant risks facing the Company. The Board regularly reviews the Company’s significant risks and the responsibilities of management and the Board’s committees in assisting the Board in its risk oversight.
The Board does not view risk in isolation; it considers risks in making significant business decisions and as part of the Company’s overall business strategy. The Board uses various means to fulfill its oversight responsibility. The Board, and its committees, as appropriate, regularly receive and discuss periodic updates from the CEO, CFO, General Counsel and other members of senior management regarding significant risks to the Company, including in connection with its annual review of the Company’s business plan and its review of budgets, strategy and major transactions. These discussions include operational, strategic, legal, regulatory, financial, reputational, cybersecurity and health, safety and security risks, and the plans to address these risks. The Board also receives semi-annual reports on the Audit Committee’s work to continually monitor risk described below.
To assist the Board in its oversight of critical risks, the Company also undertakes a regular enterprise-wide, integrated risk assessment process culminating in semi-annual reports to the Audit Committee and the Board. The Corporate Audit Department continually monitors the risk profile of the Company and works with management at headquarters and the business units to conduct a risk assessment survey based on inputs from hundreds of employees throughout our businesses to identify, review and update an assessment of short-, intermediate- and long-term risks that the Company faces, in light of strategic priorities and industry and emerging trends. This process utilizes a heat map that consolidates key risks globally and identifies their probability and impact, and also identifies risk owners and steps taken by management to mitigate such risks based on their assessed impact and immediacy. These exercises inform the preparation of a risk-based audit plan to cover and address the effectiveness of control activities in critical areas.
Each of the Board’s standing committees assists the Board in overseeing the management of the Company’s risks within the areas delegated to that committee and reports to the full Board as appropriate. In particular:
■
The Audit Committee assists the Board in its oversight of risks that have a significant impact on the Company’s financial statements and is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, including discussing with management the Company’s major financial and cyber-related risk exposures and the steps that have been taken to monitor and control such exposures.

■
The Audit Committee has primary responsibility for overseeing risks related to cybersecurity, data protection and privacy. The Audit Committee generally receives reports at least quarterly from the Company’s Chief Technology Officer and Chief Information Security Officer, who lead our global cybersecurity organization with the support of designated business information security officers at our business units, on our cybersecurity program covering various topics, including incident reporting, review of the global cyber risk map and updates on the cybersecurity program and initiatives, employee training, technology solutions and other practices designed to minimize the risks associated with cybersecurity threats.

■	The Audit Committee oversees the activities of the Company’s Compliance Steering Committee, including management of the Company’s Global Compliance Program. The
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CORPORATE GOVERNANCE MATTERS
Compliance Steering Committee is chaired by the Chief Compliance Officer, who reports to the General Counsel, and reports to the Audit Committee at least quarterly.
■
The Compensation Committee monitors risks associated with the design and administration of the Company’s compensation programs, including an annual review and assessment of the Company’s compensation programs and practices, and risks associated with human capital management matters, including with respect to health, safety and security; workforce engagement and culture; and talent development, retention and succession planning. For more information, please see

“Risks Related to Compensation Policies and Practices.”
■
The Nominating and Corporate Governance Committee oversees risks related to the Company’s corporate governance, including the Board’s continued ability to provide independent oversight of management, and risks associated with sustainability and corporate responsibility matters, to the extent not the responsibility of other committees.

The Board and its committees have full access to management, as well as the ability to engage advisors.
Related Person Transactions Policy
Procedures for Approval of Related Person Transactions
The Audit Committee has established written procedures for the review of related person transactions. Pursuant to these procedures, the Audit Committee reviews and approves, ratifies or disapproves, as appropriate, transactions, arrangements or relationships in which the Company or any of its subsidiaries is a participant, the aggregate amount involved exceeds $120,000 and a Director, Director emeritus, Director nominee, executive officer, 5% holder of the Company’s voting stock or an immediate family member of any of the foregoing has a direct or indirect material interest.
When determining whether to approve or ratify a related person transaction, the Audit Committee shall consider all relevant facts and circumstances, including, but not limited to: whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances; the business reasons for the transaction; whether the transaction would impair the independence of an independent Director; and whether the transaction would present an improper conflict of interest for any Director or executive officer of the Company, taking into account the nature of the transaction and the Director or executive officer’s interest in the transaction. The Audit Committee shall not approve or ratify a related person transaction unless it has determined that, upon consideration of all relevant information, the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. No Director will participate in any discussion or approval of a related person transaction for which he or she (or an immediate family member) is a related person, except that such Director will provide all material information concerning the transaction to the Audit Committee.
Certain Relationships
All of the transactions described below were reviewed and approved or ratified by the Audit Committee or the Board.
News Corp Australia, a division of the Company, and its subsidiaries purchase advertising on an arms-length, ordinary course basis from NOVA Entertainment (“NOVA”), in which Mr. L.K. Murdoch, Chair of the
Company, holds an indirect 100% interest. In fiscal 2025, News Corp Australia’s aggregate expense under such transactions was approximately $0.7 million. In addition, News Corp Australia receives advertising revenue on an arms-length, ordinary course basis from NOVA purchases and through production arrangements pursuant to which advertising revenue is shared with NOVA. In fiscal 2025, News Corp Australia’s aggregate revenue under such transactions was approximately $1.8 million.
During fiscal 2025, News Corp Australia, Foxtel (in which the Company owned a 65% interest until its sale in April 2025), REA Group Limited (in which the Company owns a 61.4% interest) and NOVA were holders of equity interests in ScaleUp MediaFund 3.0 Trust (“ScaleUp”), a business that provides advertising to start-up companies in exchange for equity interests in such companies. The unitholders’
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deed governing ScaleUp provides that over the period beginning March 1, 2023 and ending December 31, 2026, News Corp Australia is to contribute up to $6,000,000 AUD and each of the other unitholders is to contribute up to $3,500,000 AUD in advertising space to ScaleUp. The selection of prospective recipient start-up companies and campaigns is determined by a board comprising one director designated by each unitholder. Investment decisions are required to be made with the unanimous approval of the board.
As previously disclosed, in September 2025 certain trusts established for the benefit of certain beneficiaries of the Murdoch Family Trust (which Murdoch Family Trust held an aggregate of approximately 40.7% of the outstanding Class B Common Stock prior to the offering) completed the offering and sale of 14,071,293 shares of Class B Common Stock pursuant to a shelf registration statement, generating total gross proceeds of approximately $450 million to the selling stockholders.
Executive Succession Planning
Our Statement of Corporate Governance provides that the Board will review executive succession planning at least annually. The Compensation Committee, in consultation with the CEO, reviews and assists with the development of executive succession plans.
The CEO provides the Compensation Committee and the Board with an assessment of members of senior management and their succession potential. The Compensation Committee reports the results of these assessments to the Board.
Annual Board and Committee Evaluations
The Lead Director and the Nominating and Corporate Governance Committee are responsible for overseeing an annual self-evaluation process for the Board that includes an assessment of, among other things, the Board’s maintenance and implementation of the Company’s standards of conduct and corporate governance policies. The review seeks to identify specific areas, if any, in need of improvement or strengthening and culminates in a discussion by the full Board of the results and any actions to be taken. Each key standing committee of the Board evaluates its performance on an annual basis and reports to the Board on such evaluation.
This year’s self-evaluation process included a written questionnaire completed by each Director that covered a number of topics, including Board composition and structure, Board and committee responsibilities and effectiveness, Director engagement and performance (including individual Director performance), Board priorities and Board meetings and resources. In certain years, the process also includes individual interviews with the independent Directors. The results were discussed by the full Board, with management, and in an executive session of the independent Directors. In addition, each key standing committee conducted its own self-evaluation and reported on the same to the full Board.
Board Succession Planning and Director Nomination Process
Board succession planning is an important area of focus for the Board. The Nominating and Corporate Governance Committee regularly reviews and evaluates Board composition, including its size and the qualifications, skills and characteristics represented in the current Board, and makes recommendations to the Board as appropriate.
The Nominating and Corporate Governance Committee develops criteria for filling vacant Board positions, taking into consideration such factors as it deems appropriate, including the candidate’s:
■	education and background;
■	leadership and ability to exercise sound judgment;
■	general business experience and familiarity with the Company’s businesses and industries; and
■	unique expertise or perspective that will be of value to the Company.
Candidates should not have any interests that would materially impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties of our Directors. All candidates must possess personal integrity and ethical character, and value and appreciate these qualities in others. It is expected that each Director will devote the necessary time to fulfill the duties of a Director. In this regard, the Nominating and
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CORPORATE GOVERNANCE MATTERS
Corporate Governance Committee will consider the number and nature of each Director’s other commitments, including other directorships.
From time to time, the Nominating and Corporate Governance Committee may engage independent third-party search firms and consultants as appropriate to help identify, screen and evaluate potential candidates.
The Nominating and Corporate Governance Committee seeks to promote through the nomination process diversity on the Board across a mix and range of dimensions, including background, experience, expertise, perspectives and viewpoints.
After completing its evaluation of a potential Director nominee, the Nominating and Corporate Governance Committee will make a recommendation to the full
Board, which makes the final determination whether to nominate or appoint the Director nominee.
In order to help ensure that Directors have sufficient time to fulfill their duties as a director, the Board has adopted a Director overboarding policy. Under such policy, unless approved by the Board, the Chair of the Board may not be a member of the board of directors of more than two other public companies and other members of the Board may not be a member of the board of directors of more than four other public companies. The Nominating and Corporate Governance Committee evaluates compliance with this policy at least annually as part of the director re-nomination process. All of the current Board members are in compliance with the Company’s overboarding policy.
Stockholder Recommendation of Director Candidates
Stockholders may recommend Director candidates for consideration by the Nominating and Corporate Governance Committee by submitting their names and appropriate background and biographical information in writing to the attention of the Corporate Secretary at News Corporation, 1211 Avenue of the Americas, New York, New York 10036. Director candidates recommended by stockholders should meet the Director qualifications set forth under the heading “Board Membership Criteria” in the Statement of Corporate
Governance. Director candidates recommended by stockholders who meet these Director qualifications will be considered by the Chair of the Nominating and Corporate Governance Committee, who will present the information on the candidate to the entire Nominating and Corporate Governance Committee. All Director candidates recommended by stockholders will be considered by the Nominating and Corporate Governance Committee in the same manner as any other candidate.
Communicating with the Board
Stockholders and other persons interested in communicating with any Director, any committee of the Board or the Board as a whole may do so by submitting such communication in writing and sending it by mail to the attention of the appropriate party or to the attention of our Lead Director at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 or by email to LeadDirector@newscorp.com.
Pursuant to the process established by the Nominating and Corporate Governance Committee for handling all communications received by the Company and addressed to the Board, the Corporate Secretary reviews and forwards such communications as appropriate.
Certain items that are unrelated to the duties and responsibilities of the Board (such as business solicitation or advertisements; product-related inquiries; junk mail or mass mailings; resumes or other job-related inquiries; and spam and unduly hostile, threatening, potentially illegal or similarly unsuitable communications) will not be forwarded. Concerns relating to accounting, internal controls, auditing matters or securities laws matters are immediately brought to the attention of the corporate audit department and handled in accordance with the procedures established by the Audit Committee with respect to such matters.
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DIRECTOR COMPENSATION
Directors’ fees are not paid to Directors who are executives or employees of the Company because the responsibilities of Board membership are considered in determining compensation paid as part of their normal employment conditions.
The basic fees payable to the Directors who are not executives or employees of the Company (collectively, the “Non-Executive Directors”) are annually reviewed and recommended by the Compensation Committee and set by the Board. In such review, the Compensation Committee considers the appropriateness of the form and amount of Non-Executive Director compensation and makes recommendations to the Board with a view toward attracting and retaining qualified Directors. The Company believes that compensation for Non-Executive Directors should be competitive and fairly reflect the work and skills required to serve on the Board of Directors of a company of News Corporation’s size and complexity. The Company also believes that Non-Executive Director compensation should include equity-based compensation in order to further align Directors’ interests with the long-term interests of stockholders.
As part of its annual review, the Compensation Committee reviews and considers data provided by its independent compensation consultant regarding the amounts and type of compensation paid to non-management directors at the companies in the peer group used by the Compensation Committee for the assessment of executive compensation as well as general industry practices. The annual Board Deferred Stock Unit (“DSU”) Retainer and Lead Director Retainer were increased by $20,000 and $15,000, respectively, for fiscal 2025 as compared to fiscal 2024 after review of market data for the Company’s executive compensation peers (see “Compensation Discussion and Analysis—Comparative Market Data and Industry Trends”) prepared by the Compensation Committee’s independent consultant. The Committee’s annual review for fiscal 2026 resulted in the determination to make no changes to Non-Executive Director compensation for fiscal 2026.
During fiscal 2025, the Non-Executive Directors were Mmes. Ayotte (until November 20, 2024), Bancroft and Pessoa and Messrs. L.K. Murdoch, Aznar and Siddiqui. The annual retainers paid to Non-Executive Directors for service on the Board and its committees in fiscal 2025 are set forth in the table below.
Fiscal 2025 Annual Board and Committee Retainers

Board Cash Retainer	$100,000
Board DSU Retainer	$195,000
Lead Director Retainer	$50,000
Audit Committee Chair Retainer	$25,000
Compensation Committee Chair Retainer	$15,000
Nominating and Corporate Governance Committee Chair Retainer	$12,500
Audit Committee Member Retainer	$15,000
Compensation Committee Member Retainer	$10,000
Nominating and Corporate Governance Committee Member Retainer	$10,000
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DIRECTOR COMPENSATION
In addition to the annual cash retainers, we award our Non-Executive Directors DSUs as noted in the table above. DSUs are awarded on a quarterly basis on July 1, October 1, January 1 and April 1 of each year (or, if not a trading day, the first trading day following such date) (each, a “DSU Grant Date”). The number of DSUs awarded on each DSU Grant Date is based on the closing price of the Company’s Class A Common Stock on such DSU Grant Date. DSUs vest upon the earlier of (i) the July 1, October 1, January 1 or April 1 closest to the fifth anniversary of the DSU Grant Date (or, if not a trading day, the first trading day following such date) and (ii) the date of the Non-Executive Director’s end of service (or, if not a trading day, the first trading day following such date), at which time DSUs will be payable in cash based on the closing price of the Company’s Class A Common Stock on such vesting date. To further align the Non-Executive Directors’ compensation with total return to stockholders, the Non-Executive Directors receive dividend equivalents on unvested DSUs, which are represented by additional DSUs payable when the underlying award vests.

In addition, all Non-Executive Directors are reimbursed for reasonable travel and other out-of-pocket business expenses incurred in connection with attendance at meetings of the Board and its committees. We may invite spouses or family members of Non-Executive Directors to attend events associated with Board meetings or other Company-related events. To the extent costs for these activities and for any other personal benefits for a Non-Executive Director exceed $10,000 for the year, they are included in the “All Other Compensation” column in the table below.
The table below shows the total compensation paid during fiscal 2025 by the Company to each of the Non-Executive Directors who served during fiscal 2025.
Director Compensation for the Fiscal Year Ended June 30, 2025

Name	Fees Earned or Paid in Cash	Stock Awards(a)	All Other Compensation	Total
Lachlan K. Murdoch	$100,000	$204,065	$712,871(b)	$1,016,936
Kelly Ayotte(c)	$52,459	$80,421	$—	$132,880
José María Aznar	$137,500	$204,065	$—	$341,565
Natalie Bancroft	$120,000	$204,065	$—	$324,065
Ana Paula Pessoa	$125,000	$204,065	$—	$329,065
Masroor Siddiqui(d)	$209,212	$204,065	$—	$413,277
(a)
As the Company maintains a 52-53-week fiscal year ending on the Sunday nearest to June 30, each fiscal year may include three, four or five DSU Grant Dates. Fiscal 2025 included 52 weeks, and our Non-Executive Directors received four quarterly DSU grants during the fiscal year on July 1, 2024, October 1, 2024, January 2, 2025 and April 1, 2025. The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of DSUs granted during fiscal 2025, including dividend equivalents granted on all outstanding unvested stock awards, calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. For additional information on how we account for equity-based compensation, see Note 13 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 6, 2025. The aggregate number of equity awards outstanding as of fiscal year end for each Non-Executive Director appears in the table on page 25.

24 |   2025 Proxy Statement

DIRECTOR COMPENSATION
(b)
This amount reflects the incremental cost of certain security expenses provided to Mr. L.K. Murdoch, Chair of the Company. The Compensation Committee has determined that these expenses are reasonable, necessary and for the benefit of the Company and its stockholders upon consideration of the risks inherent in journalism, and the enhanced personal risk faced by the Chair given his unique public profile and prominent role in our industry and the geographies where the Company does business, as supported by the results of third-party security analyses.

(c)	Represents compensation for partial-year service as a Non-Executive Director; Ms. Ayotte’s service as a Director ended as of November 20, 2024.
(d)	Reflects partial-year service as Compensation Committee Chair from November 20, 2024.
Stock Ownership Guidelines for Non-Executive Directors
Pursuant to our Statement of Corporate Governance, Non-Executive Directors are required to own equity securities of the Company (including DSUs) equal in value to at least five times the amount of the Non-Executive Director’s annual cash retainer for service on the Board (i.e., $500,000 for fiscal 2025). Each Non-Executive Director has five years from his or her first election to the Board to comply with these guidelines. All Non-Executive Directors currently comply with the stock ownership guidelines.
The following table sets forth information with respect to the aggregate outstanding equity awards at the end of fiscal 2025 held by each of the Non-Executive Directors, which comprise unvested cash-settled DSUs.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(a)
Lachlan K. Murdoch	44,225
José María Aznar	44,225
Natalie Bancroft	44,225
Ana Paula Pessoa	44,225
Masroor Siddiqui	44,225
(a)	Ms. Ayotte, whose service on the Board ended as of November 20, 2024, did not hold any unvested stock awards as of the end of fiscal 2025.
 2025 Proxy Statement | 25

PROPOSAL 2:
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee has selected Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm to audit the books and accounts of the Company for the fiscal year ending June 30, 2026. E&Y has audited the books and records of the Company since the Company’s inception in 2013. In order to provide for continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. Further, in connection with the mandated rotation of our independent registered public accounting firm’s lead engagement partner, the Audit Committee is directly involved in the periodic selection of E&Y’s lead engagement partner.
At this time, the Audit Committee believes that the continued retention of E&Y is in the best interests of the Company and its stockholders, and is submitting the appointment of E&Y to the stockholders for ratification as a matter of good corporate governance. If this appointment is not ratified by our stockholders, the Audit Committee will reconsider its decision. A representative of E&Y is expected to be present at the Annual Meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.
Approval of the ratification of the selection of E&Y as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2026 requires the affirmative vote of a majority of the votes cast by the holders represented and entitled to vote thereon. Stockholders may vote “For,” “Against,” or “Abstain” with respect to Proposal 2. See “Information About the Annual Meeting—Voting Instructions and Information—What votes are required to approve each of the proposals?” for information with respect to the effect of abstentions and broker non-votes, if any.
FOR
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING
JUNE 30, 2026.

Fees Paid to Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm. Accordingly, the Audit Committee has appointed E&Y to perform audit and other permissible non-audit services for the Company and its subsidiaries. The Company has formal procedures in place for the pre-approval by the Audit Committee of all services provided by E&Y.
These pre-approval procedures are described below under “—Audit Committee Pre-Approval Policies and Procedures.”
The description of the fees for the services rendered to the Company and its subsidiaries by E&Y for fiscal 2025 and fiscal 2024 is set forth below.

	Fiscal 2025	Fiscal 2024
Audit Fees(a)	$20,886,000	$19,647,000
Audit-Related Fees(b)	522,000	487,000
Tax Fees(c)	2,615,000	2,597,000
All Other Fees(d)	300,000	263,200
Total Fees	$24,323,000	$22,994,200

(a)	Audit fees include fees rendered in connection with the annual audit of the Company’s consolidated financial
26 |   2025 Proxy Statement

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
statements as of and for fiscal 2025 and 2024; the audit of internal control over financial reporting as of June 30, 2025 and June 30, 2024 (as required by Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”)); statutory audits required internationally; and reviews of the Company’s unaudited consolidated interim financial statements included in the Company’s statutory and regulatory filings.
(b)
Audit-related fees relate principally to employee benefit plan audits, due diligence and attest services related to potential acquisitions and disposals, agreed-upon procedure reports, accounting consultations, reports on internal controls over certain distribution services provided to third parties and other services related to the performance of the audit or review of the Company’s consolidated financial statements.

(c)
Tax fees include fees for tax compliance and tax consultations for domestic and international operating units, including due diligence related to mergers and acquisitions, and tax valuation services, including transfer pricing and cost segregation studies.

(d)
All other fees comprise human capital services, including services related to global immigration, expatriate and employment taxes in Australia, and ESG pre-assessment and non-financial reporting services in Australia.

Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee. The Audit Committee’s policy provides for pre-approval of audit, audit-related, tax and certain other services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds, as well as certain other services, must be separately approved. The policy also provides that the Audit Committee can delegate pre-approval authority to any member of the Audit Committee provided that the decision to pre-approve is communicated to the full Audit Committee at its next meeting. The Audit
Committee has delegated this responsibility to the Chair of the Audit Committee. Management has also implemented internal procedures to ensure compliance with this policy. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.
As required by the Sarbanes-Oxley Act, all audit and non-audit services provided in fiscal 2025 and 2024 have been pre-approved by the Audit Committee in accordance with these policies and procedures. The Audit Committee also reviewed the non-audit services provided by E&Y during fiscal 2025 and 2024, and determined that the provision of such non-audit services was compatible with maintaining the auditor’s independence.
 2025 Proxy Statement | 27

REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the SEC under the Securities Act or the Exchange Act or incorporated by reference in any document so filed.
In accordance with its written charter, the Audit Committee, which consists entirely of independent Directors under the heightened independence standards applicable to audit committee members, assists the Board in its oversight of (i) the Company’s accounting and financial reporting processes and systems of internal control, including the audits of the Company’s financial statements and the integrity of financial statements, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm (E&Y) and the performance of the Company’s corporate auditors and corporate audit function, (iii) the Company’s compliance with legal and regulatory requirements involving financial, accounting and internal control matters, (iv) investigations into complaints concerning financial matters, (v) risks that have a significant impact on the Company’s financial statements, (vi) oversight of the Company’s ongoing Global Compliance Program and activities of the Company’s Compliance Steering Committee and (vii) the review, approval and ratification of transactions with related persons. The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. The Audit Committee provides an avenue of communication among management, the independent registered public accounting firm, the corporate auditors and the Board. Management has the primary responsibility for the preparation of the Company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent registered public accounting firm has the responsibility for the audit of those financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.
In discharging its oversight responsibility as to the audit process, the Audit Committee (i) obtained from the independent registered public accounting firm a formal written statement describing all relationships between the independent registered public accounting firm, the Company and individuals in financial reporting oversight roles at the Company that might bear on the independent registered public accounting firm’s independence and affirming its independence consistent with applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence, (ii) discussed with the independent registered public accounting firm, which documented the discussion, any relationships that may impact the firm’s objectivity and independence and (iii) considered whether the non-audit services provided to the Company by the independent registered public accounting firm are compatible with maintaining such firm’s independence. The Audit Committee reviewed with both the independent registered public accounting firm and the corporate auditors their identification of audit risks, audit plans and audit scope. The Audit Committee discussed with management, the independent registered public accounting firm and the corporate auditors the corporate audit function’s organization, responsibilities, budget and staffing.
The Audit Committee also discussed and reviewed with the independent registered public accounting firm all matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee met with each of the independent registered public accounting firm and the corporate auditors, both with management present and in private sessions without management present, to discuss and review the results of the independent registered public accounting firm’s audit of the financial statements, including the independent registered public accounting firm’s evaluation of the accounting principles, practices and judgments applied by management, the results of the corporate audit activities and the quality and adequacy of the Company’s internal controls.
The Audit Committee discussed the interim financial information contained in each of the quarterly earnings announcements with Company management and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements of the
28 |   2025 Proxy Statement

REPORT OF THE AUDIT COMMITTEE
Company as of and for the fiscal year ended June 30, 2025 with management and the independent registered public accounting firm.
At its meetings every quarter, the Audit Committee met with members of management, the independent registered public accounting firm and the corporate auditors to review the fiscal 2025 certifications provided by the CEO and the CFO under the Sarbanes-Oxley Act, the rules and regulations of the SEC and the overall certification process. At these meetings, management reviewed with the Audit Committee each of the Sarbanes-Oxley Act certification requirements including whether there were any (i) significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, involving management or other employees who have a significant role in the Company’s internal control over financial reporting.
The Audit Committee received reports from the Company’s General Counsel and Chief Compliance
Officer and the corporate auditors regarding the Company’s policies, processes and procedures relating to compliance with News Corporation’s Global Anti-Bribery and Anti-Corruption Policy and the activities of the Company’s Compliance Steering Committee.
Based on the above-mentioned review and discussions with management, the independent registered public accounting firm and the corporate auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2025, for filing with the SEC. The Audit Committee also appointed E&Y as the Company’s independent registered public accounting firm for fiscal 2026, and the Board concurred in such appointment.
THE AUDIT COMMITTEE:
Masroor Siddiqui (Chair)
José María Aznar
Ana Paula Pessoa
 2025 Proxy Statement | 29

PROPOSAL 3:
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act require that the Company provide our stockholders with the opportunity to approve, on an advisory, nonbinding basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the rules of the SEC.
As described in detail in the “Compensation Discussion and Analysis,” the Compensation Committee seeks to closely align the interests of our NEOs with those of the Company’s stockholders. The Company’s executive compensation program is designed to drive Company performance, ensure our compensation practices support growth for stockholders and attract, retain and motivate the top executive talent necessary for the Company’s success. The compensation framework designed by the Company emphasizes a pay-for-performance model, a focus on long-term growth and diversified performance metrics. The Compensation Committee believes that our compensation framework effectively aligns pay with individual and Company performance as further described beginning on page 36 under the heading “Aligning Compensation with Company Performance.” In addition, as described beginning on page 35 under the heading “Total Direct Compensation,” the compensation framework places a significant majority of the NEOs’ total direct compensation “at risk” and dependent upon performance, with a significant portion of total direct compensation tied to the Company’s long-term results and future stock price performance. The Company has also implemented a number of executive compensation practices, as described on page 37, which the Compensation Committee considers to be effective at driving performance and supporting long-term growth for our stockholders.
The Board recommends that stockholders indicate their support for the Company’s compensation of its NEOs. The vote on this resolution, commonly known as a “say-on-pay” resolution, is not intended to address any specific element of compensation but rather the overall NEO compensation program as described in this proxy statement. Although this vote is advisory and not binding on the Company or the Board, the Compensation Committee, which is responsible for developing and administering the Company’s executive compensation philosophy and program, will consider the results as part of its ongoing review of the Company’s executive compensation program.
Accordingly, we ask our stockholders to vote to approve the following resolution:
“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the “Summary Compensation Table” and the other related tables and disclosure.”
The Board of Directors has adopted a policy providing for annual say-on-pay advisory votes. Unless the Board of Directors modifies its policy on the frequency of holding say-on-pay advisory votes, the next say-on-pay advisory vote following the 2025 Annual Meeting will occur in 2026.
30 |   2025 Proxy Statement

PROPOSAL 3: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Approval of the advisory vote on the approval of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes cast by holders represented and entitled to vote thereon. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. See “Information About the Annual Meeting—Voting Instructions and Information—What votes are required to approve each of the proposals?” for information with respect to the effect of abstentions and broker non-votes, if any.
FOR	THE BOARD UNANIMOUSLY RECOMMENDS AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
 2025 Proxy Statement | 31

EXECUTIVE OFFICERS
The executive officers of the Company as of      are set forth in the table below. Unless otherwise specified, each holds the office indicated until his or her successor is chosen and qualified at the regular meeting of the Board to be held following the Annual Meeting, or at another meeting of the Board as appropriate.

Name	Age	Position with the Company
Robert J. Thomson	64	Chief Executive Officer
Lavanya Chandrashekar	53	Chief Financial Officer
David B. Pitofsky	60	General Counsel
Julian Delany	53	Chief Technology Officer
Ruth Allen	47	Chief Human Resources Officer

Information concerning Mr. Thomson can be found under “Proposal 1: Election of Directors.”
Lavanya Chandrashekar—Ms. Chandrashekar has served as the Company’s CFO since January 1, 2025. Ms. Chandrashekar previously served as Chief Financial Officer of Diageo plc, a global beverage alcohol company, from 2021 to September 2024, after serving as Global Head of Investor Relations from 2020 to 2021 and Chief Financial Officer, Diageo North America from 2018 to 2021. She has also held senior finance positions at the Procter & Gamble Company and Mondelēz International, Inc.
David B. Pitofsky—Mr. Pitofsky has served as the Company’s General Counsel since 2015. He also served as the Company’s Chief Compliance Officer from 2015 to 2023. Mr. Pitofsky served as a Deputy General Counsel for the Company from 2013 until 2015 and as the Company’s Deputy Chief Compliance Officer from 2013 until 2015. Mr. Pitofsky was previously a partner at Goodwin Procter LLP, a law firm, from 2005 to 2013. From 1996 to 2005, Mr. Pitofsky was an Assistant U.S. Attorney in the
Eastern District of New York, rising to the level of Deputy Chief of the Criminal Division.
Julian Delany—Mr. Delany has served as the Company’s Chief Technology Officer since June 30, 2025. He most recently served as Chief Technology Officer of News Corp Australia, a division of the Company, from 2020 to June 2025. Since joining News Corp Australia in 2012, he has also served as Managing Director of the company’s digital news, food and lifestyle network from 2015 to 2020 and General Manager of news.com.au, a digital-first newsroom, from 2012 to 2015. His prior experience also includes management roles at The Weather Channel.
Ruth Allen—Ms. Allen has served as the Company’s Chief Human Resources Officer since 2022. She previously served as Chief People Officer of News Corp Australia, a division of the Company, from 2018 to 2022. Her prior experience includes roles in human resources and learning and organizational development at Origin Energy, Thiess and Telstra.
32 |   2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
This section explains the Company’s compensation philosophy and summarizes the material components of our fiscal 2025 executive compensation program. Our named executive officers, or NEOs, for fiscal 2025 are:

Name	Title
Robert J. Thomson	Chief Executive Officer
Lavanya Chandrashekar(a)	Chief Financial Officer
David B. Pitofsky	General Counsel
Ruth Allen	Chief Human Resources Officer
Susan Panuccio(b)	Former Chief Financial Officer
David R. Kline(c)	Former Chief Technology Officer

(a)	Ms. Chandrashekar was appointed CFO effective January 1, 2025.
(b)	Ms. Panuccio served as CFO until January 1, 2025. For details, see “—Executive Summary—Leadership Transitions” below.
(c)
Mr. Kline served as Chief Technology Officer until June 29, 2025. Julian Delany was appointed Chief Technology Officer, effective June 30, 2025. For details, see “—Executive Summary—Leadership Transitions” below.

Executive Summary
Compensation Philosophy
The Compensation Committee has established an executive compensation program that seeks to support the creation of long-term growth and value for our stockholders through three key objectives:

Drive Company Performance	•	Emphasizes variable, performance-based compensation
	•	Includes a balance of short- and long-term compensation elements to motivate and reward superior performance without encouraging unnecessary and excessive risk-taking
Align Pay with Performance	•	Based on a mix of performance metrics to hold executives accountable for Company and individual performance
	•	Does not guarantee incentive compensation (bonuses or equity awards); payouts are determined based on achievement of rigorous performance targets
Attract, Retain and Motivate Leadership Talent	•	Designed to be competitive to attract and retain the highest quality talent
	•	Considers compensation practices and trends in relevant industries

Stockholder Feedback Informs the Executive Compensation Program
The Compensation Committee highly values stockholder input and is responsible for overseeing regular engagement and communications with our stockholders regarding our executive compensation program. The Compensation Committee carefully considers and incorporates feedback from stockholders into the Committee’s decision-making.
The Board views stockholder engagement as an area of priority and oversees the Company’s corporate governance engagement program, which includes discussion of executive compensation. In fiscal 2025, our outreach program included engagement with unaffiliated stockholders representing over 30% of the outstanding Class B Common Stock and over 60% of the outstanding Class A Common Stock. For more detail on the Company’s active stockholder outreach program, please refer to “Corporate Governance Matters—Stockholder Engagement.”
 2025 Proxy Statement | 33

COMPENSATION DISCUSSION AND ANALYSIS
Stockholders are invited to express their views to the Compensation Committee through the procedures described under “Corporate Governance Matters—Communicating with the Board.”
The annual say-on-pay advisory vote to approve the compensation of our NEOs also provides stockholders with an opportunity to communicate their views on our executive compensation program. At our 2024 annual meeting of stockholders, stockholders demonstrated their support of our executive compensation program with approximately 93.2% of the votes cast in favor of our advisory proposal to approve the compensation of our NEOs.
Upon consideration of the high percentage of votes cast in support of our say-on-pay proposal, along with additional feedback from engagement with stockholders and other considerations, the Compensation Committee determined to maintain the same general structure of our executive compensation program for fiscal 2025.
Leadership Transitions
Susan Panuccio departed her role as CFO on January 1, 2025, and was succeeded by Lavanya Chandrashekar.
In connection with her departure, Ms. Panuccio and the Company entered into a separation agreement that provided for Ms. Panuccio’s continued service as Senior Advisor through June 29, 2025, at which point her employment was terminated without cause. The separation agreement provided for the payment of those separation benefits set forth in the employment agreement between her and the Company dated May 11, 2023, except that Ms. Panuccio’s fiscal 2025 annual cash incentive was calculated based on actual performance results for the fiscal year (rather than based on target performance levels). For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”
In connection with Ms. Chandrashekar’s appointment as CFO, she and the Company entered into an employment agreement, effective as of January 1, 2025, for a term ending on January 1, 2028. For details regarding the terms of her employment agreement, see “Executive Compensation—Potential Payments upon Termination—Lavanya Chandrashekar.” Compensation details for each NEO are more fully described in the section titled “Executive Compensation.”
David R. Kline resigned as Chief Technology Officer to accept another role outside of the Company and left the Chief Technology Officer role effective June 29, 2025. In connection with his departure, Mr. Kline and the Company entered into a separation agreement that provided for Mr. Kline’s continued service as a Senior Advisor through August 31, 2025 to assist in the transition of duties to his successor. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of David R. Kline.”
On June 25, 2025, the Company announced the appointment of Julian Delany as Chief Technology Officer. In connection with such appointment, Mr. Delany and the Company entered into an employment agreement, dated as of June 20, 2025 and effective as of June 30, 2025, for a term ending on June 30, 2028.
Amended and Restated Employment Agreement with Chief Executive Officer
On June 20, 2025, the Board approved an extension of the term of the amended and restated employment agreement between the Company and Robert J. Thomson, such that the term will now expire on June 30, 2030. Mr. Thomson’s base salary, target annual cash incentive and target long-term equity incentive all remained unchanged at $3,000,000, $5,000,000 and $10,500,000, respectively. For more details, see “—Total Direct Compensation” below.
34 |   2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
Total Direct Compensation
The following table presents the total direct compensation (“Total Direct Compensation”) awarded to our NEOs for fiscal 2025. Total Direct Compensation differs from the amounts reported in the “Summary Compensation Table” as required by the SEC, and reflects the amounts the Compensation Committee considers most relevant in assessing and determining each NEO’s executive compensation opportunity for the fiscal year. Total Direct Compensation comprises the NEO’s annual base salary, target performance-based annual cash incentive and target performance-based long-term equity incentive, which was awarded in fiscal 2025 as performance stock units (“PSUs”) and restricted stock units (“RSUs”).
Mr. Thomson’s fiscal 2025 Total Direct Compensation was approximately 84% “at risk.” Mr. Thomson’s base salary has remained unchanged since July 2018 at $3,000,000, as has his target annual cash incentive at $5,000,000. Increases to Mr. Thomson’s Total Direct Compensation from July 2018 to date have been solely in the form of his target long-term equity incentive, which is “at risk” for both Company financial performance and stock price; it was increased by $1,000,000, $2,000,000 and $1,500,000 for fiscal 2020, fiscal 2023 and fiscal 2025, respectively. Pursuant to the terms of his employment agreement with the Company, dated June 20, 2025, at least $1,000,000 of Mr. Thomson’s annual long-term equity incentive target each year is earned solely based on the Company’s relative TSR performance.

In setting Total Direct Compensation for the NEOs, the Board and the Compensation Committee considered competitive compensation levels and trends, the Company’s recent financial performance and progress in advancing its long-term strategy, and the NEOs’ individual performance, leadership track record and compensation history.

Named Executive Officer	Base Salary	Target Annual Cash Incentive	Target Long-Term Equity Incentive	Total Direct Compensation
Robert J. Thomson	$3,000,000	$5,000,000	$10,500,000	$18,500,000
Lavanya Chandrashekar(a)	$1,400,000	$2,500,000	$2,600,000	$6,500,000
David B. Pitofsky	$1,400,000	$2,000,000	$2,100,000	$5,500,000
Ruth Allen	$825,000	$825,000	$1,000,000	$2,650,000
Susan Panuccio(b)	$1,700,000	$2,700,000	$2,850,000	$7,250,000
David R. Kline(c)	$1,076,400	$1,076,400	$1,000,000	$3,152,800
(a)
Ms. Chandrashekar was appointed CFO effective January 1, 2025. This table reflects her annual base salary and target annual cash incentive, both of which were pro-rated in fiscal 2025 to reflect such effective date. Upon her appointment, Ms. Chandrashekar received a one-time long-term equity incentive grant with the target amount reflected in the table. She was not granted a fiscal 2025 long-term equity incentive award.

(b)
Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”

(c)
Mr. Kline ceased to serve as Chief Technology Officer on June 29, 2025, and served as a Senior Advisor to the Company through August 31, 2025. For details, see “—Executive Summary—Leadership Transitions.”

 2025 Proxy Statement | 35

COMPENSATION DISCUSSION AND ANALYSIS
Aligning Compensation with Company Performance
The Compensation Committee is responsible for overseeing the Company’s executive compensation framework, which is designed to support Company performance, advance the execution of Company strategy and reward sustained value creation and responsible risk-taking.
Fiscal 2025 performance highlights include:
■
Fiscal 2025 full year revenues were $8.45 billion, a 2% increase compared to $8.25 billion in the prior year, driven by the Company’s core growth pillars, the Dow Jones, Digital Real Estate Services and Book Publishing segments.

■	Net income from continuing operations of $648 million increased 71% compared to $379 million in the prior year.
■	Total Segment EBITDA* was $1.42 billion, a 14% increase compared to $1.24 billion in the prior year.
■	Net cash provided by operating activities from continuing operations increased 9% to $978 million and free cash flow* increased 6% to $571 million.
■	In April 2025, the Company completed the sale of Foxtel Group to DAZN, which included the repayment of outstanding shareholder loans and receipt of a minority equity stake in DAZN of approximately 6%.
■
The Company continued to execute on our $1 billion stock repurchase program, authorized in September 2021, that includes both classes of common stock. In July 2025, the Company announced that the Board authorized a new $1 billion stock repurchase program, which is in addition to the 2021 stock repurchase program, and announced an intention to accelerate the pace of repurchases.

■
Dow Jones achieved record revenues for the full year of $2.33 billion, underpinned by higher professional information business revenues driven by growth of 15% at Risk & Compliance and 11% at Dow Jones Energy and higher digital circulation revenues.

■	REA Group posted record revenues for the full year of $1.25 billion, a 12% increase compared to the prior year, driven by continued strong Australian residential performance.
■	Book Publishing segment profitability increased 10% compared to the prior year, including a 5% increase in digital revenues driven by continued growth in audiobook sales.
In conjunction with the Board’s approval of the annual budget at the beginning of fiscal 2025, the Compensation Committee approved a financial target for the fiscal 2025 annual cash incentives, setting the midpoint of the target range for adjusted** Total Segment EBITDA at $1.615 billion, based on the Company’s annual budget and strategic plan. The Company achieved adjusted Total Segment EBITDA of $1.754 billion, resulting in a calculated 124.2% payout of the quantitative portion of the award. The Compensation Committee also evaluated each NEO’s achievements and contributions during fiscal 2025 to determine payouts of the qualitative portion of each NEO’s award ranging from 120% to 160%.
For the fiscal 2023-2025 PSUs, the Compensation Committee approved performance targets at the beginning of the performance period in conjunction with the Company’s long-range plan, setting the midpoints of the target ranges for cumulative adjusted** earnings per share (“EPS”) and cumulative adjusted** free cash flow (“FCF”) at $3.11 and $2.778 billion, respectively, and the target for total stockholder return (“TSR”) relative to the individual companies comprising the S&P 1500 Media Index at the 50th percentile. The Company achieved $2.13, $2.383 billion and the 81.9th percentile, respectively, during the performance period, resulting in a 93.8% overall payout for the fiscal 2023-2025 PSUs. For more information, please see “—Named Executive Officer Compensation—Payout of Fiscal 2023-2025 PSUs.”
*
Total Segment EBITDA and free cash flow are non-GAAP financial measures. For information on these metrics, as defined by the Company, including reconciliations to the most comparable GAAP measures, please see pages 41 and 48, respectively, of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 6, 2025.

36 |   2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
**
Consistent with the framework set in advance for the annual cash incentive program and the fiscal 2023-2025 PSUs, the Compensation Committee approved adjustments to performance metric calculations for purposes of determining payouts. These adjustments can result in either increases or decreases to achieved results and are intended to ensure that award payments reflect the underlying performance of the Company’s business and are not artificially inflated or deflated due to unusual events. Adjustments were made for gains or losses associated with the sale or purchase of property and/or businesses, litigation expenses, equity earnings, restructuring and impairment charges, currency fluctuations, other non-recurring or unusual items, and the tax impact and minority interest of the foregoing. The Compensation Committee reviews and approves all adjustments to ensure they are consistent with the Compensation Committee’s philosophy on executive pay.

NEO Compensation Program Practices
The Company’s executive compensation practices are designed to drive performance and support alignment with stockholders’ long-term interests:

What We Do
•	Majority of compensation is “at risk” - variable, performance-based compensation comprises significant majority of NEO compensation
•
Pay-for-performance philosophy - executive compensation is directly tied to Company and individual performance, with the majority of pay earned through the achievement of challenging goals aligned with Company strategy

•
Multiple performance metrics - balanced mix of diversified performance metrics measured over short- and long-term time horizons to incentivize and reward the achievement of multiple dimensions of our operational and long-term business strategy

•	Capped payouts of annual cash incentives and long-term equity incentives
•
Incorporation of ESG performance in incentive compensation - performance on ethics and compliance and other ESG objectives directly impacts NEO annual cash incentive payouts as a negative-only adjustment

•
Clawback policies triggered by certain accounting restatements and significant misconduct applicable to performance- and time-based incentive compensation granted to the NEOs and certain other employees

•	Stock ownership guidelines apply to all NEOs and Non-Executive Directors
•	Annual compensation risk assessment to ensure that compensation program does not encourage excessive risk-taking
•	Independent compensation consultant provides no other services to the Company
•	Regular stockholder feedback through annual say-on-pay vote and robust ongoing engagement program

What We Do Not Do
•	No guaranteed bonuses
•	No targeting of specific percentiles versus peers in setting compensation levels
•	No “single trigger” cash severance or automatic vesting of equity awards based solely upon a change in control of the Company
•	NEO employment agreements do not contain enhanced severance in the event of a change in control
•	No excise tax gross-ups or tax gross-ups on NEO perquisites
•	No hedging of Company stock held directly or received as equity compensation by Directors or employees, including the NEOs
•	No re-pricing of stock options or SARs without stockholder approval
•	No payment of dividend equivalents unless and until underlying performance- or time-based equity awards vest
•	No pension credit for years not worked; value of equity-based compensation not included in pension calculations

 2025 Proxy Statement | 37

COMPENSATION DISCUSSION AND ANALYSIS
Executive Compensation Practices
How Executive Compensation Decisions Are Made
The Compensation Committee reviews each NEO’s compensation terms at the beginning of the fiscal year, taking into account relevant factors including the nature and scope of the NEO’s role and responsibilities, leadership and management experience, individual contributions, Company performance, achievement of strategic objectives, market compensation levels and industry and geographic considerations (as further described below under “—Comparative Market Data and Industry Trends”), retention considerations, the terms of the NEO’s employment agreement, tenure, prior compensation and internal pay parity. The Compensation Committee also considers feedback from stockholders gathered through regular engagement and the results of the annual say-on-pay vote.
NEOs do not participate in the Compensation Committee’s deliberations or decisions regarding their own compensation. Management and the Compensation Committee’s independent compensation consultant assist the Compensation Committee in determining NEO compensation by providing data, analyses and recommendations. In addition, the CEO presents individual pay recommendations to the Compensation Committee for the other NEOs. These recommendations are based on their assessments of individual contributions, achievement of performance objectives and other factors. Following such review, the Compensation Committee approves the compensation terms for all NEOs other than the CEO, whose compensation terms are approved by the Board after considering the recommendation of the Compensation Committee.
Role of the Independent Compensation Consultant
During fiscal 2025, the Compensation Committee continued to retain Frederic W. Cook & Co., Inc. (“FW Cook”) as an independent compensation consultant. FW Cook serves as an objective third-party advisor to the Compensation Committee on compensation matters, assessing the reasonableness of compensation levels in comparison with those of similarly situated companies and evaluating the effectiveness of the executive compensation program in supporting the Company’s strategic objectives. FW Cook reports directly to the Compensation Committee, which may replace the consultant or hire additional consultants at any time. In fiscal 2025, FW Cook supported the Compensation Committee by (i) attending Compensation Committee meetings; (ii) providing advice on the Company’s executive and Non-Executive Director compensation programs, incentive plan designs and compensation governance policies; (iii) making recommendations regarding the formulation of our peer group; (iv) preparing and presenting analyses on compensation levels, including competitive assessments of the Company’s practices and policies; (v) evaluating the relationship between NEO pay and Company performance; and (vi) assisting the Company in preparing compensation-related materials and disclosure as requested by the Compensation Committee. FW Cook provided no other services to the Company.
In June 2025, the Compensation Committee considered FW Cook’s independence and the existence of potential conflicts of interest with FW Cook, including by considering the factors prescribed by Nasdaq listing rules and SEC rules. Based on such evaluation, the Compensation Committee determined that no conflict of interest exists.
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COMPENSATION DISCUSSION AND ANALYSIS
Named Executive Officer Compensation
Overview of Our Executive Compensation Program
The table below describes the objectives supported by each of our primary compensation elements, along with an overview of the key design features of each element.

Compensation Element	Key Features			How it Supports Our Compensation Philosophy
Base Salary	•	Provides a level of fixed pay appropriate to each executive’s role and responsibilities		•	Comprises a small portion of Total Direct Compensation, consistent with the Company’s pay-for-performance philosophy
	•	Reviewed annually by the Compensation Committee to ensure it remains appropriate		•	Competitive salary is necessary to attract and retain executive talent
Annual Cash Incentive	•	Two-thirds based on achievement of adjusted Total Segment EBITDA		•	Directly ties a significant portion of incentive compensation to achievement of a measurable financial goal aligned to budget
	•	One-third based on achievement of individual objectives		•	Rewards and promotes accountability for individual performance, including on strategic goals and ethics and compliance and other ESG objectives
Long-Term Equity Incentive	•	70% awarded as PSUs		•	Rewards long-term value creation based on achievement of specified performance targets
		○	Cliff vest after three-year performance period
		○	Payout range of 0-200% of target		• Aligns executives’ interests with the long-term interests of our stockholders
		○	Earned based on achievement on a balanced mix of metrics:
–40% on cumulative adjusted EPS
–40% on cumulative adjusted FCF
–20% on the Company’s relative TSR percentile*
		○	Tied to Company stock price		• Helps retain executives over a longer horizon
	•	30% awarded as RSUs		•	Supports talent attraction and retention by aligning to market practice
		○	Vest ratably over three years
		○	Tied to Company stock price

*
Pursuant to the terms of his employment agreement, at least $1,000,000 of Mr. Thomson’s aggregate long-term equity incentive target is to be earned solely based on the Company’s relative TSR performance. See also “—Payout of Fiscal 2023-2025 PSUs” and “—Grant of Fiscal 2025-2027 Long-Term Equity Incentive.” The balance of his long-term equity incentive is weighted as set forth in this table.

Base Salary
The Compensation Committee, in conjunction with its independent compensation consultant, annually reviews the NEOs’ base salaries and makes appropriate adjustments subject to the terms of individual employment agreements. Mr. Thomson’s base salary has remained unchanged since fiscal 2019.
Performance-Based Incentive Compensation
Consistent with the Company’s pay-for-performance philosophy, and to promote alignment with stockholders’ interests, the majority of each NEO’s compensation is paid via two performance-based incentive components: the annual cash incentive and the long-term equity incentive, awarded in the form of PSUs and RSUs. The Compensation Committee selects the performance metrics and sets the performance targets for both incentive components
 2025 Proxy Statement | 39

COMPENSATION DISCUSSION AND ANALYSIS
at the start of each performance period following the Board’s review of the Company’s annual budget and strategic plan. Performance targets are designed to be challenging yet reasonably achievable, in order to incentivize superior performance while maintaining focus on the Company’s long-term growth.
Fiscal 2025 Annual Cash Incentives
The Compensation Committee approved a framework for the NEOs’ annual cash incentives for fiscal 2025 that included a mix of quantitative and qualitative factors designed to support the achievement of critical operating goals of the Company’s businesses, while also recognizing and rewarding the NEOs’ individual contributions.
Annual cash incentive awards are based two-thirds on the achievement of adjusted Total Segment EBITDA, and one-third on a qualitative assessment of individual performance. Adjusted Total Segment EBITDA was retained as the financial performance metric because it is a key measure of Company profitability for which the NEOs have direct responsibility.
In determining the qualitative portion of the annual cash incentive, the Compensation Committee considers each NEO’s individual contributions toward the strategic leadership of the Company. The Compensation Committee also considered, in determining whether any reduction to the fiscal 2025 annual cash incentive was warranted:
■	management’s performance on ethics and compliance objectives, based on a recommendation from the Audit Committee; and
■
management’s performance on other ESG goals, based on a report from the Nominating and Corporate Governance Committee, which considered achievements in the categories of ESG governance, ESG communications, environment and sustainability, human capital and philanthropy.

Mr. Thomson’s target annual cash incentive has remained unchanged since fiscal 2019. The Board (in the case of Mr. Thomson) and the Compensation Committee (in the case of the other NEOs) approved the following target and maximum amounts for the fiscal 2025 annual cash incentives:

	Fiscal 2025 Annual Cash Incentive
Named Executive Officer	Target	Maximum
Robert J. Thomson	$5,000,000	$10,000,000
Lavanya Chandrashekar(a)	$1,236,264	$2,472,528
David B. Pitofsky	$2,000,000	$4,000,000
Ruth Allen	$825,000	$1,650,000
Susan Panuccio(b)	$2,700,000	$5,400,000
David R. Kline	$1,076,400	$2,152,800
(a)	Ms. Chandrashekar was appointed CFO effective January 1, 2025. Her fiscal 2025 target annual cash incentive was pro-rated to reflect such effective date.
(b)
Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”

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COMPENSATION DISCUSSION AND ANALYSIS
For fiscal 2025, the Compensation Committee set a target range for adjusted Total Segment EBITDA of $1.534 to $1.696 billion, based on the Company’s annual budget and strategic plan, that the Committee determined was challenging and appropriate. Consistent with its past practice, the Committee approved a target range, rather than a specific amount, to better maintain alignment of actual payouts with underlying performance. Performance within the target range results in a payout of 100% for the quantitative portion of the annual cash incentive; this payout is interpolated on a linear basis for performance that falls between the threshold level and the target range or between the target range and the maximum level.
As set forth below, the Company’s actual adjusted Total Segment EBITDA performance resulted in a payout of 124.2% pursuant to the performance curve previously established by the Compensation Committee for fiscal 2025.
Adjusted Total Segment EBITDA

200%
150%
100%
50%
0%
Payout
Maximum
$1.938B
Achieved
$1.754B
Target
$1.534B - $1.696B
Threshold
$1.292B
60%
80%
100%
120%
140%
Target Achievement

The Compensation Committee also considered each individual NEO’s significant and numerous contributions and strong leadership in the development and implementation of Company strategy. In assessing the NEOs’ performance after the conclusion of the fiscal year and determining the appropriate award amounts, the Compensation Committee acknowledged the following specific achievements:
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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Fiscal 2025 Achievements and Contributions
Robert J. Thomson Chief Executive Officer	•	Oversaw robust financial performance, with Total Segment EBITDA* up 14% and revenue up 2% for the fiscal year, strong free cash flow performance and a strong balance sheet
	•	Advanced the Company’s strategy of reinvestment in core growth pillars and continued simplification by orchestrating the successful divestiture of Foxtel Group to DAZN
	•	Continued the transformation of the Company’s asset mix to more digital and recurring revenues, resulting in improved revenue and proﬁt growth and higher returns on invested capital
	•	Diligently focused on digital revenue growth, with digital revenues again accounting for over 50% of total revenues
•
Drove the ongoing transformation of Dow Jones into an information services platform through investments in its B2B businesses, including the acquisition of Oxford Analytica and Dragonﬂy Intelligence and rollout of premium products. B2B profits accounted for a majority of Dow Jones’ profits

•
Led the global debate about the impact of generative artificial intelligence on media, as News Corp implements its historic, multi-year news content licensing deal with OpenAI; oversaw negotiations with Google, Amazon and Meta

	•	Played a pivotal role and led industry efforts to improve the terms of trade for intellectual property, driving incremental revenues from agreements with tech platforms, including Apple
	•	Has led the way in educating the public, regulators and investors globally about the dangers of the dominant tech platforms, culminating in societal debate and regulatory action around the world
	•	Continued to fashion the international debate about political bias in the advertising industry leading to effective boycotts against independent media
	•	Oversaw critical efforts to protect the Company’s valuable intellectual property from novel risks, including copyright infringement litigation with Perplexity and Brave Software
	•	Relentlessly focused on cost transformation in the News Media segment through initiatives such as the printing operations joint venture in the U.K. with DMG Media
•
Dow Jones continued to achieve record revenue and profitability, with revenues up 4% and Segment EBITDA up 8%, while surpassing 6 million subscriptions during the ﬁscal year, and 1 million bundle subscriptions

•
Expanded investment in the Digital Real Estate Services segment, where REA Group achieved record revenue and initiatives in mortgage finance have resulted in improved revenue despite difficult macro conditions

	•	Continued strong performance of the Book Publishing business which included growth in downloadable audiobooks driven by the streaming partnership with Spotify
	•	Oversaw a well planned succession process to identify a new Chief Financial Officer and seamlessly transition responsibilities
	•	Achieved an Investment Grade Credit rating across all key credit agencies during fiscal 2025, driven by improved asset mix and higher returns
	•	Improved capital returns through continued execution on the Company’s $1 billion stock repurchase program and delivery of ongoing dividends to shareholders
•
Oversaw ongoing engagement with stockholders leading up to the Company’s annual meeting, resulting in the overwhelming election of all the Company’s Director nominees and the defeat of a stockholder proposal, both in line with the Board’s recommendations

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Fiscal 2025 Achievements and Contributions
Lavanya Chandrashekar Chief Financial Officer	•	Seamlessly transitioned Chief Financial Officer responsibilities from her predecessor
	•	Oversaw robust financial performance, with Total Segment EBITDA* up 14% and revenue up 2% for the fiscal year, strong free cash flow performance and a strong balance sheet
	•	Advanced the Company’s strategy of reinvestment in core growth pillars and simplification by supporting the successful closing of the divestiture of Foxtel Group to DAZN
	•	Supported the businesses in relentless focus on digital revenue growth, with digital revenues again accounting for over 50% of total revenues
•
Supported Dow Jones in its transformation into an information services platform through investments in its B2B businesses, including the acquisition of Oxford Analytica and Dragonfly Intelligence and rollout of premium products

	•	Supported the continued performance of the Book Publishing business, which included growth in downloadable audiobooks driven by the streaming partnership with Spotify
	•	Achieved an Investment Grade Credit rating across all key credit agencies, driven by improved asset mix and higher returns
	•	Improved capital returns through continued execution on the Company’s $1 billion stock repurchase program and delivery of ongoing dividends to stockholders
David B. Pitofsky General Counsel	•
Oversaw critical legal efforts to enable the Company to capitalize on unprecedented opportunities from generative artificial intelligence while protecting its valuable intellectual property from novel risks, including through licensing agreements with Google and OpenAI and copyright infringement litigation with Perplexity and Brave Software

•
Managed global litigation strategy and docket, including civil lawsuits arising out of U.K. newspaper matters, antitrust litigation brought against HarperCollins and other publishers, antitrust litigation against OPIS, successfully settling that litigation in May 2025, subject to court approval, and responding to a grand jury subpoena issued to OPIS by the Department of Justice and civil investigative demand issued to OPIS by a state attorney general

•
Oversaw legal and compliance effort in connection with acquisitions and divestitures, commercial transactions and strategic relationships - including the divestiture of Foxtel Group to DAZN, acquisitions by Dow Jones of B2B businesses Oxford Analytica and Dragonfly Intelligence and the proposed acquisition by REA Group of Rightmove

•
Oversaw legal aspects of ongoing engagement with stockholders leading up to the Company’s annual meeting, resulting in the overwhelming election of all of the Company’s Director nominees and the defeat of a stockholder proposal, both in line with the Board’s recommendations

	•	Navigated the Company’s businesses through an evolving and increasingly complex regulatory environment
•
Managed enhancements to compliance protocols, procedures and training, with continued emphasis on a culture of compliance, measuring effectiveness of the compliance program and assessing compliance-related risks

•
Oversaw global data privacy program, including policies and procedures consistent with the Company’s Global Data Privacy Principles, and the embedding of data privacy standards and awareness throughout the Company’s operations and business

•
Oversaw legal and regulatory aspects of the Company’s programs and processes for cybersecurity, information governance and records retention, including in connection with SEC cybersecurity disclosure requirements

 2025 Proxy Statement | 43

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Fiscal 2025 Achievements and Contributions
•
Oversaw legal aspects of the development of AI technology governance, including the launch of Company-wide Global Principles for Trustworthy AI and updates to the Company’s Global Acceptable Use Policy

	•	Oversaw legal aspects of human resources matters, including labor and employment
	•	Oversaw legal efforts to enhance corporate governance
	•	Provided leadership in the Company’s focus on sustainability, including with respect to the Company’s annual ESG report and other sustainability disclosures
	•	Oversaw legal efforts in connection with the Company’s $1 billion stock repurchase program and delivery of ongoing dividends to stockholders
Ruth Allen Chief Human Resources Officer	•	Continued to provide strategic leadership and guidance to the Company’s diverse businesses in their ongoing change and optimization efforts
	•	Oversaw people and culture practices across the Company’s businesses
	•	Continued to enhance talent attraction, retention, development, succession planning and compensation strategies across the Company
	•	Continued to build the Company’s global talent mobility strategy to maximize the utilization of diverse talent world-wide
	•	Managed the succession and search process for the change in News Corp’s Chief Financial Officer
	•	Led the succession and search process for the change in News Corp’s Chief Technology Officer
	•	Oversaw people-related aspects of the sale of Foxtel Group to DAZN
	•	Continued to support and monitor the Company’s cultural and employee engagement strategies and outcomes
•
Guided and led the continued evolution of the Company’s health, safety and security program across its diverse risk profile, including the ongoing support of staff deployed to high-risk locations and enhanced programming supporting news-gathering employees covering traumatic events

	•	Increased the scope and effectiveness of the Company’s executive protection program to include the mitigation of more complex digital risks
	•	Led efforts to optimize and enhance the Company’s core people management technology strategy across the Company’s business units
	•	Progressed AI efforts across HR teams and the education of employees on adopting AI practices into their workflows
	•	Continued efforts to ensure the global property portfolio is strategically optimized to suit the Company’s evolving business needs
•
Oversaw sustainability efforts globally, including overseeing the Company’s long-standing Global Environmental Initiative, efforts to reduce operational carbon emissions toward the goal of achieving net zero carbon emissions by fiscal 2050 and preparations for global reporting regulations

	•	Led and managed philanthropy efforts in the communities in which employees live and work in line with the Company’s strategic giving pillars and causes resonant with the Company’s business units
	•	Continued to oversee and promote robust governance throughout the Company’s extensive benefits portfolio, including 401(k) and other retirement benefits
	•	Continued to oversee internal controls related to people-related compliance requirements

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COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Fiscal 2025 Achievements and Contributions
Susan Panuccio Former Chief Financial Officer	•	Oversaw robust financial performance, with Total Segment EBITDA* up 14% and revenue up 2% for the fiscal year, strong free cash flow performance and a strong balance sheet
	•	Advanced the Company’s strategy of reinvestment in core growth pillars and simplification by overseeing the successful negotiation of the divestiture of Foxtel Group to DAZN
•
Provided leadership and ongoing support to the Company’s diverse business units in their continued efforts shifting to drive digital revenue growth, with digital revenues again accounting for over 50% of total revenues

	•	Seamlessly transitioned Chief Financial Officer responsibilities and provided counsel to her successor on strategic and operational matters
•
Provided guidance and oversight to all business units in relentless focus on cost transformation in the News Media segment through initiatives such as the printing operations joint venture in the U.K. with DMG Media

	•	Provided guidance and support in implementing the Company’s historic, multi-year news content licensing deal with OpenAI
•
Maintained a disciplined approach to M&A within a broader capital allocation framework and remained focused on improved returns on invested capital through a combination of strong operating performance and disciplined capital allocation

	•	Achieved an Investment Grade Credit rating across all key credit agencies, driven by improved asset mix and higher returns
	•	Improved capital returns through continued execution on the Company’s $1 billion stock repurchase program and delivery of ongoing dividends to stockholders
	•	Continued to oversee efforts to strengthen internal controls and ensure SOX compliance across the Company’s businesses
•
Oversaw ongoing engagement with stockholders leading up to the Company’s annual meeting, resulting in the overwhelming election of all the Company’s Director nominees and the defeat of a stockholder proposal, both in line with the Board’s recommendations

David R. Kline Former Chief Technology Officer	•
Provided ongoing guidance and support to the Company’s business units to foster greater strategic alignment, strengthen partnerships, identify opportunities to collaborate and build a community of industry leading technology talent

	•	Continued to drive productivity savings through the delivery of shared technology services
	•	Continued to play a key role in identifying opportunities to drive incremental revenues from agreements with tech platforms and support efforts to improve the terms of trade
•
Continued to advance the Company’s digital strategy by focusing on innovative growth initiatives, leveraging partnerships and tech platforms, implementing Generative AI programs and remaining up to date with industry advancements

•
Continued to progress the Company’s multi-year critical hybrid cloud modernization program to advance the Company’s digital revenue opportunities, enable further growth, reduce tech debt and strengthen cyber security

	•	Drove further adoption of cutting-edge newsroom technology, NewsPress, that has been well received by the Company’s diverse newsrooms globally and nominated for global industry awards
	•	Provided leadership and facilitated collaboration through the ongoing development of video strategy, improving production workflows and building the tech ecosystem
	•	Provided guidance and support to progress the optimization of the Company’s global human resource management system

 2025 Proxy Statement | 45

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officer	Fiscal 2025 Achievements and Contributions
•
Furthered the development of a data mesh strategy designed to drive enhanced data sharing across business units, enabling shared intelligence for global analytics and audience data aggregation to power innovative advertising, marketing and personalization products

•
Continued to drive the alignment of cybersecurity initiatives and governance to monitor and mitigate risks associated with emerging technologies and platforms, including AI, the evolving tech landscape, competitor activity and vendors/suppliers/partners

*
Total Segment EBITDA is a non-GAAP financial measure. For information on this metric, as defined by the Company, including a reconciliation to the most comparable GAAP measure, please see page 41 of the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 6, 2025.

To calculate payouts of the NEOs’ fiscal 2025 annual cash incentives, the Compensation Committee determined that the Company’s adjusted Total Segment EBITDA was approximately $1.754 billion and, as a result, 124.2% of the quantitative portion of the annual cash incentives was achieved. In light of this achievement and the individual accomplishments described above, the Compensation Committee determined that the qualitative portion of the annual cash incentives were achieved in the amounts set forth below and approved fiscal 2025 annual cash incentive payouts for each of the NEOs other than Mr. Thomson, and the Compensation Committee recommended and the Board approved the payout for Mr. Thomson, each as set forth below.

	Fiscal 2025 Total Annual Cash Incentive
		Quantitative Performance			Qualitative Performance
Named Executive Officer	Target	2/3 of Target	Multiple	Subtotal A	1/3 of Target	Multiple	Subtotal B	Total
Robert J. Thomson	$5,000,000	$3,333,333	124.2%	$4,140,000	$1,666,667	160%	$2,666,667	$6,806,667
Lavanya Chandrashekar(a)	$1,236,264	$824,176	124.2%	$1,023,627	$412,088	150%	$618,132	$1,641,759
David B. Pitofsky	$2,000,000	$1,333,333	124.2%	$1,656,000	$666,667	140%	$933,333	$2,589,333
Ruth Allen	$825,000	$550,000	124.2%	$683,100	$275,000	130%	$357,500	$1,040,600
Susan Panuccio(b)	$2,700,000	$1,800,000	124.2%	$2,235,600	$900,000	140%	$1,260,000	$3,495,600
David R. Kline(c)	$1,076,400	$717,600	124.2%	$891,259	$358,800	120%	$430,560	$1,321,819

(a)	Ms. Chandrashekar was appointed CFO effective January 1, 2025. Her fiscal 2025 target annual cash incentive was pro-rated to reflect such effective date.
(b)
Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025. The separation agreement between Ms. Panuccio and the Company provided for the calculation of her fiscal 2025 annual bonus based on actual performance results for the fiscal year. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”

(c)	Mr. Kline ceased to serve as Chief Technology Officer on June 29, 2025, and served as a Senior Advisor through August 31, 2025. For details, see “—Executive Summary—Leadership Transitions.”
Grant of Fiscal 2025-2027 Long-Term Equity Incentive
Annual long-term equity incentives are generally granted each August 15. In August 2024, the Compensation Committee determined the target value of the fiscal 2025-2027 long-term equity incentive for each NEO, which was converted to a target number of units based on the closing price of the Company’s Class A Common Stock on August 14, 2024, the trading day immediately prior to August 15,
2024. Consistent with its past practice, the Compensation Committee determined to award a mix of performance- and time-based equity awards to the NEOs.
The target value of the awards granted to each of the then serving NEOs other than Mr. Thomson was granted approximately 70% in the form of PSUs based on the metrics outlined below and approximately 30% in the form of RSUs. For the award granted to Mr. Thomson, $1,000,000, or 9.5%, of the target value was granted in the form of PSUs
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COMPENSATION DISCUSSION AND ANALYSIS
based solely on the Company’s relative TSR performance, in line with the terms of his employment agreement. The remaining $9,500,000, or 90.5%, in target value was granted approximately 70% in the form of PSUs based on the metrics outlined below and approximately 30% in the form of RSUs. In connection with her appointment as CFO, the Compensation Committee granted a similar one-time long-term equity incentive award to Ms. Chandrashekar on January 15, 2025, which was also approximately 70% in the form of PSUs based on the metrics outlined below and approximately 30% in the form of RSUs. The Compensation Committee believes granting a mix of time-based and performance-based equity awards serves to focus the NEOs on the Company’s long-term success, while encouraging retention and deterring excessive risk-taking. The Company did not grant any options in fiscal 2025.
Payouts of the fiscal 2025-2027 PSUs will be determined based on the achievement of performance targets established by the Compensation Committee in August 2024 reflecting the Company’s long-range plan. The performance metrics and their respective weightings for the fiscal 2025-2027 PSUs are generally as follows:
■	40% based on cumulative adjusted EPS;
■	40% based on cumulative adjusted FCF; and
■
20% based on the Company’s three-year TSR percentile relative to the individual companies comprising the S&P 1500 Media Index (with a target of 50th percentile and performance curve consistent with prior years - see, e.g., page 49).

After the end of the performance period, the Compensation Committee will evaluate the Company’s actual performance against the targets set by the Compensation Committee at the start of the period and determine payouts for the NEOs using the following formula:

Final PSU awards will cliff vest on the August 15th following the completion of the three-fiscal-year performance period, subject generally to continued service through such date. RSUs granted to the NEOs will vest ratably in thirds on the first, second and third August 15th following the end of the fiscal year of grant, subject generally to continued service through such date.
Equity awards granted to all NEOs other than Mr. Thomson are settled net of taxes in shares of Class A Common Stock. Equity awards granted to Mr. Thomson are settled net of taxes in cash rather than stock pursuant to the Company’s policy of settling Directors’ equity awards in cash to address certain requirements of the Australian Securities Exchange (the “ASX”). The ultimate cash value realizable upon vesting of cash-settled awards remains subject to share price fluctuations.
Accordingly, PSUs granted to the NEOs are fully at risk for financial performance during the three-year performance period and for stock price performance until their vesting date. RSUs granted to the NEOs are fully at risk for stock price performance until their respective vesting dates.
 2025 Proxy Statement | 47

COMPENSATION DISCUSSION AND ANALYSIS
The Board (with respect to Mr. Thomson) and the Compensation Committee (with respect to the other NEOs) approved the target values resulting in the corresponding target units set forth below for the NEOs’ fiscal 2025-2027 PSUs and RSUs.

	Fiscal 2025-2027 Long-Term Equity Incentive Awards
Named Executive Officer	Target Value	Target PSUs	RSUs	Total
Robert J. Thomson	$10,500,000	282,266	105,157	387,423
Lavanya Chandrashekar(a)	$2,600,000	66,337	28,429	94,766
David B. Pitofsky	$2,100,000	54,239	23,243	77,482
Ruth Allen	$1,000,000	25,828	11,067	36,895
Susan Panuccio(b)	$2,850,000	73,610	31,546	105,156
David R. Kline(c)	$1,000,000	25,828	11,067	36,895
(a)	Represents a one-time long-term equity incentive granted in connection with Ms. Chandrashekar’s appointment as CFO in January 2025.
(b)
Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025. As a result, her fiscal 2025-2027 PSUs and a portion of her fiscal 2025-2027 RSUs were forfeited following her termination, pursuant to applicable agreements. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”

(c)
Mr. Kline resigned as Chief Technology Officer as of June 30, 2025 and as a result will forfeit his fiscal 2025-2027 long-term equity incentive award pursuant to applicable agreements. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of David R. Kline.”

The NEOs receive dividend equivalents on earned PSUs and RSUs, in order to further align our executive compensation with total return to stockholders. Such dividend equivalents are represented by additional PSUs or RSUs, as applicable, are subject to the same performance- and/or time-based vesting conditions as the underlying PSUs or RSUs and are payable when, and only to the extent that, the underlying PSUs or RSUs vest.
Payout of Fiscal 2023-2025 PSUs
The payout of the fiscal 2023-2025 PSUs was based on the achievement of performance targets established by the Compensation Committee in August 2022 for the three-year performance period that ended on June 30, 2025. The performance metrics and their respective weightings were the same as those established for the fiscal 2025-2027 PSUs, as follows:
■	40% based on cumulative adjusted EPS;
■	40% based on cumulative adjusted FCF; and
■	20% based on the Company’s three-year TSR percentile relative to the individual companies comprising the S&P 1500 Media Index.
48 |   2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
For the cumulative adjusted EPS and cumulative adjusted FCF metrics, performance within the target range results in a payout of 100% for that metric; the payout is interpolated on a linear basis for performance that falls between the threshold level and the target range or between the target range and the maximum level. The Company’s actual performance versus the performance curve established by the Compensation Committee for each metric over the three-year performance period is set forth below:

Based on such performance, the Compensation Committee determined the final payout multiplier on the fiscal 2023-2025 PSUs of 93.8%, as set forth below:

Metric	Metric Weighting	Target (Range)	Achieved	Payout Multiplier
Cumulative adjusted EPS	40%	$2.80 - $3.42	$2.13	18.1%
Cumulative adjusted FCF	40%	$2.500 - $3.056 billion	$2.383 billion	35.8%
Relative TSR percentile	20%	50th	81.9th	40.0%
				93.8%*
*	May not sum due to rounding.
The application of the payout multipliers to each NEO’s target shares resulted in vesting on August 15, 2025 as indicated below:

	Payout of Fiscal 2023-2025 PSUs
Named Executive Officer(a)	Target Shares(b)	Payout Multiplier	Final PSU Award
Robert J. Thomson(c)	306,105	93.8%	287,126
	54,660	200.0%	109,320
David B. Pitofsky	65,045	93.8%	61,012
Ruth Allen	18,582	93.8%	17,429
Susan Panuccio	95,657	93.8%	89,726
David R. Kline	19,702	93.8%	18,480
(a)
Ms. Chandrashekar did not receive fiscal 2023-2025 PSUs, which were granted prior to her appointment as CFO of the Company. Fiscal 2023-2025 PSUs vested per the terms of the respective separation agreements of Ms. Panuccio and Mr. Kline. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio” and “Executive Compensation—Potential Payments upon Termination—Departure of David R. Kline.”

(b)	Includes dividend equivalents, which vested at the same time and were subject to the same payout multiplier as the underlying award.
(c)
Target shares include $1,000,000, representing 9.5% of Mr. Thomson’s aggregate long-term equity incentive target, solely based on the Company’s relative TSR performance, pursuant to the terms of his employment agreement. After subtracting such amount, 70% of the balance of his long-term equity incentive was granted as PSUs that were weighted as described above.

 2025 Proxy Statement | 49

COMPENSATION DISCUSSION AND ANALYSIS
Retirement Benefits
The Company provides retirement benefits through a 401(k) plan as well as the News Corp Restoration Plan (the “Restoration Plan”), an unfunded nonqualified defined contribution plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the current NEOs. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Internal Revenue Code of 1986, as amended (the “Tax Code”). For additional information on the Restoration Plan, please see the “Nonqualified Deferred Compensation Table” and its accompanying footnotes and “Description of Restoration Plan” in the section titled “Executive Compensation” below.
Mr. Thomson is, and Ms. Panuccio was upon her termination of employment, also entitled to pension benefits accrued prior to the separation of the Company’s businesses from its former parent, 21st Century Fox, on June 28, 2013 (the “Separation”) under certain U.S.-qualified, U.K.-registered (qualified) and/or U.K. unfunded nonqualified defined benefit plans in connection with services rendered to 21st Century Fox. The liabilities for such benefits have been assumed by the Company, and following the Separation, there have been no further accruals under these arrangements. For additional information on these arrangements, please see the “Pension Benefits Table” and its accompanying footnotes, and “Description of Pension Benefits” in the section titled “Executive Compensation” below. Ms. Allen also has, and Ms. Panuccio had upon her termination of employment, accrued Australia-based superannuation benefits related to prior service outside the U.S.
Perquisites
The NEOs are provided with limited perquisites that the Compensation Committee believes are reasonable and consistent with the Company’s overall compensation philosophy. Perquisites constitute a small percentage of each NEO’s total compensation package. The perquisites received by each NEO in fiscal 2025 are reported as required in the “Summary Compensation Table” and its accompanying footnotes in the section titled “Executive Compensation” below.
Comparative Market Data and Industry Trends
The Compensation Committee considers compensation data and practices of a group of peer companies (the “Peer Group”), as well as current market trends and practices generally, in designing competitive and appropriate compensation packages for the NEOs. The Compensation Committee believes that a competitive executive compensation program is essential to attract and retain talented executives with the requisite skills and experience to successfully manage the Company’s businesses. The Compensation Committee considers both individual elements of compensation and total compensation of similarly situated executives at companies in the Peer Group. Given the Company’s diverse business portfolio, which is comprised of operating companies across multiple industries and markets, the Compensation Committee believes that strict “benchmarking” against the Peer Group does not provide a broad enough view for establishing executive compensation and it does not set compensation targets for the NEOs at a specific percentile of the Peer Group.
The Compensation Committee, with advice from its independent compensation consultant, annually reviews the Peer Group and approves updates to its composition as necessary to better reflect the Company’s competitive landscape and account for any corporate changes and reorganizations among the Peer Group.
The Company’s Peer Group is designed to include:
■	Companies with significant content production operations, including online/digital, print and television;
■
Companies of comparable financial size (the Company’s revenue and market capitalization were at the 58th and 51st percentiles, respectively, among the fiscal 2025 Peer Group at the time of its selection in February 2024);

■	Competitors for key executive level talent;
■	Companies with a significant portion of revenue generated outside the United States; and
■	Companies within the same General Industry Classification Standards (GICS) code as the Company.
50 |   2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
In reviewing the Peer Group, the Compensation Committee also considers the companies identified as the Company’s peers by proxy advisory firms.
In February 2024, the Compensation Committee reviewed the fiscal 2024 Peer Group with its independent compensation consultant and determined that with the removal of DISH Network Corporation, which ceased to be a separate publicly traded company following its acquisition by EchoStar in December 2023, it remained appropriate for fiscal 2025, appropriately reflecting the Company’s business operations and financial size.

Fiscal 2025 Peer Group
•	Booking Holdings Inc.	•	Omnicom Group Inc.
•	FactSet Research Systems Inc.	•	Paramount Global
•	Fox Corporation	•	Sirius XM Holdings Inc.
•	IAC Inc.	•	TEGNA Inc.
•	The Interpublic Group of Companies, Inc.	•	Thomson Reuters Corporation
•	Liberty Global Ltd.	•	Warner Bros. Discovery, Inc.
•	Netflix, Inc.	•	Zillow Group, Inc.
•	Nexstar Media Group, Inc.

The Compensation Committee reviewed the fiscal 2025 Peer Group with its independent compensation consultant and in June 2025 determined to (i) add CoStar Group, Inc., RELX PLC and S&P Global Inc. in an effort to maintain alignment with the factors set forth above; and (ii) remove TEGNA Inc., Netflix, Inc., Paramount Global and Warner Bros. Discovery, Inc., due to a difference in business focus and size following the sale of the Foxtel Group by the Company in April 2025 and after considering other announced external M&A activity.
Severance Arrangements
The current NEOs are each party to a negotiated employment agreement that provides for certain payments and benefits upon his or her separation from the Company. Such employment agreements and provisions relating to severance arrangements are more fully described under “Executive Compensation—Potential Payments upon Termination.”
None of the NEOs’ employment agreements provides benefits that are triggered in whole or in part solely by a change in control of the Company (i.e., the agreements do not provide automatic single trigger benefits).
The Company believes that providing appropriate severance benefits helps attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through confidentiality, non-competition and other restrictive covenants in the event of an executive’s termination.
Stock Ownership Guidelines for Executive Officers
The Compensation Committee has adopted stock ownership guidelines for the current NEOs, which require each executive officer to maintain a substantial stake in the Company to help promote a long-term focus and further align the interests of executives with those of other Company stockholders. The CEO’s stock ownership guideline is five times base salary, the CFO’s stock ownership guideline is two times base salary and each of the General Counsel’s, Chief Technology Officer’s and
Chief Human Resources Officer’s stock ownership guideline is one time base salary.
Directly held shares and unvested equity awards (whether cash- or stock-settled) count toward the stock ownership guidelines. Each executive officer has five years following appointment to a position that is subject to a stock ownership guideline to comply with such requirement. Each of the current NEOs currently complies with or is on track to comply with such NEO’s respective requirement.
 2025 Proxy Statement | 51

COMPENSATION DISCUSSION AND ANALYSIS
Clawback Policies
The Company has adopted compensation recoupment and clawback policies that authorize or require the Compensation Committee to recoup compensation paid to executive officers or other senior executives in certain circumstances.
The Compensation Committee adopted a clawback policy consistent with the requirements of Exchange Act Rule 10D-1 and the Nasdaq listing standards implementing such rule. Under such policy, certain incentive-based compensation awarded to covered executive officers is subject to mandatory recovery if the Company is required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement under the federal securities laws. The recovery of such compensation applies regardless of whether the covered executive officer engaged in misconduct or otherwise caused the need for the accounting restatement. Under this policy, the Compensation Committee will generally recoup any excess incentive-based compensation received within a look-back period of the three completed fiscal years immediately preceding the date on which the Company is required to prepare the accounting restatement that would not have been received under the restated results.In addition, the Company has adopted a secondary compensation recoupment policy providing the Compensation Committee with the authority to recoup performance-based cash incentive and time- and performance-based equity awards paid to the NEOs and certain other senior executives in the event of certain accounting restatements and in certain cases of significant misconduct, including any material misrepresentation or willful violation of law or Company policy, including, but not limited to, harassment, discrimination and/or retaliation, that caused or was reasonably likely to cause material financial, operational or reputational harm to the Company, to the extent permitted by governing law.
Securities Trading Policy and Prohibition on Hedging of News Corporation Stock
We maintain a securities trading policy governing the purchase, sale and other dispositions of our securities by directors, director emeriti, officers, employees, designated consultants and independent advisors, as well as their family members and/or controlled entities, that is designed to promote compliance with applicable securities laws that prohibit certain persons who are aware of material nonpublic information about a company from (i) trading in securities of that company or (ii) providing material non-public information to other persons who may trade on the basis of that information.
The policy also prohibits all Directors and employees, including the NEOs, from engaging in short sales of the Company’s securities and investing in Company-based derivative securities, including options, warrants, stock appreciation rights or similar rights whose value is derived from the value of the Company’s common stock. This prohibition includes, but is not limited to, trading in Company-based put or call option contracts, straddles and similar instruments designed to offset the risks of ownership of the Company’s securities. However, holding and exercising employee stock options, RSUs or other equity-based awards granted under the Company’s equity compensation plans is not prohibited.
In addition, the policy prohibits Directors and employees, including the NEOs, from hedging any Company securities that they hold directly or have received as equity compensation. A copy of our Securities Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K for the year ended June 30, 2025.
Equity Award Grant Practices
Equity awards are regularly granted to our NEOs and other senior employees on August 15 of each year. On occasion, equity awards may be granted outside of the annual cycle, including for purposes of new hires, promotions, recognition or retention. We do not currently grant stock options to our employees.
Material nonpublic information is not taken into account when determining the timing and terms of equity awards, and we do not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
52 |   2025 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE
The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and discussed it with the Company’s management. Based on the Compensation Committee’s review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2025.
THE COMPENSATION COMMITTEE:
Masroor Siddiqui (Chair)
Natalie Bancroft
RISKS RELATED TO COMPENSATION POLICIES AND PRACTICES
The Compensation Committee is responsible for reviewing the compensation policies and practices of the Company and its subsidiaries to determine whether they create risk-taking incentives that are reasonably likely to have a material adverse impact on the Company. At the direction of the Compensation Committee, members of senior management conducted a risk assessment involving the collection and review of information regarding pay practices and risk-mitigation factors at the Company. Following an analysis of the results of the risk assessment with the Compensation Committee, the Compensation Committee concluded that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Company’s compensation programs include features designed to discourage undue risk-taking by employees, including significant management discretion and oversight, a balance of annual and long-term incentives for senior executives, the use of multiple performance metrics which are generally set at the beginning of the performance period, award opportunities that are fixed or capped and recoupment provisions for certain incentive compensation granted to the NEOs and certain other senior executives in the event of certain financial restatements or misconduct.
 2025 Proxy Statement | 53

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth information with respect to total compensation for the Company’s NEOs for fiscal 2025, 2024 and 2023, respectively.

Name and Principal Position	Fiscal Year	Salary(a)	Stock Awards(b)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(c)	All Other Compensation(d)	Total
Robert J. Thomson	2025	$3,000,000	$10,039,381	$6,806,667	$233,539	$544,142	$20,623,729
Chief Executive Officer	2024	$3,000,000	$10,382,002	$6,166,667	$262,624	$518,413	$20,329,706
	2023	$3,000,000	$10,380,976	$5,426,667	$—	$496,944	$19,304,587
Lavanya Chandrashekar(e)	2025	$689,231	$2,601,721	$1,641,759	$—	$532,307	$5,465,018
Chief Financial Officer
David B. Pitofsky	2025	$1,400,000	$2,065,088	$2,589,333	$—	$163,073	$6,217,494
General Counsel	2024	$1,310,400	$1,947,167	$1,572,480	$—	$144,524	$4,974,571
	2023	$1,260,000	$1,874,244	$1,325,520	$—	$171,222	$4,630,986
Ruth Allen(f)	2025	$825,000	$978,769	$1,040,600	$—	$112,900	$2,957,269
Chief Human Resources Officer	2024	$785,827	$804,254	$918,391	$—	$107,452	$2,615,924
Susan Panuccio(g)	2025	$1,700,000	$2,809,473	$3,495,600	$13,626	$281,887	$8,300,586
Former Chief Financial Officer	2024	$1,700,000	$3,133,338	$3,240,000	$51,761	$244,118	$8,369,217
	2023	$1,540,000	$2,756,782	$2,442,000	$—	$274,264	$7,013,046
David R. Kline(h)	2025	$1,076,400	$980,522	$1,321,819	$—	$119,162	$3,497,903
Former Chief Technology Officer	2024	$1,040,000	$967,777	$1,092,000	$—	$93,224	$3,193,001

(a)
The amounts reported in this column represent base salaries paid to each of the NEOs for the applicable fiscal year as provided for in each of their respective employment agreements or compensation arrangements. Fiscal 2025, fiscal 2024 and fiscal 2023 each included 52 weeks.

(b)
The amounts set forth in the “Stock Awards” column represent the aggregate grant date fair value of stock awards, including dividend equivalents, granted during the applicable fiscal year calculated based on the probable outcome of performance conditions as of the date of grant in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assuming the maximum level of performance, the grant date fair value of the stock awards granted during fiscal 2025 would be: $17,154,233 for Mr. Thomson; $4,420,053 for Ms. Chandrashekar; $3,483,881 for Mr. Pitofsky; $1,648,656 for Ms. Allen; $4,740,646 for Ms. Panuccio and $1,651,554 for Mr. Kline. The actual value, if any, the executives will realize for these awards is a function of the value of the underlying shares if and when these awards vest and the level of attainment of the applicable performance targets. Please see the “Grants of Plan-Based Awards Table” below for more information regarding the stock awards granted in fiscal 2025. For additional information on how we account for equity-based compensation, see Note 13 to our consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on August 6, 2025.

(c)
In fiscal 2023, there was a decrease in pension value of $282,216 for Mr. Thomson and $151,391 for Ms. Panuccio. As a result, a change of $0 is reported in this column in accordance with SEC rules. Changes in pension value as reported in the “Summary Compensation Table” are theoretical as these amounts are calculated pursuant to SEC requirements and are based on a retirement assumption of age 60 and other assumptions used in preparing our consolidated financial statements for fiscal 2025, fiscal 2024 and fiscal 2023. The change from year to year in actuarial present value for each NEO’s accumulated pension benefits under the applicable Company pension plans is subject to market volatility and may not represent, nor does it affect, the value that a NEO will actually accrue under the Company’s pension plans during any given fiscal year. Changes in pension value are denominated in British pounds sterling, and have been converted into U.S. dollars using the average exchange rate for the applicable fiscal year. There were no above-market earnings or preferential earnings on any compensation that was deferred pursuant to a nonqualified deferred compensation plan or on any other basis that is not tax-qualified.

54 |   2025 Proxy Statement

EXECUTIVE COMPENSATION
(d)
“All Other Compensation” for fiscal 2025 is calculated based on the aggregate incremental cost to the Company of certain benefits and perquisites. To the extent the value of all perquisites and personal benefits did not exceed $10,000 in a given fiscal year for any NEO, such amounts are not disclosed below or in the table above as permitted under SEC rules. The amounts included in this column for fiscal 2025 comprise the following:

	Robert J. Thomson	Lavanya Chandrashekar	David B. Pitofsky	Ruth Allen	Susan Panuccio	David R. Kline
Perquisites
Tax planning services	$ —	$—	$—	$17,698(1)	$10,054(2)	$—
Other
Company contributions to 401(k) plan	$19,075	$14,538	$18,893	$18,566	$19,383	$19,173
Company contributions to Restoration Plan	$255,750	$17,769	$144,180	$76,636	$252,450	$99,989
Life insurance	$269,317(3)	$—	$—	$—	$—	$—
Relocation support	$—	$500,000(4)	$—	$—	$—	$—
Total	$544,142	$532,307	$163,073	$112,900	$281,887	$119,162

(1)	Represents tax planning services relating to Ms. Allen’s relocation from Australia to the United States in connection with her appointment as Chief Human Resources Officer.
(2)	Represents tax planning services relating to Ms. Panuccio’s relocation from Australia to the United States in connection with her appointment as CFO.
(3)	The life insurance premium provided to Mr. Thomson is a legacy benefit from his previous employment by 21st Century Fox in the U.K. in periods prior to the Separation.
(4)
Represents costs in connection with Ms. Chandrashekar’s relocation to the United States in connection with her appointment as CFO, effective January 1, 2025, pursuant to the terms of her employment agreement.

(e)
Ms. Chandrashekar was appointed CFO effective as of January 1, 2025. As a result, her fiscal 2025 base salary and annual cash incentive were pro-rated. Ms. Chandrashekar was not an NEO in fiscal 2023 or fiscal 2024 and therefore her compensation related to such fiscal years is not disclosed.

(f)	Ms. Allen was not an NEO in fiscal 2023 and therefore her compensation related to such fiscal year is not disclosed.
(g)
Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”

(h)
Mr. Kline was not an NEO in fiscal 2023 and therefore his compensation related to such fiscal year is not disclosed. Mr. Kline served as Chief Technology Officer until June 29, 2025. The amount set forth in the “Stock Award” column represents the grant date fair value of his full target fiscal 2025 long-term incentive award, a portion of which was forfeited upon his resignation. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of David R. Kline.”

 2025 Proxy Statement | 55

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table sets forth information with respect to grants of plan-based awards to the NEOs during fiscal 2025.

Name	Grant Date	Committee Action Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards	Grant Date Fair Value of Stock Awards(a)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Robert J. Thomson			$2,500,000	$5,000,000	$10,000,000
	8/15/2024(b)	8/7/2024				24,343	243,411	486,822		$6,227,427
	8/15/2024(b)	8/7/2024				18,303	36,603	73,206		644,213
	8/15/2024(b)	8/7/2024							104,319	2,877,118
	10/9/2024(c)					313	3,118	6,236		91,452
	10/9/2024(c)					267	530	1,060		22,360
	10/9/2024(c)								877	23,241
	4/9/2025(c)					340	3,384	6,768		102,768
	4/9/2025(c)					289	575	1,150		26,632
	4/9/2025(c)								909	24,170
										$10,039,381
Lavanya Chandrashekar(d)			$618,132	$1,236,264	$2,472,528
	1/15/2025(e)	11/7/2024				6,608	66,062	132,124		$1,810,892
	1/15/2025(e)	11/7/2024							28,311	780,251
	4/9/2025(c)					29	275	550		7,440
	4/9/2025(c)								118	3,138
										$2,601,721
David B. Pitofsky			$1,000,000	$2,000,000	$4,000,000
	8/15/2024(b)	8/7/2024				5,382	53,807	107,614		$1,376,598
	8/15/2024(b)	8/7/2024							23,059	635,967
	10/9/2024(c)					69	678	1,356		19,862
	10/9/2024(c)								186	4,930
	4/9/2025(c)					75	736	1,472		22,333
	4/9/2025(c)								203	5,398
										$2,065,088
Ruth Allen			$412,500	$825,000	$1,650,000
	8/15/2024(b)	8/7/2024				2,564	25,623	51,246		$655,539
	8/15/2024(b)	8/7/2024							10,980	302,828
	10/9/2024(c)					25	236	472		6,686
	10/9/2024(c)								110	2,916
	4/9/2025(c)					27	257	514		7,662
	4/9/2025(c)								118	3,138
										$978,769
Susan Panuccio(f)			$1,350,000	$2,700,000	$5,400,000
	8/15/2024(b)	8/7/2024				7,304	73,024	146,048		$1,868,246
	8/15/2024(b)	8/7/2024							31,295	863,116
	10/9/2024(c)					102	1,006	2,012		29,700
	10/9/2024(c)								274	7,261
	4/9/2025(c)					111	1,091	2,182		33,227
	4/9/2025(c)								298	7,923
										$2,809,473
David R. Kline(g)			$538,200	$1,076,400	$2,152,800
	8/15/2024(b)	8/7/2024				2,564	25,623	51,246		$655,539
	8/15/2024(b)	8/7/2024							10,980	302,828
	10/9/2024(c)					27	254	508		7,262
	10/9/2024(c)								148	3,923
	4/9/2025(c)					29	275	550		8,231
	4/9/2025(c)								103	2,739
										$980,522

(a)
Reflects the right to receive the U.S. dollar value of shares of Class A Common Stock (in the case of Mr. Thomson) or shares of Class A Common Stock (in all other cases), that may be earned upon vesting of the PSUs and RSUs, assuming, in the case of PSUs, the achievement of target performance levels (i.e., 100% of target PSUs) during the applicable performance period. See “Compensation Discussion and Analysis—Named

56 |   2025 Proxy Statement

EXECUTIVE COMPENSATION
Executive Officer Compensation—Grant of Fiscal 2025-2027 Long-Term Equity Incentive” for a discussion of the performance metrics applicable to the fiscal 2025-2027 PSUs.
(b)	Represents the fiscal 2025-2027 PSUs and RSUs. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2025-2027 Long-Term Equity Incentive.”
(c)	Represents dividend equivalents accrued on the fiscal 2023-2025, fiscal 2024-2026 and fiscal 2025-2027 PSUs and RSUs, as applicable.
(d)	Ms. Chandrashekar was appointed CFO as of January 1, 2025 and as a result, her fiscal 2025 annual cash incentive was pro-rated based on her service during the fiscal year.
(e)	Pursuant to the terms of her employment agreement, Ms. Chandrashekar was granted a one-time long-term incentive grant in connection her appointment as CFO.
(f)
Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025. As a result, the fiscal 2025-2027 PSUs and a portion of the fiscal 2025-2027 RSUs granted to her on August 15, 2024 as part of her fiscal 2025 long-term equity incentive award, along with dividend equivalents accrued thereon, were forfeited upon her termination. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of Susan Panuccio.”

(g)
Mr. Kline served as Chief Technology Officer until June 29, 2025. As a result, the fiscal 2025-2027 PSUs and a portion of the fiscal 2025-2027 RSUs granted to him on August 15, 2024 as part of his fiscal 2025 long-term equity incentive award, along with dividend equivalents accrued thereon, were forfeited upon his termination. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of David R. Kline.”

Outstanding Equity Awards Table
The following table sets forth information with respect to each of the NEOs’ outstanding equity awards as of the end of fiscal 2025.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested(a)	Market Value of Shares or Units of Stock That Have Not Vested(a)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(b)(c)
Robert J. Thomson	620,591	$18,263,993	903,126	$26,578,998
Lavanya Chandrashekar	28,429	$836,665	66,337	$1,952,298
David B. Pitofsky	110,179	$3,242,568	170,657	$5,022,436
Ruth Allen	46,451	$1,367,053	61,102	$1,798,232
Susan Panuccio	151,230	$4,450,699	187,668	$5,523,069
David R. Kline	50,228	$1,478,210	68,154	$2,005,772
(a)
Represents (i) cash-settled (for Mr. Thomson) or stock-settled (for all other NEOs) fiscal 2023-2025, fiscal 2024-2026 and fiscal 2025-2027 RSUs and dividend equivalents thereon; and (ii) cash-settled (for Mr. Thomson) or stock-settled (for all other NEOs) fiscal 2023-2025 PSUs and dividends equivalents thereon, which were subject to a performance period ending on June 30, 2025 and remained subject to time-based vesting through August 15, 2025. The respective vesting dates for RSUs that have not yet vested as of the end of fiscal 2025 are set forth below:

Name	Number of RSUs That Have Not Vested	Vesting Date(1)
Robert J. Thomson	105,157(2)	Ratably on 8/15/2025, 8/15/2026 and 8/15/2027
	75,257(3)	Ratably on 8/15/2025 and 8/15/2026
	43,731(4)	On 8/15/2025
Lavanya Chandrashekar	28,429(2)	Ratably on 8/15/2025, 8/15/2026 and 8/15/2027
David B. Pitofsky	23,243(2)	Ratably on 8/15/2025, 8/15/2026 and 8/15/2027
	16,631(3)	Ratably on 8/15/2025 and 8/15/2026
	9,293(4)	On 8/15/2025
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Name	Number of RSUs That Have Not Vested	Vesting Date(1)
Ruth Allen	11,067(2)	Ratably on 8/15/2025, 8/15/2026 and 8/15/2027
	11,760(3)	Ratably on 8/15/2025 and 8/15/2026
	6,195(4)	On 8/15/2025
Susan Panuccio	21,029(2)	Ratably on 8/15/2025 and 8/15/2026
	26,809(3)	Ratably on 8/15/2025 and 8/15/2026
	13,666(4)	On 8/15/2025
David R. Kline(5)	11,067(2)	Ratably on 8/15/2025, 8/15/2026 and 8/15/2027
	14,110(3)	Ratably on 8/15/2025 and 8/15/2026
	6,571(4)	On 8/15/2025
(1)	Underlying awarded units vest on the schedule shown with any associated accrued dividend equivalents vesting at the same time as the underlying RSUs to which they relate.
(2)	Represents unvested fiscal 2025-2027 RSUs.
(3)	Represents unvested fiscal 2024-2026 RSUs.
(4)	Represents unvested fiscal 2023-2025 RSUs.
(5)
Following his resignation and pursuant to the terms of his separation agreement, effective June 30, 2025, a portion of Mr. Kline’s fiscal 2024-2026 and fiscal 2025-2027 RSUs were forfeited. For details, see “Executive Compensation—Potential Payments upon Termination—Departure of David R. Kline.”

(b)	Calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 27, 2025, the last trading day of fiscal 2025, of $29.43.
(c)
Represents cash-settled (for Mr. Thomson) or stock-settled (for all other NEOs) PSUs, including dividend equivalents accrued thereon, which remain subject to performance criteria and have not yet vested as of the end of fiscal 2025. In accordance with SEC guidance, the number of shares presented is based on the assumption that the PSUs will vest based on the achievement of the target (for fiscal 2025-2027 PSUs) or maximum (for fiscal 2024-2026 PSUs) performance level, based on the trending performance of the PSUs as of the end of fiscal 2025. The number of PSUs, if any, ultimately earned by the NEO will depend on the actual performance level achieved by the Company for the applicable performance period. The respective performance periods and vesting dates for PSUs that remain subject to performance criteria and have not yet vested as of the end of fiscal 2025 are set forth below:

Name	Number of PSUs That Have Not Vested(1)	Performance Period	Vesting Date
Robert J. Thomson	282,266(1)	7/1/2024 to 6/30/2027	8/15/2027
	620,860(2)	7/1/2023 to 6/30/2026	8/15/2026
Lavanya Chandrashekar	66,337(1)	7/1/2024 to 6/30/2027	8/15/2027
David B. Pitofsky	54,239(1)	7/1/2024 to 6/30/2027	8/15/2027
	116,418(2)	7/1/2023 to 6/30/2026	8/15/2026
Ruth Allen	25,828(1)	7/1/2024 to 6/30/2027	8/15/2027
	35,274(2)	7/1/2023 to 6/30/2026	8/15/2026
Susan Panuccio	187,668(2)	7/1/2023 to 6/30/2026	8/15/2026
David R. Kline(3)	25,828(1)	7/1/2024 to 6/30/2027	8/15/2027
	42,326(2)	7/1/2023 to 6/30/2026	8/15/2026
(1)	Represents unvested fiscal 2025-2027 PSUs. See “Compensation Discussion and Analysis—Named Executive Officer Compensation—Grant of Fiscal 2025-2027 Long-Term Equity Incentive” for details.
(2)	Represents unvested 2024-2026 PSUs.
(3)	Following his resignation, Mr. Kline’s fiscal 2025-2027 and fiscal 2024-2026 PSUs were forfeited.
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Option Exercises and Stock Vested Table
The following table sets forth information with respect to each vesting of stock, including PSUs and RSUs, for each of the NEOs during fiscal 2025.

	Stock Awards
Name(a)	Number of Shares Acquired on Vesting(b)	Value Realized on Vesting
Robert J. Thomson	409,465	$11,186,584
David B. Pitofsky	81,769	$2,233,929
Ruth Allen	15,474	$422,750
Susan Panuccio	115,273	$3,149,258
David R. Kline	37,214	$1,016,686
(a)	Ms. Chandrashekar was appointed CFO as of January 1, 2025 and did not have any stock awards vest during fiscal 2025.
(b)
Represents cash-settled PSUs and RSUs (for Mr. Thomson and for Ms. Allen’s fiscal 2022-2024 awards, which were granted prior to her appointment as Chief Human Resources Officer, and cash-settled pursuant to the Company’s policy of settling equity awards to employees in certain countries in cash to address certain requirements of local laws) and stock-settled PSUs and RSUs (in all other cases) comprising the fiscal 2022-2024 PSU award and a portion of the fiscal 2024-2026, fiscal 2023-2025 and fiscal 2022-2024 RSU awards, and dividend equivalents on such awards, all of which vested on August 15, 2024.

Pension Benefits Table
The following table sets forth information with respect to each Company defined benefit plan that provides payments in connection with retirement with respect to each of the NEOs at the end of fiscal 2025.

Name(a)	Plan Name	Number of Years Credited Service(b)	Present Value of Accumulated Benefit(c)	Payments During Last Fiscal Year
Robert J. Thomson	News International Pension and Life Assurance Plan for Senior Executives	6	$1,083,738	—
	News International Unapproved Pension and Life Assurance Plan	6	$739,184	—
	Employer-Financed Retirement Benefits Scheme	5	$1,579,903	—
Susan Panuccio	News International Pension and Life Assurance Plan for Senior Executives	2	$535,038	—
(a)
The NEOs other than Mr. Thomson and Ms. Panuccio do not participate in the Company’s pension plans. Ms. Panuccio served as CFO until January 1, 2025, before serving as a Senior Advisor to the Company until June 29, 2025.

(b)
Reflects years of credited service as of the time each respective plan was frozen to future benefit accruals. Each of Mr. Thomson actually has, and Ms. Panuccio actually had upon her termination of employment, 23 years of service with the Company.

(c)
Calculated assuming commencement of benefits at age 60, using a discount rate of 5.56% in the case of the Registered Plan (as defined below) and 5.65% in the case of the Supplementary Plan (as defined below) and the EFRBS (as defined below), with a retail price index inflation assumption of 3.00% and a mortality assumption of SAPS with a 1.25% per annum long-term rate of improvement. Pension and retirement benefits are denominated in British pounds sterling, and have been converted into U.S. dollars using the spot exchange rate as of June 27, 2025, the last trading day of fiscal 2025, which was 1 USD = 0.7291 GBP, as reported on Bloomberg.

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Description of Pension Benefits
Mr. Thomson and Ms. Panuccio accrued pension benefits under Company-sponsored plans in connection with their employment in periods prior to the Separation by News International and News UK, divisions of the Company which at the time were divisions of the Company’s former parent. The News International Pension and Life Assurance Plan for Senior Executives (the “Registered Plan”) provides select U.K. executives with pension benefits for services rendered. The Registered Plan was frozen to future benefit accruals effective March 31, 2011 and benefits are determined using formulas that were based on the period of employment through such date. The applicable formula for Mr. Thomson and Ms. Panuccio was an annual benefit accrual of 1/45th of pensionable salary (limited to the pension salary cap where applicable) and is payable at age 60 in the form of a member annuity plus a 50% survivor annuity. The benefit at retirement is adjusted annually in payment for inflation as measured by the lesser of the change in the consumer price index or retail price index, subject to a cap of 5%.
Mr. Thomson also has an accrued benefit in the News International Unapproved Pension and Life
Assurance Plan (the “Supplementary Plan”). The Supplementary Plan is a non-registered plan that provides benefits that were not available in the Registered Plan as a result of the application of the U.K. statutory earnings cap and was also frozen to future benefit accruals effective March 31, 2011. Upon Mr. Thomson’s transfer to the U.S. in 2008, the Company extended to Mr. Thomson benefits through the Employer-Financed Retirement Benefits Scheme (the “EFRBS”) equivalent to the benefit amounts provided by the Registered Plan and the Supplementary Plan. The EFRBS is subject to Section 409A of the Tax Code, and the full commuted value of the EFRBS benefit is payable as a single lump sum upon separation of employment. The EFRBS was frozen as of June 30, 2013 for future service.
The Registered Plan and the EFBRS provide for a 4% per year reduction in benefits for each year before age 60 that the executive retires.
Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.
Nonqualified Deferred Compensation Table
Certain highly compensated employees are eligible to participate in the Restoration Plan. The following table sets forth information with respect to the Restoration Plan at the end of fiscal 2025.

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(a)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(b)
Robert J. Thomson	—	$255,750	$519,117	—	$4,703,904
Lavanya Chandrashekar	—	$17,769	$671	—	$18,440
David B. Pitofsky	—	$144,180	$207,023	—	$1,789,329
Ruth Allen	—	$76,636	$20,947	—	$170,797
Susan Panuccio	—	$252,450	$254,184		$2,077,308
David R. Kline	—	$99,989	$72,567	—	$618,785
(a)	Amounts reported in this column are included in the “All Other Compensation” column of the “Summary Compensation Table” for fiscal 2025.
(b)
Amounts reported in this column include the following amounts that were reported as compensation to the NEOs in the “Summary Compensation Table” in the Company’s previous proxy statements: $2,712,742 for Mr. Thomson; $996,195 for Mr. Pitofsky; $61,650 for Ms. Allen; $1,198,334 for Ms. Panuccio; and $74,647 for Mr. Kline.

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Description of Restoration Plan
The Restoration Plan is a nonqualified unfunded defined contribution retirement plan maintained for the benefit of certain management and other highly compensated employees of the Company, including the current NEOs. The Restoration Plan provides participants with retirement benefits which would have become payable under the Company’s traditional qualified retirement plans but for limitations imposed by the Tax Code.
Under the Restoration Plan, participants whose employer contributions under the Company’s qualified retirement plans are limited by the Tax Code are eligible to receive an amount credited to their account equal to 5.5% of their compensation in excess of the compensation limits of the Tax Code, subject to a compensation cap of $5,000,000 for each of the currently participating NEOs. The amounts credited to each participant’s account are fully vested following attainment of two years of service with the Company. Participants in the plan have the ability to direct their assets into the same fund choices available through the Company’s U.S. qualified retirement plans. Amounts in a participant’s account will be credited with gains and losses associated to the participant’s fund elections. Participants will receive distributions of vested benefits upon termination of employment in accordance with the payment schedule set forth under the plan rules.
Potential Payments upon Termination
The NEOs’ employment agreements provide for certain payments and benefits upon their respective separations from the Company. These provisions are summarized below. Furthermore, the Company’s equity award agreements include certain termination-related vesting provisions.
Robert J. Thomson
Mr. Thomson is party to an amended and restated employment agreement with the Company, dated as of June 20, 2025 (the “Thomson Agreement”).
The term of the Thomson Agreement extends through June 30, 2030. Pursuant to the Thomson Agreement, Mr. Thomson will receive a base salary at an annual rate of $3,000,000 and is eligible to receive a performance-based annual bonus with a target of $5,000,000.
Mr. Thomson is also eligible to receive annual grants of long-term equity incentive awards with a target value of $9,000,000 for fiscal 2024 and $10,500,000 beginning with fiscal 2025, provided that at least $1,000,000 of such target value will be solely based on the Company’s relative TSR performance.
Mr. Thomson is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Thomson Agreement and his currently outstanding equity award agreements, during any period that Mr. Thomson fails to perform his duties as a result of incapacity and disability due to physical or mental illness, or if Mr. Thomson is terminated by reason of his death, Mr. Thomson (or his surviving spouse or other designee or the legal representative of his estate) is entitled to:
■	continue to receive his full base salary until Mr. Thomson returns to his duties or until one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs, provide that if termination due to death or qualifying disability occurs beyond the last day of the first fiscal year of the applicable performance period, (i) in the event of death, his estate will receive the cash value of shares of the Company’s Class A Common Stock as soon as practicable, based on the projected performance of the Company, as determined by the Company, for all awards with less than one year remaining in the performance

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period, and based on target level performance otherwise, and (ii) in the event of a qualifying disability, he will receive the cash value of shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s), and for RSUs, provide for immediate vesting of all outstanding unvested RSUs in the event of his death and continued vesting of outstanding RSUs for a period of three years in the event of his permanent disability.
The Company may terminate Mr. Thomson’s employment if, as a result of his incapacity and disability due to physical or mental illness, he fails to perform his duties for one year.
If Mr. Thomson’s employment is terminated by the Company for cause or if he resigns other than for good reason, Mr. Thomson will be entitled to receive:
■	his full base salary through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Thomson Agreement, the term “cause” means Mr. Thomson’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the Thomson Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Thomson Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
Under the applicable equity award agreements, in the event of a “retirement,” defined as the resignation or termination of employment after attainment of age 60 with 10 years of service, Mr. Thomson would be entitled to the cash value of shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) for any outstanding PSUs for which Mr. Thomson was employed beyond the last day of the first fiscal year of the applicable performance period and continued vesting of outstanding RSUs for three years post-termination.
If Mr. Thomson’s employment is terminated by the Company other than for cause, death or disability, or by Mr. Thomson for good reason, Mr. Thomson will be entitled to receive:
■	his base salary and annual bonus for two years after the date of termination, with the annual bonus based on Mr. Thomson’s then-current annual bonus target;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■	continued vesting of equity awards granted to him prior to the date of termination in the same manner as though he continued to be employed for two years after the date of termination.
For purposes of the Thomson Agreement, the term “good reason” generally means (i) a material breach of the Thomson Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Thomson is required to be based and essentially render services in other than the New York City metropolitan area at the Company’s principal offices in such area or (iii) a material diminution in Mr. Thomson’s job description, title, authority, duties or responsibility. If, after the expiration date of the Thomson Agreement, Mr. Thomson is not offered a new employment agreement by the Company on terms at least as favorable as those in the Thomson Agreement and Mr. Thomson is subsequently terminated without cause, he will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Thomson Agreement) and he will be eligible to
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continue to vest in any equity awards granted to him during the term of his employment.
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Mr. Thomson (or the legal representative of his estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
Lavanya Chandrashekar
Ms. Chandrashekar is party to an employment agreement with the Company, dated as of November 7, 2024 (the “Chandrashekar Agreement”), which became effective on January 1, 2025.
The term of the Chandrashekar Agreement extends through January 1, 2028. Pursuant to the Chandrashekar Agreement, Ms. Chandrashekar receives a base salary at an annual rate of not less than $1,400,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $2,500,000 and annual grants of long-term equity incentive awards with a target value of not less than $2,600,000.
Ms. Chandrashekar is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Chandrashekar Agreement and her currently outstanding equity award agreements, if Ms. Chandrashekar is terminated by reason of her death, her surviving spouse or other designee or the legal representative of her estate is entitled to:
■	continue to receive her full base salary for one year following her termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the then current target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year; and

■
per the terms of applicable award agreements, immediate vesting of all outstanding unvested RSUs and vesting of outstanding PSUs for which she was employed beyond the last day of the first fiscal year of the applicable performance period based on projected actual performance for any PSUs with less than one year remaining in the performance period and based on target performance for all other such PSUs.

During any period that Ms. Chandrashekar fails to perform her duties as a result of incapacity and disability due to physical or mental illness, Ms. Chandrashekar is entitled to continue to receive her full base salary and benefits for up to one year until Ms. Chandrashekar returns to her duties or her employment is terminated by the Company pursuant to the Company’s right to terminate Ms. Chandrashekar’s employment if, as a result of her incapacity and disability due to physical or mental illness, she has been absent from her duties for seven months and is unable to provide the Company with a note from her treating physician that provides for a definite and reasonable return to work date.
If Ms. Chandrashekar’s employment is terminated by the Company as described in the foregoing sentence, Ms. Chandrashekar is entitled to:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year; and

■
vesting and payment of her outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs provide that if Ms. Chandrashekar’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period, she will receive shares

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of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) and for RSUs provide for continued vesting for a period of three years following such termination.
If Ms. Chandrashekar’s employment is terminated by the Company for cause or if she resigns other than for good reason, Ms. Chandrashekar will be entitled to receive:
■	her full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Chandrashekar Agreement, the term “cause” means Ms. Chandrashekar’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out her duties under the Chandrashekar Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Chandrashekar Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of her job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) abuse of illegal drugs.
If Ms. Chandrashekar’s employment is terminated by the Company other than for cause, death or disability, or by Ms. Chandrashekar for good reason, Ms. Chandrashekar will be entitled to continue to receive:
■	her then current base salary and annual bonus for two years following the date of termination, in each case with the annual bonus payment(s) based on the then current annual bonus target;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■	a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year;
■	continued vesting of equity awards granted to her prior to the date of termination in the same manner as though she continued to be employed for two years after the date of termination; and
■
Company-paid premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for her and her eligible dependents for up to the successive 18 months following the date of termination.

For purposes of the Chandrashekar Agreement, the term “good reason” generally means (i) a material breach of the Chandrashekar Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Ms. Chandrashekar is required to be based and primarily render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Ms. Chandrashekar’s duties thereby diminishing her role. If, following the completion of the term, Ms. Chandrashekar is not offered a new employment agreement by the Company on terms at least as favorable as those in the Chandrashekar Agreement and Ms. Chandrashekar is subsequently terminated without cause, she will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Chandrashekar Agreement).
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Ms. Chandrashekar (or the legal representative of her estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
David B. Pitofsky
Mr. Pitofsky is party to an amended and restated employment agreement with the Company, dated as of May 8, 2024, which became effective on July 1, 2024 (the “Pitofsky Agreement”).
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The term of the Pitofsky Agreement extends through June 30, 2028. Pursuant to the Pitofsky Agreement, Mr. Pitofsky receives a base salary at an annual rate of not less than $1,400,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $2,000,000 and annual grants of long-term equity incentive awards with a target value of not less than $2,100,000.
Mr. Pitofsky is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank.
Pursuant to the Pitofsky Agreement and his currently outstanding equity award agreements, if Mr. Pitofsky is terminated by reason of his death, his surviving spouse or other designee or the legal representative of his estate is entitled to:
■	continue to receive his full base salary for one year following his termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
per the terms of applicable award agreements, immediate vesting of all outstanding unvested RSUs and vesting of outstanding PSUs for which he was employed beyond the last day of the first fiscal year of the applicable performance period based on projected actual performance for any PSUs with less than one year remaining in the performance period and based on target performance for all other such PSUs.

During any period that Mr. Pitofsky fails to perform his duties as a result of incapacity and disability due to physical or mental illness, Mr. Pitofsky is entitled to continue to receive his full base salary and benefits for up to one year until Mr. Pitofsky returns to his duties or his employment is terminated by the Company pursuant to the Company’s right to terminate Mr. Pitofsky’s employment if, as a result of his incapacity and disability due to physical or mental illness, he has been absent from his duties for seven months and is unable to provide the Company with a note from his treating physician that provides for a definite and reasonable return to work date.
If Mr. Pitofsky’s employment is terminated by the Company as described in the foregoing sentence, Mr. Pitofsky is entitled to:
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year; and

■
vesting and payment of his outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs, provide that if Mr. Pitofsky’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period he will receive shares of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) and for RSUs provide for continued vesting for a period of three years following such termination.

If Mr. Pitofsky’s employment is terminated by the Company for cause or if he resigns other than for good reason, Mr. Pitofsky will be entitled to receive:
■	his full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Pitofsky Agreement, the term “cause” means Mr. Pitofsky’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime
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EXECUTIVE COMPENSATION
involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out his duties under the Pitofsky Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Pitofsky Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or deceit in the performance of his job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) abuse of illegal drugs.
If Mr. Pitofsky’s employment is terminated by the Company other than for cause, death or disability, or by Mr. Pitofsky for good reason, Mr. Pitofsky will be entitled to continue to receive:
■	his then current base salary and annual bonus for two years following the date of termination, in each case with the annual bonus payment(s) based on the then current annual bonus target;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus he would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days he was employed by the Company in the fiscal year during which his employment terminated compared to the total number of days in such fiscal year;

■	continued vesting of equity awards granted to him prior to the date of termination in the same manner as though he continued to be employed for two years following the date of termination; and
■	Company-paid premiums under COBRA for him and his eligible dependents for up to the successive 18 months following the date of termination.
The Pitofsky Agreement provides for Mr. Pitofsky’s continued service for a transition period of up to six months following a termination of employment in connection with the commencement of a Board-
approved successor general counsel. During such transition period, Mr. Pitofsky will serve as a Senior Advisor to the Company, and his termination without cause will be effective as of the end of such transition period.
For purposes of the Pitofsky Agreement, the term “good reason” generally means (i) a material breach of the Pitofsky Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Mr. Pitofsky is required to be based and primarily render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Mr. Pitofsky’s duties thereby diminishing his role. If, following the completion of the term, Mr. Pitofsky is not offered a new employment agreement on terms at least as favorable as those in the Pitofsky Agreement and Mr. Pitofsky is subsequently terminated without cause, he will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Pitofsky Agreement).
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Mr. Pitofsky (or the legal representative of his estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
Ruth Allen
Ms. Allen is party to an amended and restated employment agreement with the Company, effective as of February 14, 2024 (the “Allen Agreement”).
The term of the Allen Agreement extends through December 31, 2025. Pursuant to the Allen Agreement, Ms. Allen receives a base salary at an annual rate of not less than $825,000, and is also eligible to receive a performance-based annual bonus with a target of not less than $825,000 and annual grants of long-term equity incentive awards with a target value of not less than $1,000,000.
Ms. Allen is eligible to participate in incentive or benefit plans or arrangements in effect or to be adopted by the Company or its applicable affiliates and to such other perquisites as are applicable to the Company’s other senior executives of equal rank, and will be provided with visa and tax support services.
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EXECUTIVE COMPENSATION
Pursuant to the Allen Agreement and her currently outstanding equity award agreements, if Ms. Allen is terminated by reason of her death, her surviving spouse or other designee or the legal representative of her estate is entitled to:
■	continue to receive her full base salary for one year following her termination;
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year; and

■
per the terms of applicable award agreements, immediate vesting of all outstanding unvested RSUs and vesting of outstanding PSUs for which she was employed beyond the last day of the first fiscal year of the applicable performance period based on projected actual performance for any PSUs with less than one year remaining in the performance period and based on target performance for all other such PSUs.

During any period that Ms. Allen fails to perform her duties as a result of incapacity and disability due to physical or mental illness, Ms. Allen is entitled to continue to receive her full base salary and benefits for up to one year until Ms. Allen returns to her duties or her employment is terminated by the Company pursuant to the Company’s right to terminate Ms. Allen’s employment if, as a result of her incapacity and disability due to physical or mental illness, she has been absent from her duties for seven months and is unable to provide the Company with a note from her treating physician that provides for a definite and reasonable return to work date.
If Ms. Allen’s employment is terminated by the Company as described in the foregoing sentence, Ms. Allen is entitled to vesting and payment of her outstanding equity awards as set forth in the applicable equity award agreements, which for PSUs provide that if Ms. Allen’s employment is terminated in connection with a qualifying disability and such termination occurs beyond the last day of the first fiscal year of the applicable performance period, she will receive shares (or the cash value of shares, as applicable) of the Company’s Class A Common Stock based on the overall payout multiplier for the performance objectives on the applicable vesting date(s) and for RSUs provide for continued vesting for a period of three years following such termination.
If Ms. Allen’s employment is terminated by the Company for cause, Ms. Allen will be entitled to receive:
■	her full base salary and benefits through the date of termination; and
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination.
For purposes of the Allen Agreement, the term “cause” means Ms. Allen’s: (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) engaging in willful neglect or willful misconduct in carrying out her duties under the Allen Agreement, which breach, if curable, remains uncured 15 days after written notice specifying such breach; (iii) breach of any material representation, warranty, covenant or term of the Allen Agreement, including, among other things, a breach of written Company policy, which breach, if curable, remains uncured 21 days after written notice specifying such breach; (iv) act of fraud or dishonesty in the performance of her job duties; (v) intentionally engaging in conduct which impacts negatively and materially on the reputation or image of the Company, its affiliates or any of their respective products; and/or (vi) use of or addiction to illegal drugs.
If Ms. Allen’s employment is terminated by the Company other than for cause, death or disability, or by Ms. Allen for good reason, Ms. Allen will be entitled to continue to receive:
■	her then current base salary and annual bonus for two years following the date of termination, with the annual bonus payment based on the then current annual bonus target;
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EXECUTIVE COMPENSATION
■	any annual bonus payable but not yet paid with respect to any fiscal year ended prior to the date of termination;
■
a pro-rata portion of the annual bonus she would have earned for the fiscal year of termination had no termination occurred, calculated based on the predetermined target annual bonus amount and based on the number of days she was employed by the Company in the fiscal year during which her employment terminated compared to the total number of days in such fiscal year;

■	continued vesting of equity awards granted to her prior to the date of termination in the same manner as though she continued to be employed for two years after the date of termination; and
■	Company-paid premiums under COBRA for her and her eligible dependents through December 31, 2025.
For purposes of the Allen Agreement, the term “good reason” generally means (i) a material breach of the Allen Agreement by the Company, which breach, if curable, is not cured within 30 days after written notice specifying such breach, (ii) if Ms. Allen is required to be based and essentially render services in areas other than within 50 miles of the New York City metropolitan area or (iii) a material diminution in Ms. Allen’s duties thereby diminishing her role. If, following the completion of the term, Ms. Allen is not offered a new employment agreement by the Company on terms at least as favorable as those in the Allen Agreement and Ms. Allen is subsequently terminated without cause, she will be entitled to the benefits in the foregoing paragraph (using the same base salary and annual bonus target as in effect immediately prior to the expiration of the term of the Allen Agreement).
The Company’s obligation to pay compensation and provide benefits following termination are subject to the execution by Ms. Allen (or the legal representative of her estate, as applicable) of the Company’s then-standard separation agreement and general release, and the continued compliance with the terms, conditions and covenants set forth therein.
Departure of Susan Panuccio
Susan Panuccio departed her role as CFO on January 1, 2025 and was succeeded by Lavanya Chandrashekar. On November 7, 2024, the
Company and Ms. Panuccio entered into a separation agreement that provided for Ms. Panuccio’s continued service as a Senior Advisor through June 29, 2025 (the “Last Day”) at which point her employment was terminated without cause and she became entitled to the payment of those separation benefits set forth in the employment agreement between her and the Company dated May 11, 2023, except that Ms. Panuccio’s fiscal 2025 annual bonus was calculated based on actual performance results for the fiscal year (rather than based on target performance levels) given her continued service through fiscal year end.
Pursuant to such terms, Ms. Panuccio has received or will receive, as applicable:
■	her then current base salary for two years following the Last Day (with an aggregate value of $3,400,000);
■	her fiscal 2025 annual cash incentive based on actual performance results (see also “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2025 Annual Cash Incentives”);
■	an amount equal to two times her target annual cash incentive of $2,700,000 paid in the first quarter of each of fiscal 2026 and 2027;
■
continued vesting of equity awards for two years following the Last Day (valued at $7,259,338, based on the actual value of the awards that vested on August 15, 2025 and an estimate for the target shares vesting on August 15, 2026 using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 27, 2025 of $29.43); and

■
Company-paid premiums under COBRA for her and her eligible dependents for up to 18 months following the Last Day (at a value of approximately $61,369 based on COBRA rates in effect at the end of fiscal 2025).

Such separation benefits are subject to Ms. Panuccio’s compliance with confidentiality, non-disparagement and non-solicitation covenants contained in her employment agreement, and the separation agreement contains a customary release of claims.
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EXECUTIVE COMPENSATION
Departure of David R. Kline
On June 29, 2025, David R. Kline resigned as Chief Technology Officer of the Company. His employment terminated on June 30, 2025, and a separation agreement between the Company and Mr. Kline, dated June 30, 2025, provided for Mr. Kline’s continued service on a consulting basis as a Senior Advisor through August 31, 2025 to help ensure a smooth transition of his duties to his successor. The separation agreement further: (i) provided for the payment of Mr. Kline’s fiscal 2025 annual cash incentive (see also “Compensation Discussion and Analysis—Named Executive Officer Compensation—Fiscal 2025 Annual Cash Incentives”) and continued vesting of equity awards through such service end date (valued at $1,066,542); and (ii) required Mr. Kline’s compliance with confidentiality, non-disparagement and non-solicitation covenants contained in his employment agreement; and contains a customary release of claims.
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EXECUTIVE COMPENSATION
Quantification of Termination Payments
The following table sets forth quantitative information with respect to potential payments to each currently serving NEO or his or her beneficiaries upon termination in various circumstances as described above, assuming termination on the last day of fiscal 2025, in accordance with SEC rules. The amounts included in the table below do not include amounts otherwise due and owing to each applicable NEO, such as salary and/or annual bonus earned through the date of termination but not yet paid, or payments or benefits generally available to all salaried employees of the Company. Amounts paid or payable to Ms. Panuccio and Mr. Kline in connection with their respective departures are described above under “—Departure of Susan Panuccio” and “—Departure of David R. Kline.”

	Type of Termination
Name	Death	Disability	By Company for Cause	By Company without Cause	By Executive with Good Reason	By Executive without Good Reason
Robert J. Thomson(a)
Salary	$3,000,000	$3,000,000	$—	$6,000,000	$6,000,000	$—
Bonus	5,000,000	5,000,000	—	15,000,000	15,000,000	—
Equity Awards(b)	27,399,948	27,399,948	—	27,399,948	27,399,948	27,399,948
Continued Benefits	—	—	—	—	—	—
	$35,399,948	$35,399,948	$—	$48,399,948	$48,399,948	$27,399,948
Lavanya Chandrashekar
Salary	$1,400,000	$—	$—	$2,800,000	$2,800,000	$—
Bonus	2,500,000	2,500,000	—	6,236,264	6,236,264	—
Equity Awards(c)	836,665	836,665	—	557,777	557,777	—
Continued Benefits(d)	—	—	—	31,779	31,779	—
	$4,736,665	$3,336,665	$—	$9,625,820	$9,625,820	$—
David B. Pitofsky
Salary	$1,400,000	$—	$—	$2,800,000	$2,800,000	$—
Bonus	2,000,000	2,000,000	—	6,000,000	6,000,000	—
Equity Awards(e)	4,955,659	4,955,659	—	4,727,645	4,727,645	—
Continued Benefits(d)	—	—	—	53,969	53,969	—
	$8,355,659	$6,955,659	$—	$13,581,614	$13,581,614	$—
Ruth Allen
Salary	$825,000	$—	$—	$1,650,000	$1,650,000	$—
Bonus	825,000	—	—	2,475,000	2,475,000	—
Equity Awards(e)	1,886,110	1,886,110	—	1,777,543	1,777,543	$—
Continued Benefits(d)	—	—	—	7,345	7,345	$—
	$3,536,110	$1,886,110	$—	$5,909,888	$5,909,888	$—

(a)	As of the last day of fiscal 2025, Mr. Thomson satisfied the requirements for a qualifying retirement, as defined in the LTIP. None of the other NEOs were retirement eligible at such time.
(b)
Reflects the value of the shares of Company’s Class A Common Stock represented by the fiscal 2023-2025, fiscal 2024-2026 and fiscal 2025-2027 RSUs and the target PSUs granted with respect to the fiscal 2023-2025 and fiscal 2024-2026 performance periods. Actual payouts for all termination events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 27, 2025, the last trading day of fiscal 2025, of $29.43.

(c)
For termination upon “Death” or in the event of “Disability,” reflects the value of the shares of Company’s Class A Common Stock represented by the fiscal 2025-2027 RSUs. For termination “By Company without Cause” or “By Executive for Good Reason,” reflects the value of the shares of the Company’s Class A Common Stock represented by the fiscal 2025-2027 RSUs vesting in August 2025 and August 2026. Actual payouts for all termination events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 27, 2025, the last trading day of fiscal 2025, of $29.43.

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EXECUTIVE COMPENSATION
(d)
Amounts shown reflect the Company’s cost of providing continued health and dental insurance as an estimate for premiums under COBRA to be provided by the Company pursuant to the terms of such NEO’s employment agreement.

(e)
For termination upon “Death,” reflects the value of the shares of Company’s Class A Common Stock represented by the fiscal 2023-2025, fiscal 2024-2026 and fiscal 2025-2027 RSUs and the target PSUs granted with respect to the fiscal 2023-2025 and fiscal 2024-2026 performance periods. For termination “By Company without Cause” or “By Executive for Good Reason,” reflects the value of the shares of the Company’s Class A Common Stock represented by the fiscal 2023-2025, fiscal 2024-2026 and fiscal 2025-2027 RSUs vesting in August 2025 and August 2026 and the target PSUs granted with respect to the fiscal 2023-2025 and fiscal 2024-2026 performance periods. Actual payouts for all termination events would be based on actual results at the end of the applicable performance periods; this table uses the target value as an estimate because actual results cannot yet be determined. Amounts shown are calculated using the closing price of the Company’s Class A Common Stock as reported on Nasdaq on June 27, 2025, the last trading day of fiscal 2025, of $29.43.

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PAY RATIO
In accordance with SEC rules, the Company is providing information about the ratio of the annual total compensation of the CEO to the annual total compensation of the Company’s median compensated employee.
Annual total compensation for fiscal 2025 for both the median compensated employee and the CEO were calculated based on rules governing calculation of total compensation reported in the “Summary Compensation Table” for fiscal 2025.
■	Annual total compensation of the median compensated employee, other than the CEO, for fiscal 2025: $93,321
■	Annual total compensation of the CEO for fiscal 2025: $20,623,729
■	Ratio of the annual total compensation of the CEO to the annual total compensation of the median compensated employee: 221 to 1
In calculating the pay ratio, the Company used the same median employee identified last year as it determined that there were no changes to its employee population or compensation programs that were reasonably likely to significantly affect the pay ratio disclosure. The Company used April 15, 2024 as the date to determine our median compensated employee. On that date, the Company had a total of approximately 26,000 employees worldwide as reported on our payroll records, which included all international employees (including in North America, Australia, Europe, Asia and South America).
To identify the median compensated employee, the Company reviewed base pay, overtime and incentive earnings of employees on our payrolls as of April 15, 2024, excluding the CEO. For part-time employees, base pay reflected the employee’s standard hours worked. Amounts denominated in non-U.S. currencies were converted to U.S. dollars using exchange rates as of April 15, 2024.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions that reflect their compensation practices. As a result, the pay ratio disclosed by other companies, including our peer companies, may not be comparable to the pay ratio disclosed above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
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PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and other NEOs (“Non-PEO NEOs”), as calculated from total amounts reported in the “Summary Compensation Table” (the “SCT Totals”) and certain financial performance of the Company and certain of our peers.
CAP and the SCT Totals are amounts determined in accordance with Item 402 of Regulation S-K under the Exchange Act and DO NOT reflect the actual amount of compensation earned by or paid to our executives during the applicable fiscal years. See the “—CEO Realized Pay Table” below for more information on actual compensation paid to the CEO. For further information on the Company’s pay for performance philosophy and how we align executive compensation with our performance, refer to the “Compensation Discussion and Analysis,” which begins on page 33.

Fiscal Year	SCT Total for PEO(a)	CAP to PEO(b)	Average SCT Total for Non- PEO NEOs(a)	Average CAP to Non-PEO NEOs(b)	Value of Initial Fixed $100 Investment Based on:			Net Income (in millions)(f)	Adjusted Total Segment EBITDA(g) (in millions)
					NWSA TSR(c)	NWS TSR(d)	Peer Group TSR(e)
2025	$20,623,729	$24,422,935	$5,287,654	$5,314,978	$269	$308	$103	$1,340	$1,754
2024	$20,329,706	$32,163,862	$4,717,502	$5,819,756	$250	$256	$100	$354	$1,566
2023	$19,304,587	$25,630,201	$5,630,497	$6,952,622	$175	$176	$105	$187	$1,529
2022	$19,689,398	$4,556,712	$6,243,099	$2,896,841	$140	$142	$103	$760	$1,807
2021	$23,052,040	$57,957,861	$6,502,481	$15,403,077	$226	$212	$149	$389	$1,304

(a)
The PEO was Mr. Thomson for all fiscal years shown and the Non-PEO NEOs were: Ms. Chandrashekar, Mr. Pitofsky, Mr. Kline, Ms. Allen and Ms. Panuccio for fiscal 2025; Mr. K.R. Murdoch (former Executive Chair of the Company), Ms. Panuccio, Mr. Pitofsky, Mr. Kline and Ms. Allen for fiscal 2024; and Mr. K.R. Murdoch, Ms. Panuccio and Mr. Pitofsky for fiscal 2021 through fiscal 2023. Ms. Chandrashekar succeeded Ms. Panuccio as CFO, effective January 1, 2025; thus, Ms. Chandrashekar and Ms. Panuccio each served as an executive officer of the Company for approximately 6 months of fiscal 2025. Mr. K.R. Murdoch retired as Executive Chair of the Company as of November 15, 2023, and thus served as an executive officer of the Company for approximately 4.5 months of fiscal 2024.

(b)
The following tables describe the adjustments made to calculate CAP from the SCT Totals. Pursuant to the applicable rules, the amounts in the “Stock Awards” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” columns from the “Summary Compensation Table” (the “SCT”) are subtracted from the SCT Totals and the values reflected in the tables below are added or subtracted, as applicable:

Fiscal Year	2025	2024	2023	2022	2021
SCT Total for PEO	$20,623,729	$20,329,706	$19,304,587	$19,689,398	$23,052,040
“Change in Pension Value and Nonqualified Deferred Compensation Earnings” reported in the SCT	(233,539)	(262,624)	—	—	(523,259)
“Stock Awards” reported in the SCT	(10,039,381)	(10,382,002)	(10,380,976)	(8,031,023)	(9,113,642)
Change in fair value from prior fiscal year end to vesting date of awards granted in prior fiscal years that vested during the fiscal year	30,780	(227,626)	2,276,919	(1,862,833)	2,257,099
Change in fair value from prior to current fiscal year end of awards granted in prior fiscal years that were outstanding and unvested as of fiscal year end	2,468,284	8,230,485	5,551,420	(9,943,828)	28,048,338
Fair value as of fiscal year end of awards granted during fiscal year that remain unvested	11,573,062	14,475,923	8,878,251	4,704,998	14,237,285
Total adjustments	3,799,206	11,834,156	6,325,614	(15,132,686)	34,905,821
CAP to PEO	$24,422,935	$32,163,862	$25,630,201	$4,556,712	$57,957,861

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PAY VERSUS PERFORMANCE

Fiscal Year	2025	2024	2023	2022	2021
Average SCT Total for Non-PEO NEOs	$5,287,654	$4,717,502	$5,630,497	$6,243,099	$6,502,481
“Change in Pension Value and Nonqualified Deferred Compensation Earnings” reported in the SCT	(2,725)	(17,254)	—	—	(62,165)
“Stock Awards” reported in the SCT	(1,887,115)	(2,025,764)	(2,280,384)	(2,114,546)	(2,252,581)
Change in fair value from prior fiscal year end to vesting date of awards granted in prior fiscal years that vested during the fiscal year	(2,373)	(116,317)	521,862	(495,721)	594,345
Change in fair value from prior to current fiscal year end of awards granted in prior fiscal years that were outstanding and unvested as of fiscal year end	333,797	1,195,566	1,334,799	(2,038,745)	7,118,898
Fair value as of fiscal year end of awards granted during fiscal year that remain unvested	1,585,740	2,066,023	1,745,848	1,302,754	3,502,099
Total adjustments	27,324	1,102,254	1,322,125	(3,346,258)	8,900,596
Average CAP to Non-PEO NEOs	$5,314,978	$5,819,756	$6,952,622	$2,896,841	$15,403,077

(c)	Reflects the cumulative TSR of a $100 investment in the Company’s Class A Common Stock on June 26, 2020, including the reinvestment of all dividends.
(d)	Reflects the cumulative TSR of a $100 investment in the Company’s Class B Common Stock on June 26, 2020, including the reinvestment of all dividends.
(e)	Reflects the cumulative TSR of a $100 investment in the S&P 1500 Media index on June 26, 2020, including the reinvestment of all dividends (“Peer Group TSR”).
(f)
Reflects net income as reported in the Company’s audited financial statements in its Annual Report on Form 10-K for the applicable fiscal year. Net income for fiscal 2025 includes a pre-tax gain of $716 million within Net Income (loss) from discontinued operations, net of tax from the sale of Foxtel Group.

(g)
A description of adjusted Total Segment EBITDA, as calculated for purposes of our incentive compensation program, is available in “Compensation Discussion and Analysis—Executive Summary—Aligning Compensation with Company Performance.”

Most Important Financial Performance Measures for Fiscal 2025
The four items listed below represent the most important financial performance metrics used to determine CAP for fiscal 2025 as further described in the “Compensation Discussion and Analysis” within the sections titled “Fiscal 2025 Annual Cash Incentives” and “Grant of Fiscal 2025-2027 Long-Term Equity Incentive.”

Adjusted Total Segment EBITDA
Cumulative adjusted earnings per share (EPS)
Cumulative adjusted free cash flow (FCF)
Relative TSR percentile

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with CAP.
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PAY VERSUS PERFORMANCE
In accordance with SEC rules, the following charts show graphically the relationships over the past four fiscal years of CAP to our PEO and Non-PEO NEOs as compared to our cumulative TSR, Peer Group TSR, net income and adjusted Total Segment EBITDA, as well as the relationship between our TSR and Peer Group TSR:

CAP versus TSR

$80
$60
$40
$20
$__
CAP (in millions)
$360
$300
$240
$180
$120
$60
TSR
2021
2022
2023
2024
2025
Fiscal Year
CAP to PEO
Average CAP to Non-PEO NEOs
NWSA TSR
NWS TSR
Peer Group TSR

CAP versus Net Income and Adjusted Total Segment EBITDA
$80
$60
$40
$20
$__
CAP (in millions)
$2,000
$1,500
$1,000
$500
$__
Net Income/Adjusted Total Segment EBITDA (in millions)
2021
2022
2023
2024
2025
Fiscal Year
CAP to PEO
Average CAP to Non-PEO NEOs
Net Income
Adjusted Total Segment EBTIDA

Our executive compensation program is aligned with our business strategy and with creating long-term stockholder value by paying for performance, with a significant portion of NEOs’ target compensation “at risk,” variable and performance-based.
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PAY VERSUS PERFORMANCE
It is important to note that CAP does not necessarily reflect the actual compensation earned or received by an NEO in the stated fiscal year as such value depends on a variety of factors. For example, PSUs granted to the NEOs are fully at risk for financial performance during the three-year performance period and for stock price performance until their vesting date.
The information contained in this section will not be incorporated into any filings under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates such information by reference.
CEO Realized Pay Table
The supplemental table and graph below compare the pre-tax amounts actually paid to Mr. Thomson as detailed below (“realized pay”) to the disclosed SCT Total and CAP for the fiscal years indicated.

Fiscal Year	Realized Pay(a)	SCT Total	CAP
2025	$20,993,251	$20,623,729	$24,422,935
2024	$26,674,435	$20,329,706	$32,163,862
2023	$27,395,444	$19,304,587	$25,630,201
2022	$25,694,939	$19,689,398	$4,556,712
2021	$20,324,321	$23,052,040	$57,957,861
(a)
Realized pay comprises base salary, annual cash incentive actually paid on account of performance during the applicable fiscal year and actual payouts/settlements of long-term equity incentives during the applicable fiscal year, all of which amounts are pre-tax, as set forth in the following table:

Fiscal Year	Salary	Annual Cash Incentive	Long-Term Equity Incentives	Realized Pay
2025	$3,000,000	$6,806,667	$11,186,584	$20,993,251
2024	$3,000,000	$6,166,667	$17,507,768	$26,674,435
2023	$3,000,000	$5,426,667	$18,968,777	$27,395,444
2022	$3,057,692	$8,133,333	$14,503,914	$25,694,939
2021	$3,000,000	$10,000,000	$7,324,321	$20,324,321

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PAY VERSUS PERFORMANCE
As disclosed in the adjustments to calculate CAP above, SEC rules require the Company to include in the calculation of CAP the increase or decrease in the fair value of equity awards that are outstanding and unvested as of each fiscal year end, which can lead to significant volatility in CAP from year to year. As illustrated in the graph above, the CEO’s realized pay and SCT Total for fiscal 2021 were significantly lower than CAP due to the significant increase in the year-end share price from fiscal 2020 to fiscal 2021. For fiscal 2022, the CEO’s realized pay and SCT Total exceeded CAP due to the significant decrease in year-end share price from fiscal 2021 to fiscal 2022. For fiscal 2023, the CEO’s realized pay and CAP exceeded the SCT Total due to the mix of equity awards that vested during the fiscal year, as well as the more modest year-end share price increase from fiscal 2022 to fiscal 2023. For each of fiscal 2024 and fiscal 2025, the CEO’s CAP exceeded realized pay and the SCT Total primarily due to the increases in fiscal year-end share price.
Mr. Thomson’s fiscal 2025 target compensation was approximately 84% “at risk.” His employment agreement, dated as of June 20, 2025, or the Thomson Agreement, provides for (i) an annual base salary of $3,000,000; (ii) an annual bonus with a target of $5,000,000; and (iii) an annual long-term equity incentive with a target of $10,500,000.
Mr. Thomson’s base salary has remained unchanged since July 2018 at $3,000,000, as has his target annual cash incentive at $5,000,000. Increases to Mr. Thomson’s target compensation from July 2018 to date have been solely in the form of his target long-term equity incentive, which is “at risk” for both Company financial performance and stock price; it was increased by $1,000,000, $2,000,000 and $1,500,000 for fiscal 2020, fiscal 2023 and fiscal 2025, respectively. Since July 2018, at least $1,000,000 of Mr. Thomson’s target long-term equity incentive must be solely based on the achievement of TSR relative to the individual companies comprising the S&P 1500 Media Index.
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EQUITY COMPENSATION PLAN INFORMATION
The following table summarizes information as of the end of fiscal 2025 with respect to shares of the Company’s common stock reserved for future issuance. All shares reflected in the table are shares of the Company’s Class A Common Stock issuable upon the vesting of RSUs and PSUs granted pursuant to the LTIP. Share numbers reflect target PSUs where the applicable performance period is not yet complete.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	5,912,920	$—	14,397,077
Equity compensation plans not approved by security holders	—	$—	—
Total	5,912,920	$—	14,397,077
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SECURITY OWNERSHIP OF NEWS CORPORATION
The following table sets forth the beneficial ownership of Class A Common Stock and Class B Common Stock as of September 10, 2025 (unless otherwise specified) for the following: (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Class B Common Stock; (ii) each Director and Director nominee; (iii) each NEO (as identified under “Compensation Discussion and Analysis”) of the Company; and (iv) all current Directors and executive officers of the Company as a group. For more information regarding unvested equity ownership of our Non-Executive Directors, as to which no voting or investment power exists, please see the table under “Director Compensation—Stock Ownership Guidelines for Non-Executive Directors” on page 25.

	Common Stock Beneficially Owned(a)
	Number of Shares Beneficially Owned		Percent of Class(c)
Name(b)	Non-Voting Class A Common Stock	Voting Class B Common Stock	Non-Voting Class A Common Stock	Voting Class B Common Stock
LGC Holdco, LLC(d) c/o Maupin, Cox & Legoy 4785 Caughlin Parkway Reno, Nevada 89519	14,250	62,584,577	*	33.3%
SOF Ltd(e) P.O. Box 309 Ugland House George Town, E9 KY1-1104 Cayman Islands	—	9,781,882	—	5.2%
Lachlan K. Murdoch(f)	14,364	62,586,041	*	33.3%
Robert J. Thomson	—	2,000	—	*
Ruth Allen	—	—	—	—
José María Aznar	1,087	—	*	—
Natalie Bancroft	—	2,125	—	*
Lavanya Chandrashekar	6,059	—	*	—
David R. Kline	—	—	—	—
Susan Panuccio	51,750	—	*	—
Ana Paula Pessoa	—	—	—	—
David B. Pitofsky	83,291	—	*	—
Masroor Siddiqui	—	—	—	—
All current Directors and executive officers as a group (10 members)	104,801	62,590,166	*	33.3%
*	Represents beneficial ownership of less than one percent of the issued and outstanding Class A Common Stock or Class B Common Stock, as applicable, on September 10, 2025.
(a)
Beneficial ownership of Class A Common Stock and Class B Common Stock as reported in the above table has been determined in accordance with Rule 13d-3 of the Exchange Act. Unless otherwise specified, beneficial ownership of the Class A Common Stock represents sole investment power and ownership of the Class B Common Stock represents both sole voting and sole investment power.

(b)	The address for all Directors and NEOs/executive officers is c/o News Corporation, 1211 Avenue of the Americas, New York, New York 10036.
(c)
Applicable percentage of ownership is based on 376,776,326 shares of Class A Common Stock and 188,031,204 shares of Class B Common Stock outstanding as of September 10, 2025 together with the exercisable stock

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SECURITY OWNERSHIP OF NEWS CORPORATION
options, for such stockholder or group of stockholders, as applicable. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares issuable upon the exercise of options that are exercisable within 60 days of September 10, 2025 are not deemed outstanding for purposes of computing the percentage ownership of any other person.
(d)
Beneficial ownership of 14,250 shares of Class A Common Stock is as of September 10, 2025, as reported on the Form 4 filed with the SEC on September 12, 2025. Beneficial ownership of 62,584,577 shares of Class B Common Stock is as of September 10, 2025, as reported on the Form 4 and the Schedule 13D filed with the SEC on September 12, 2025. Cruden 2, LLC, a Nevada limited liability company (“Cruden 2”), is the sole manager of LGC Holdco, LLC (“LGC Holdco”) with the power to vote and to dispose or direct the vote and disposition of the shares of Class A Common Stock and Class B Common Stock owned by LGC Holdco. The decisions of Cruden 2 with respect to the voting and disposition of the shares of Class A Common Stock and Class B Common Stock, subject to certain limited exceptions, are decided solely by the managing director of Cruden 2 appointed by Mr. L.K. Murdoch, Michael Roberson. As a result, Mr. Roberson may be deemed to have beneficial ownership of the Class A common stock and Class B Common Stock held by LGC Holdco; however Mr. Robertson disclaims any beneficial ownership of such shares. As a result of his ability to appoint and replace the managing director of Cruden 2 with the sole authority to make decisions with respect to the voting and disposition of the Class A Common Stock and Class B Common Stock held by LGC Holdco, Mr. L.K. Murdoch may be deemed to be a beneficial owner of the shares of Class A Common Stock and Class B Common Stock beneficially owned by LGC Holdco. Mr. L.K. Murdoch, however, disclaims any beneficial ownership of such shares. As of September 10, 2025, 30,404,378 shares of Class B Common Stock are pledged by LGC Holdco as collateral to loans.

(e)
Beneficial ownership of 9,781,882 shares of Class B Common Stock is as of December 31, 2022, as reported on the Schedule 13G filed with the SEC by the reporting person on February 14, 2023. The reporting person reported that, as of December 31, 2022, it had shared dispositive and shared voting power for all of the reported shares.

(f)
Beneficial ownership includes 14,250 shares of Class A Common Stock and 62,584,577 shares of Class B Common Stock beneficially owned by LGC Holdco. Mr. L.K. Murdoch may be deemed to be a beneficial owner of the shares beneficially owned by LGC Holdco. Mr. L.K. Murdoch, however, disclaims any beneficial ownership of such shares.

80 |   2025 Proxy Statement

PROPOSAL 4:
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW
Our Board has unanimously adopted and declared advisable, and resolved to recommend to the Company’s stockholders that they approve and adopt, an amendment (the “Exculpation Amendment”) to Article IX of the Restated Certificate of Incorporation of the Company (the “Certificate”) to provide for the elimination of monetary liability of certain officers of the Company in certain limited circumstances as provided under the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may thereafter be amended. The Exculpation Amendment also simplifies the existing exculpation provision related to directors of the Company set forth in Article IX by referring to the DGCL instead of specifying each instance wherein exculpation for directors is currently not permissible under the DGCL, as the same exists on the date the Exculpation Amendment becomes effective or as may thereafter be amended. However, these changes pursuant to the Exculpation Amendment do not have the effect of altering the scope of the current exculpation protections available to the directors. The following description of the Exculpation Amendment is a summary only and is qualified in its entirety by reference to Appendix A to this proxy statement, which marks those changes specifically (additions to the Certificate are indicated by double underlining and deletions are indicated by strike-outs).
Purpose and Effect of the Exculpation Amendment
Pursuant to and consistent with Section 102(b)(7) of the DGCL, Article IX of the Certificate already eliminates the monetary liability of directors for breaches of the duty of care to the extent permitted by the DGCL. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit Delaware corporations to include in their certificates of incorporation limitations of monetary liability for certain officers. The officers that would be exculpated are: (i) the Company’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer; (ii) individuals who are or were identified in our public filings as the most highly compensated officers of the Company; and (iii) individuals who, by written agreement with the Company, consented to be identified as officers for purposes of accepting service of process.
Consistent with Section 102(b)(7) of the DGCL, as currently in effect, the Exculpation Amendment would only permit limiting the liability of such officers of the Company for breaches of the fiduciary duty of care for direct claims. Like the provision limiting the liability of directors, the Exculpation Amendment does not permit the elimination of liability of such officers for:
■	any breach of the duty of loyalty to the Company or its stockholders;
■	any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
■	any transaction from which the officer derived an improper personal benefit.
In addition, as noted above and consistent with Section 102(b)(7) of the DGCL, as currently in effect, the Exculpation Amendment would not permit the limitation of liability of such officers of the Company in certain actions brought by the Company itself and claims brought by stockholders in the name of the Company, such as derivative claims.
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PROPOSAL 4: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW
Notwithstanding the foregoing, consistent with the language for exculpation of directors currently included in Article IX of the Certificate, the Exculpation Amendment also provides that, if approved by the stockholders, at any time following the effectiveness of the Exculpation Amendment, the DGCL is amended to authorize any further elimination or limitation of the personal liability of officers, then the liability of an officer of the Company shall automatically be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.
The amendment of Section 102(b)(7) of the DGCL remedied a disparity that resulted in increased litigation against officers for alleged breaches of duties of care when such claims against directors were not available. Our Board believes extending exculpation protection to officers, to the fullest extent permitted by the DGCL, would reduce frivolous lawsuits by plaintiffs seeking to take advantage of this disparity to extract settlement payments from the Company.
Our Board also believes that it is important to extend exculpation protection to officers, to the fullest extent permitted by DGCL, in order to better position the
Company to attract and retain qualified and experienced officers. In the absence of such protection, such individuals might be deterred from serving as officers due to exposure to personal liability and the risk of incurring substantial expense in defending lawsuits, regardless of merit. Aligning the protections available to our officers with those available to our directors to the extent such protections are available under the DGCL would empower officers to exercise their business judgment in furtherance of stockholder interests without the potential for distraction posed by the risk of personal liability.
Taking into account the narrow class and type of claims for which officers would be exculpated in accordance with the DGCL, and the benefits our Board believes would accrue to the Company and its stockholders—enhancing our ability to attract and retain talented officers and potentially reducing future litigation costs associated with frivolous lawsuits—our Board determined that the Exculpation Amendment is in the best interests of the Company and its stockholders.
Effectiveness and Vote Required
The Company’s officers will receive the protections from liability afforded by the Exculpation Amendment effective upon the Company filing a Certificate of Amendment setting forth the Exculpation Amendment with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the Exculpation Amendment. In addition, if the stockholders approve the Exculpation Amendment and the Certificate of Amendment setting forth the Exculpation Amendment is filed with the Secretary of State of the State of Delaware, we intend to file a Restated Certificate of Incorporation to integrate the Certificate, the Exculpation Amendment, the Corporate Opportunity Amendment described below in Proposal 5 (if approved), the Forum Selection Provision Update Amendment described below in Proposal 6 (if approved) and any other previously adopted amendments to the Certificate into a single document. Our Board reserves the right to elect to abandon the Exculpation Amendment at any time before it becomes effective even if it is approved by the stockholders. If our stockholders do not approve the Exculpation Amendment, Article IX will remain unchanged, our officers will not be entitled to exculpation under the DGCL and a Certificate of Amendment setting forth the Exculpation Amendment will not be filed with the Secretary of State of the State of Delaware.
Approval of the Exculpation Amendment is not conditioned on the approval of either of the Corporate Opportunity Amendment or the Forum Selection Provision Update Amendment described in Proposals 5 and 6, respectively.
Approval of the Exculpation Amendment requires the affirmative vote of the holders of sixty-five percent (65%) or more of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 4. See “Information About the Annual Meeting—Voting Instructions and Information—What votes are required to approve each of the proposals?” for information with respect to the effect of abstentions and broker non-votes, if any.
FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW.
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PROPOSAL 5:
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE OBSOLETE CORPORATE OPPORTUNITY WAIVER
Our Board has unanimously adopted and declared advisable, and resolved to recommend to the Company’s stockholders that they approve and adopt, an amendment to delete Article XI from the Certificate in its entirety (the “Corporate Opportunity Amendment”), which became inoperative, and therefore obsolete, following the spin-off of Fox Corporation from Twenty-First Century Fox, Inc., or 21CF, in connection with 21CF’s combination with The Walt Disney Company (the “Spin-Off”). A substantially similar corporate opportunity waiver, which properly refers to Fox Corporation (as opposed to 21CF), contained in Article IX of the Company’s Amended and Restated By-laws will remain in effect, regardless of whether this Proposal 5 is approved by the Company’s stockholders. The following description of the Corporate Opportunity Amendment is a summary only and is qualified in its entirety by reference to Appendix B to this proxy statement, which marks those changes specifically (additions to the Certificate are indicated by double underlining and deletions are indicated by strike-outs).
Purpose and Effect of the Corporate Opportunity Amendment
The “corporate opportunity” doctrine provides that directors and officers of a corporation, as part of their duty of loyalty to the corporation and its stockholders, generally have a fiduciary duty to disclose opportunities to the corporation that are related to its business and are prohibited from pursuing those opportunities unless the corporation determines that it is not going to pursue them. Section 122(17) of the DGCL expressly permits Delaware corporations, such as the Company, to renounce any interest or expectancy of the corporation in certain business opportunities. Article XI of the Certificate currently provides that certain business opportunities are not subject to the “corporate opportunity” doctrine, and that to the maximum extent permitted under the DGCL, the Company renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for the parties named therein.
However, the corporate opportunity waiver contained in Article XI of the Certificate for the benefit of certain “overlap persons,” which consist of certain Covered
Stockholders (as defined in the Certificate to include certain members of the Murdoch family and certain persons controlled by them, subject to certain exceptions), and directors and officers of the Company who are or may become stockholders, directors, officers, employees and agents of 21CF, became inoperative following the Spin-Off and is therefore obsolete. In 2019, we added a new Article IX to our By-laws to include corporate opportunity waiver provisions for the benefit of the same “overlap persons” (as defined in the By-laws) at the Company and Fox Corporation. These By-law provisions are substantially similar to the provisions contained in Article XI of the Certificate. Specifically, Article IX of the By-laws provides that any “overlap person” will not be liable to the Company, or to any of the Company’s stockholders, for breach of any fiduciary duty that would otherwise exist because such individual directs a corporate opportunity (other than certain limited types of “restricted” business opportunities, as described therein) to Fox Corporation instead of the Company. Article IX of the By-laws will remain in effect regardless of whether
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PROPOSAL 5: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE OBSOLETE CORPORATE OPPORTUNITY WAIVER
this Proposal 5 is approved by the Company’s stockholders. As a result, the Board believes that adoption of this Proposal 5 would simplify and clarify the Company’s governing documents by eliminating provisions that are no longer applicable.
Effectiveness and Vote Required
If the Corporate Opportunity Amendment is approved, Article XI will be deleted from the Certificate in its entirety and replaced with “Reserved,” effective upon the Company filing a Certificate of Amendment setting forth the Corporate Opportunity Amendment with the Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the Corporate Opportunity Amendment. In addition, if the stockholders approve the Corporate Opportunity Amendment and the Certificate of Amendment setting forth the Corporate Opportunity Amendment is filed with the Secretary of State of the State of Delaware, we intend to file a Restated Certificate of Incorporation to integrate the Certificate, the Corporate Opportunity Amendment, the Exculpation Amendment described above in Proposal 4 (if approved), the Forum Selection Provision Update Amendment described below in Proposal 6 (if approved) and any other previously adopted amendments to the Certificate into a single document. Our Board reserves the right to elect to abandon the Corporate Opportunity Amendment at any time before it becomes effective even if it is approved by the stockholders. If our stockholders do not approve the Corporate Opportunity Amendment, Article XI will remain unchanged and will not be deleted from the Certificate, and a Certificate of Amendment setting forth the Corporate Opportunity Amendment will not be filed with the Secretary of State of the State of Delaware.
Approval of the Corporate Opportunity Amendment is not conditioned on the approval of either of the Exculpation Amendment or the Forum Selection Provision Update Amendment described in Proposals 4 and 6, respectively.
Approval of the Corporate Opportunity Amendment requires the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 5. See “Information About the Annual Meeting—Voting Instructions and Information—What votes are required to approve each of the proposals?” for information with respect to the effect of abstentions and broker non-votes, if any.
FOR	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE OBSOLETE CORPORATE OPPORTUNITY WAIVER.

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PROPOSAL 6:
AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR SECURITIES ACT CLAIMS AND MAKE A CLARIFYING CHANGE TO THE EXISTING DELAWARE FORUM SELECTION PROVISION
Our Board has unanimously adopted and declared advisable, and resolved to recommend to the Company’s stockholders that they approve and adopt, an amendment to Article XII of the Certificate to add a federal forum selection provision that provides that, unless the Company selects or consents in writing to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, or the Securities Act, shall, to the fullest extent permitted by law, be the federal district courts of the United States of America (the “Federal Forum Selection for Securities Act Claims Amendment”). In addition to the Federal Forum Selection for Securities Act Claims Amendment, our Board has unanimously adopted and declared advisable, and resolved to recommend to the Company’s stockholders, that they approve and adopt, a clarifying change to the Company’s current Delaware forum selection provision included in Article XII of the Certificate (the “Delaware Forum Selection Provision” and such amendment, the “Delaware Forum Selection Amendment”) to clarify that if the Court of Chancery does not have jurisdiction over a claim otherwise falling subject to the Delaware Forum Selection Provision, such claim may be brought in another state court or a federal court located within the State of Delaware. The following description of the Federal Forum Selection for Securities Act Claims Amendment and the Delaware Forum Selection Amendment (together, the “Forum Selection Provision Update Amendment”) is a summary only and is qualified in its entirety by reference to Appendix C to this proxy statement, which marks those changes specifically (additions to the Certificate are indicated by double underlining and deletions are indicated by strike-outs). If these amendments are not approved, the Delaware Forum Selection Provision will remain in place unchanged.
Purpose and Effect of the Federal Forum Selection for Securities Act Claims Amendment and the Delaware Forum Selection Amendment
The Federal Forum Selection for Securities Act Claims Amendment provides that, unless the Company, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America.
Anyone who acquires or holds any interest in shares of capital stock of the Company will be deemed to consent to these terms. The Federal Forum Selection for Securities Act Claims Amendment would regulate only the forum in which our stockholders may assert claims arising under the Securities Act, would not impair the ability of stockholders to bring such claims and would not affect the remedies available if such
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PROPOSAL 6: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR SECURITIES ACT CLAIMS AND MAKE A CLARIFYING CHANGE TO THE EXISTING DELAWARE FORUM SELECTION PROVISION
claims were ultimately successful. Moreover, the Federal Forum Selection for Securities Act Claims Amendment does not specify any particular U.S. federal district court as the exclusive forum for claims under the Securities Act, so a plaintiff could select, on the basis of convenience or for other reasons, subject to personal jurisdiction, the U.S. federal district court in any state as the forum for any such claim.
Our Board believes that the Company and its stockholders will benefit from having any causes of action arising under the Securities Act being litigated in the federal district courts of the United States. The Federal Forum Selection for Securities Act Claims Amendment is intended to provide a streamlined, efficient and organized process for resolution of such disputes. The Federal Forum Selection for Securities Act Claims Amendment is intended to prevent plaintiff forum shopping and the related practice of filing parallel lawsuits in multiple state courts.
In determining whether to adopt the Federal Forum Selection for Securities Act Claims Amendment, the Board considered a number of factors, including the following:
■
potentially enabling the Company to avoid litigating actions on the same topic in both state and federal courts, with the associated duplication of litigation expenses, and the potential for inconsistent outcomes;

■	limiting forum shopping by plaintiffs’ lawyers in state courts and potentially discouraging illegitimate claims;
■	retaining the Company’s ability to consent to an alternative forum, if desired;
■	facilitating the submission of Securities Act claims for resolution by federal courts, which have experience and expertise in adjudicating such claims; and
■	the increasing trend toward adopting forum selection clauses in response to multi-forum litigation.
The Federal Forum Selection Amendment is not being proposed in reaction to any specific litigation confronting the Company and is being proposed on a prospective basis to help mitigate potential future harm to the Company and its stockholders from multi-forum litigation. Because the Federal Forum Selection Amendment permits Securities Act Claims to be filed in any federal district court in any State it should not materially impact the location or cost of filing Securities Act claims.
In addition, the Board is proposing to amend the existing Delaware Forum Selection Provision to clarify that claims that would otherwise fall within the Delaware Forum Selection Provision, but for which the Delaware Court of Chancery does not have subject matter jurisdiction (such as derivative claims under the Exchange Act may be brought in any court in Delaware that would have subject matter jurisdiction (such as, in the case of derivative claims under the Exchange Act, the federal district court in Delaware). The Delaware legislature has recently amended the Delaware General Corporation Law to clarify that provisions such as the Delaware Forum Selection Provision must permit claims over which the Court of Chancery does not have jurisdiction (such as Exchange Act derivative claims) to be brought in courts in Delaware that do have jurisdiction. As a result, the Board is proposing the Delaware Forum Selection Amendment in order to clarify that the Delaware Forum Section Provision does not prevent internal claims over which the Court of Chancery does not have subject matter jurisdiction from being filed in a Delaware court that does have subject matter jurisdiction.
Our Board evaluated the Federal Forum Selection for Securities Act Claims Amendment and the Delaware Forum Selection Amendment in light of the considerations described above. Based on these considerations, the Board adopted resolutions setting forth the Federal Forum Selection for Securities Act Claims Amendment and the Delaware Forum Selection Amendment, declaring them to be advisable and in the best interests of the Company and our stockholders, submitting them to our stockholders for approval and recommending that our stockholders adopt them.
Effectiveness and Vote Required
The Federal Forum Selection for Securities Act Claims Amendment and the Delaware Forum Selection Amendment will be effective upon the
Company filing a Certificate of Amendment setting forth the Federal Forum Selection Amendment and the Delaware Forum Selection Amendment with the
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PROPOSAL 6: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR SECURITIES ACT CLAIMS AND MAKE A CLARIFYING CHANGE TO THE EXISTING DELAWARE FORUM SELECTION PROVISION
Secretary of State of the State of Delaware, which we anticipate doing as soon as practicable following stockholder approval of the amendments. In addition, if the stockholders approve the Forum Selection Provision Update Amendment and the Certificate of Amendment setting forth these amendments is filed with the Secretary of State of the State of Delaware, we intend to file a Restated Certificate of Incorporation to integrate the Certificate, the Forum Selection Provision Update Amendment, the Exculpation Amendment described above in Proposal 4 (if approved), the Corporate Opportunity Amendment described above in Proposal 5 (if approved) and any other previously adopted amendments to the Certificate into a single document. Our Board reserves the right to elect to abandon the Forum Selection Provision Update Amendment at any time before it becomes effective even if it is approved by the stockholders. If our stockholders do not approve the Amendment to the Restated Certificate of Incorporation to Add a Federal Forum Selection Provision for Securities Act Claims and Make a Clarifying Change to the Existing
Delaware Forum Selection Provision, the Delaware Forum Selection Provision in Article XII will remain unchanged, and a Certificate of Amendment setting forth the Forum Selection Provision Update Amendment will not be filed with the Secretary of State of the State of Delaware.
Approval of the Forum Selection Provision Update Amendment is not conditioned on the approval of either of the Exculpation Amendment or the Corporate Opportunity Amendment described in Proposals 4 and 5, respectively.
Approval of the Forum Selection Provision Update Amendment requires the affirmative vote of the holders of at least a majority of the combined voting power of the outstanding shares of capital stock of the Company entitled to vote thereon. Stockholders may vote “For,” “Against,” or “Abstain” with respect to this Proposal 6. See “Information About the Annual Meeting—Voting Instructions and Information—What votes are required to approve each of the proposals?” for information with respect to the effect of abstentions and broker non-votes, if any.
FOR
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR SECURITIES ACT CLAIMS AND MAKE A CLARIFYING CHANGE TO THE EXISTING DELAWARE FORUM SELECTION PROVISION.

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INFORMATION ABOUT THE ANNUAL MEETING
2025 Proxy Materials
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail?
In accordance with the rules of the SEC, instead of mailing printed copies of the Company’s proxy statement, annual report and other materials relating to the Annual Meeting (the “proxy materials”) to stockholders, the Company may, and chose to, furnish the proxy materials by providing the Notice of Internet Availability informing stockholders that the proxy materials are available on the Internet and how to access the proxy materials. If you receive the Notice of Internet Availability by mail, you will not receive a printed copy of the proxy materials unless you specifically request one. Instead, the Notice of Internet Availability will instruct you on how you may access and review all of the proxy materials, as well as how to submit your proxy, if applicable, over the Internet. The proxy materials are available at www.proxyvote.com.
How may I request a copy of the proxy materials?
If you hold common stock and did not receive a printed copy of the proxy materials, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.proxyvote.com; by telephone at 1-800-579-1639; or by sending an e-mail to sendmaterial@proxyvote.com.
If you hold CDIs, you may request a printed copy of the proxy materials by any of the following methods: via Internet at www.investorvote.com.au; or by telephone at 1300-721-559 (within Australia) or +61-3-9946-4461 (outside of Australia).
Will I get more than one copy of the proxy materials or Notice of Internet Availability if multiple stockholders share my address?
Only one copy of the proxy materials or Notice of Internet Availability, if applicable, is being delivered to multiple holders of common stock sharing an address unless one or more of the stockholders at that address have notified the Company of their desire to receive multiple copies. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy materials or Notice of Internet Availability, if applicable, to any stockholder residing at a shared address to which only one copy was delivered. Requests for additional copies of these materials for the current year or future years should be made online at www.proxyvote.com, by sending an email to sendmaterial@proxyvote.com or by telephone at 1-800-579-1639. Requests for additional copies of these materials in future years can also be mailed to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11710. Stockholders that reside at the same address and currently receive multiple copies of the materials may request in the same manner that only a single copy be delivered in the future.
Where can I find the Company’s Annual Report on Form 10-K?
The Company filed its Annual Report on Form 10-K for fiscal 2025 with the SEC on August 6, 2025. The Annual Report on Form 10-K, including all exhibits, can also be found on the Company’s website at www.newscorp.com under “Investor Relations—SEC Filings” and can be downloaded free of charge. Paper copies of the Annual Report on Form 10-K may be obtained without charge from the Company, and paper copies of exhibits to the Annual Report on Form 10-K are available, but a reasonable fee per page will be charged to the requesting stockholder. Stockholders may make requests in writing to the attention of the Company’s Investor Relations Office by mail at News Corporation, 1211 Avenue of the Americas, New York, New York 10036, by telephone at (212) 416-3048 or by email at investor@newscorp.com.
How can I elect to receive future proxy materials electronically?
Stockholders can elect to receive future News Corporation proxy materials electronically instead of by mail. The Company highly recommends that you consider electronic delivery of these documents as it helps lower the Company’s printing and postage costs and reduce the amount of paper mailed to your home. You may opt into the electronic delivery program at www.newscorp.com under “Investor Relations—Electronic Delivery.” You may resume receiving copies of these documents by mail at any time by canceling your participation in the electronic delivery program through the same link.
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Voting Instructions and Information
Who is entitled to vote on the Annual Meeting matters?
The Company has two classes of common stock, Class A Common Stock, par value $0.01 per share, and Class B Common Stock, par value $0.01 per share. Holders of Class B Common Stock are entitled to one vote per share on all matters to be presented at the Annual Meeting. Holders of Class A Common Stock are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 187,862,061 shares of Class B Common Stock outstanding and entitled to vote at the Annual Meeting and 376,387,749 shares of non-voting Class A Common Stock outstanding.
The Company’s shares are also traded on the ASX in the form of CHESS Depositary Interests, or CDIs. CDIs are exchangeable, at the option of the holder, into shares of either Class A Common Stock or Class B Common Stock, as applicable, at the rate of one CDI per one such share of Common Stock. Holders of CDIs exchangeable for Class B Common Stock have a right to direct CHESS Depositary Nominees Pty Ltd, the issuer of the CDIs, on how it should vote with respect to the proposals described in this proxy statement.
Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class B Common Stock or Class B CDIs.
What is the difference between a stockholder of record and a stockholder who holds in street name?
If your shares of Class A Common Stock or Class B Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are a stockholder of record, and the proxy materials are being sent directly to you from the Company and you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares during the Annual Meeting. Each stockholder may appoint only one proxy holder or representative to attend the meeting on his or her behalf.
If your shares of Class A Common Stock or Class B Common Stock are held in “street name,” meaning your shares of Class A Common Stock or Class B Common Stock are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of these shares and the proxy materials are being forwarded to you by your broker, bank or nominee, who is considered the stockholder of record with respect to such shares. As the beneficial owner of Class B Common Stock as of the Record Date, you have the right to direct your broker, bank or nominee on how to vote and you will receive instructions from your broker, bank or other nominee describing how to vote your shares of Class B Common Stock. If you do not provide your broker, bank or nominee with instructions on how to vote your shares, your broker, bank or nominee may be able to vote your shares with respect to some of the proposals, but not all. Please see “—What will happen if I do not vote my shares?” below for additional information. You are also invited to attend the Annual Meeting.
When is the Record Date?
The Board has fixed the close of business on      as the Record Date for determining which of the Company’s eligible stockholders are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof in person or by proxy.
How do I inspect the list of stockholders of record?
Stockholders wishing to inspect the list at the Company’s principal executive offices during the 10 days preceding the Annual Meeting should contact the Corporate Secretary at 2025AnnualMeeting@newscorp.com.
What does it mean to give a proxy?
The persons named on the proxy card and on the Company’s voting website at www.proxyvote.com (the “proxy holders”) have been designated by the Board to vote the shares represented by proxy at the Annual Meeting. The proxy holders are officers of the Company. They will vote the shares represented by each properly executed and timely received proxy in accordance with the stockholder’s instructions, or, if no instructions are specified, the shares represented by the proxy will be voted “For” each of the nominees listed in Proposal 1, and “For” Proposals 2 through 6, in accordance with the recommendations of the Board as described in this proxy statement. If any other matter properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote on that matter in their discretion.
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Please cast your vote as soon as possible, and in any event by the deadlines noted below, by:
visiting www.proxyvote.com (common stock) or www.investorvote.com.au (CDIs)	mailing your signed proxy card or voting instruction form	calling 1-800-690-6903 toll-free from the United States, U.S. territories and Canada (common stock only)

How do I vote in advance of the Annual Meeting?
If you hold Class B Common Stock, Internet and telephone proxy submission is available 24 hours a day through 11:59 p.m. (Eastern Standard Time) on     . You may submit a proxy for your shares by Internet at www.proxyvote.com. If you are located in the United States, U.S. territories or Canada, you can submit a proxy for your shares by calling toll-free
1-800-690-6903. Both the Internet and telephone systems have easy-to-follow instructions on how you may submit a proxy for your shares and allow you to confirm that the system has properly recorded your proxy. If you are submitting a proxy for your shares by Internet or telephone, you should have the Notice of Internet Availability, proxy card or voting instruction form in hand when you do so. If you submit a proxy for your shares by Internet or telephone, you do not need to return your proxy card to the Company. If you have received a hard copy of the proxy card or voting instruction form, and wish to submit your proxy by mail, you must complete, sign and date the proxy card or voting instruction form included in your proxy materials and return it in the postage-paid envelope provided so that it is received by 11:59 p.m. (Eastern Standard Time) on    . If you hold your shares of Class B Common Stock in street name, the availability of Internet and telephone voting may depend on the voting procedures of the organization that holds your shares.
If you hold Class B CDIs, Internet proxy submission is available 24 hours a day through 5:00 p.m. (Australian Eastern Daylight Time) on    . You may submit a proxy for your CDIs by Internet at www.investorvote.com.au. The Internet system has easy-to-follow instructions on how you may submit a proxy for your CDIs and allows you to confirm that the system has properly recorded your proxy. If you submit a proxy for your CDIs by Internet, you should have the Notice of Internet Availability or voting instruction form in hand when you do so. If you submit a proxy for your CDIs by Internet, you do not need to return your voting instruction form to the Company. If you have received a hard copy of the voting instruction form, and wish to submit your proxy by mail, you should complete and return the voting instruction form to the Australian share registrar so that it is received by 5:00 p.m. (Australian Eastern Daylight Time) on    .
Can I vote electronically during the Annual Meeting?
While the Company encourages stockholders to vote in advance by proxy, holders of Class B Common Stock also have the option of electronically voting their shares of Class B Common Stock during the Annual Meeting. This year, the Annual Meeting will be conducted exclusively virtually via live webcast, as further described below under “—Participating in the Annual Meeting.”
All of the Company’s stockholders and all holders of CDIs exchangeable for shares of common stock are invited to attend and ask questions at the Annual Meeting, subject to compliance with the procedures further described below under “—Participating in the Annual Meeting,” but only holders of Class B Common Stock may vote electronically during the Annual Meeting.
If you are a record or beneficial holder of Class B Common Stock that intends to vote at the Annual Meeting, you must have your unique control number, which appears on the Notice of Internet Availability, proxy card or instructions that accompanied the proxy materials, ready when accessing the Annual Meeting. If you beneficially own shares of Class B Common Stock and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number (preferably at least five days before the Annual Meeting).
Holders of Class B CDIs may attend and ask questions at the Annual Meeting and may vote in advance via Internet or mail, but may not vote electronically during the Annual Meeting.
How can I revoke my proxy or change my vote?
If you are a holder of Class B Common Stock, you may change your vote or revoke your proxy at any time prior to 11:59 p.m. (Eastern Standard Time) on
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     by submitting a later-dated proxy card or voting instruction form that is received by such deadline or submitting a subsequent proxy by Internet or telephone. You may also change your vote or revoke your proxy by voting electronically during the Annual Meeting (your attendance at the Annual Meeting will not by itself revoke your proxy).
If you are a holder of Class B CDIs, you may change or revoke your proxy at any time prior to 5:00 p.m. (Australian Eastern Daylight Time) on      by submitting a later-dated voting instruction form that is received by such deadline or submitting a subsequent proxy by Internet.
What will happen if I do not vote my shares?
If you are the stockholder of record and you do not vote by proxy card, via the Internet or by telephone before the Annual Meeting, or during the Annual Meeting, your shares will not be voted at the Annual Meeting.
If you are the beneficial owner of your shares, your broker, bank or other nominee may vote your shares in its discretion on any routine items you do not instruct your broker, bank or other nominee how to vote, though your broker, bank or other nominee may opt not to do so. Under the New York Stock Exchange (“NYSE”) rules, your bank, broker or nominee is prohibited from voting your shares on non-routine items (referred to as a “broker non-vote”) if you have not given your broker, bank or other nominee voting instructions on that matter. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your bank, broker or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
How will my shares be voted if I submit a proxy card but do not specify how they should be voted?
If you are a stockholder of record and properly sign and return the proxy card or complete your proxy via the
Internet or by telephone, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without specifying how you want your shares voted, they will be voted in line with the Board’s recommendations, i.e., “For” each of the nominees listed in Proposal 1, and “For” Proposals 2 through 6. If any other business should properly come before the Annual Meeting or any adjournment or postponement thereof, your proxies will vote on such matters according to their best judgment.
If you are a beneficial owner of your shares and properly sign and return the proxy card or complete your proxy via the Internet or by telephone, your bank, broker or other nominee will vote your shares in the manner you indicate to your bank, broker or other nominee. The availability of telephone and internet voting will depend on the voting process of the bank, broker or nominee. If you sign and return the proxy card without specifying how you want your shares voted with respect to one or more proposals, they will be voted in line with the Board’s recommendations, i.e., “For” each of the nominees listed in Proposal 1, and “For” Proposals 2 through 6.
How many shares must be represented online or by proxy to hold the Annual Meeting?
In order for the Company to conduct the Annual Meeting, the holders of a majority in voting power of all of the outstanding shares of the stock entitled to vote as of the Record Date (a “quorum”) must be present online or represented by proxy at the Annual Meeting. Abstentions and broker non-votes (as described below) will be counted for purposes of establishing a quorum at the Annual Meeting. Whether or not you plan to virtually attend the Annual Meeting, we urge you to vote your shares or CDIs by telephone or Internet in advance to ensure that they will be represented at the Annual Meeting and so that the Company will know as soon as possible that enough votes will be present for the Annual Meeting to be held.
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What votes are required to approve each of the proposals?

Proposal	Board Recommendation	Votes Required	Effect of Withhold Votes or Abstentions	Effect of Broker Non-Votes(a)
Proposal 1 - Election of Directors	FOR each of the Board’s nominees	Majority of votes cast	None	None
Proposal 2 - Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes cast	None	No Broker Non-Votes Expected(b)
Proposal 3 - Advisory Vote to Approve the Compensation of Named Executive Officers	FOR	Majority of votes cast	None	None
Proposal 4 - Amendment to the Company’s Restated Certificate of Incorporation to Limit the Liability of Certain Officers as Permitted by Law	FOR	65% or more of combined voting power of outstanding shares of capital stock of the Company entitled to vote generally in the election of directors	Against	Against
Proposal 5 - Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Obsolete Corporate Opportunity Waiver	FOR	Majority of combined voting power of outstanding shares of capital stock of the Company entitled to vote thereon	Against	No Broker Non-Votes Expected(b)

Proposal 6 -
Amendment to the Company’s
Restated
Certificate of
Incorporation
to Add a
Federal Forum
Selection
Provision for
Securities Act
Claims and
Make a
Clarifying
Change to the
Existing
Delaware
Forum
Selection
Provision
	FOR	Majority of combined voting power of outstanding shares of capital stock of the Company entitled to vote thereon	Against	Against

(a)	See “—What is a broker non-vote?” below for details.
(b)
We expect each of Proposal 2 and Proposal 5 to be considered a “routine” matter under the NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your bank, broker or other nominee that holds your shares, your bank, broker or other nominee has discretionary authority under NYSE rules to vote your shares on each of Proposal 2 and Proposal 5 (although some brokers are choosing not to exercise discretionary voting authority even on routine matters). As a result, we expect there will be no broker non-votes with respect to these proposals (otherwise, broker non-votes, if any, would have no effect on Proposal 2 and the same effect as votes “against” on Proposal 5). Whether a proposal is considered routine or non-routine, and thus whether brokers, banks or other nominees have discretion to vote on the proposal, is subject to stock exchange rules and final determination by the stock exchange, and it may make a determination that is different from what we expect to be the case.
What is a broker non-vote?
A “broker non-vote” occurs when you do not give instructions to your broker, bank or other nominee of shares you beneficially own in “street name” on how to vote your shares of Class B Common Stock or CDIs and the broker, bank or other nominee does not have authority to vote your shares in its discretion. In these circumstances, if you do not provide voting instructions, the broker, bank or nominee may nevertheless (but is not required to) vote your shares on your behalf with respect to certain proposals deemed to be “routine.”
Whether a proposal is considered routine or non-routine, and thus whether brokers, banks or other nominees have discretion to vote on the proposal, is subject to stock exchange rules and final determination by the stock exchange and it may make a determination that is different from what we expect to be the case. As mentioned above, even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank or other nominee how to vote your shares on all proposals to ensure that your vote is counted.
Who will tabulate the vote?
An independent Inspector of Elections will tabulate the votes. We will report the preliminary results, or final results if available, in a Current Report on Form 8-K, to be filed with the SEC within four business days following the Annual Meeting. If final voting results are unavailable at the time we file such report, then we will file an amended Current Report on Form 8-K to disclose the final results within four business days after the final results are known.
How are proxies solicited, and who bears the cost of this solicitation?
This proxy statement is furnished in connection with the solicitation by the Board of proxies for use at the
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Annual Meeting and at any adjournment or postponement thereof. The expense of soliciting proxies will be borne by the Company. To aid in the solicitation, we have engaged Sodali & Co for estimated fees of approximately $41,000 plus expenses.
Proxies will be solicited principally through the use of the mail or electronically, but Directors, officers and employees of the Company may also solicit proxies in person, electronically, by telephone or by mail, without any additional compensation. Also, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.
Participating in the Annual Meeting
Where and when is the Annual Meeting?
The Annual Meeting will be held exclusively virtually via live webcast at www.virtualshareholdermeeting.com/NWS2025. The Annual Meeting will be held on      at 1:00 p.m. (Eastern Standard Time). There will be no physical meeting, and you will not be able to attend the Annual Meeting in person.
All holders of the Company’s common stock or CDIs as of the Record Date are invited to virtually attend the Annual Meeting. You may log into the meeting platform beginning at 12:45 p.m. (Eastern Standard Time) on     . The meeting will begin promptly at 1:00 p.m. (Eastern Standard Time) on     .
All stockholders and CDI holders who log in using their unique control numbers will have the opportunity to ask questions during the Annual Meeting as further detailed below under “—Can I ask questions during the Annual Meeting?” Holders of Class B Common Stock will also have the opportunity to electronically vote their shares during the Annual Meeting as further detailed above under “—Voting Instructions and Information—Can I vote electronically during the Annual Meeting?”
How can I obtain my control number?
If you are a record or beneficial holder of the Company’s Class B or Class A Common Stock, your unique control number will appear on the Notice of Internet Availability, proxy card or the instructions that accompanied the proxy materials, as applicable. If you are a beneficial holder of common stock and your proxy materials do not include a control number, you should contact the broker, bank or other nominee that holds your shares with any questions about obtaining a control number (preferably at least five days before the Annual Meeting).
If you are a holder of the Company’s Class B or Class A CDIs, you must contact the Corporate
Secretary at 2025AnnualMeeting@newscorp.com no later than 5:00 p.m. (Eastern Standard Time) on      in order to obtain a unique control number to participate in the Annual Meeting. If you are not a record holder of CDIs, you will need to provide to the Corporate Secretary evidence of CDI ownership as of the Record Date, such as an account statement, letter from the stockholder of record (i.e., your broker, bank or other nominee) or a copy of your voting instruction form.
What if I don’t have my control number?
You will be able to log in as a guest. To view the meeting webcast visit the Annual Meeting website at www.virtual shareholdermeeting.com/NWS2025 and register as a guest. If you log in as a guest, you will not be able to vote your shares (in the case of holders of Class B Common Stock) or ask questions during the Annual Meeting.
Can I ask questions during the Annual Meeting?
As in prior years, the Annual Meeting will include a live webcast Q&A session, during which we intend to answer all questions submitted by holders of Class B or Class A Common Stock or CDIs in accordance with the guidelines herein and the Rules and Procedures for Conduct (available on the Annual Meeting website), as time permits. Stockholders and CDI holders may submit questions prior to the Annual Meeting at www.proxyvote.com or in real time during the Annual Meeting at www.virtualshareholdermeeting.com/NWS2025.
Please note that stockholders and CDI holders will need their unique control numbers in order to ask questions in advance of or live during the Annual Meeting. For more information, see “—How can I obtain my control number?” above.
Consistent with our prior in-person annual meetings, stockholder and CDI holder questions submitted in
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accordance with the Rules and Procedures for Conduct will be generally addressed in the order received.
Answers to any such questions that are not addressed during the Annual Meeting will be published following the meeting in the “Investor Relations” section of the Company’s website at www.newscorp.com. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.
Each stockholder or CDI holder (or proxyholder/qualified representative) is limited to a total of no more than two questions and/or comments that must be related to the business of the Annual Meeting, the business of the Company or the conduct of its operations. Each question or comment should cover only one topic and be as succinct as possible.
The views and questions or comments of all stockholders and CDI holders are welcome. However, the purpose of the Annual Meeting must be observed and we will not address questions that are irrelevant to the business of the Company or the conduct of its operations, related to pending or threatened litigation, derogatory or not otherwise in good taste, related to personal grievances or otherwise inappropriate (as determined by the Chair of the meeting or the General Counsel). For additional information, please refer to the Rules and Procedures for Conduct that will be on the Annual Meeting website.
If there are matters of individual concern to a stockholder and not of general concern to all stockholders, or if a question posed was not otherwise answered, we provide an opportunity for stockholders to contact us separately after the Annual Meeting through the “Investor Relations” section of the Company’s website at www.newscorp.com.
What can I do if I need technical assistance during the Annual Meeting?
If you encounter any difficulties accessing the virtual Annual Meeting webcast, please call the technical support number that will be posted on the Annual Meeting Website log-in page beginning at 12:45 p.m. (Eastern Standard Time) on    .
If I can’t participate in the live Annual Meeting webcast, can I vote in advance?
You may vote your shares before the Annual Meeting by following the instructions detailed above under “—Voting Instructions and Information—How do I vote in advance of the Annual Meeting?” You do not need to access the Annual Meeting webcast to vote if you submitted your vote via proxy in advance of the Annual Meeting.
2026 Annual Meeting of Stockholders
If you wish to submit a proposal to be considered for inclusion in the Company’s proxy materials for the 2026 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, your proposal must be received in writing by the Corporate Secretary of the Company at our principal executive offices at News Corporation, 1211 Avenue of the Americas, New York, New York 10036 no later than      and must otherwise comply with the requirements of Rule 14a-8 in order to be considered for inclusion in the 2026 proxy statement and proxy.
Additionally, notice of stockholder proposals and nominations made outside the processes of Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of the Company at our principal executive offices, in accordance with the requirements of the Company’s Amended and Restated By-laws (the “By-laws”), not earlier than the close of business on      and not later than the close of business on     ; provided, however, that in the event that the
2026 annual meeting of stockholders is called for a date that is more than 30 days before or more than 70 days after the anniversary date of the 2025 Annual Meeting, notice of stockholder proposals and nominations, in order to be timely, must be delivered not earlier than the close of business on the 120th day prior to the date of the 2026 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to the date of the 2026 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2026 annual meeting of stockholders is first made. Stockholder nominations and other proposals of business submitted pursuant to advance notice procedures also must satisfy other requirements set forth in the By-laws (which includes information required under Rule 14a-19 under the Exchange Act). Stockholders are advised to review the By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations. The chair of the meeting will generally refuse to acknowledge or
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introduce any stockholder proposal or nomination if notice thereof is not received within the applicable deadlines or does not comply with the By-laws. If a stockholder fails to meet these deadlines and otherwise satisfy the applicable requirements, the persons named as proxies will be allowed to use their discretionary voting authority if and when the matter is raised at the meeting.
Other Matters
At the time of the preparation of this proxy statement, the Board knows of no other matters that will be acted upon at the Annual Meeting. If any other matters are presented for action at the Annual Meeting or at any adjournment or postponement thereof, it is the intention of the persons named in the accompanying proxy to vote the shares to which the proxy relates in accordance with their best judgment as determined in their sole discretion.
By Order of the Board of Directors,

David B. Pitofsky
General Counsel
New York, NY
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APPENDIX A: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OFFICERS AS PERMITTED BY LAW
ARTICLE IX
A director or officer of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal. ~~No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit; provided that if the DGCL shall be amended to provide for exculpation for any director in any circumstances where exculpation is prohibited pursuant to any of clauses (i) through (iv), then such directors shall be entitled to exculpation to the maximum extent permitted by such amendment. Any repeal or modification of this Article IX by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.~~
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APPENDIX B: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE OBSOLETE CORPORATE OPPORTUNITY WAIVER
ARTICLE XI
[Reserved]~~Section 1. Certain Acknowledgements; Definitions~~
~~It is recognized that (a) certain Covered Stockholders, directors and officers of the Corporation and its subsidiaries (the “Overlap Persons”) are or may become stockholders, directors, officers, employees and agents of Twenty-First Century Fox, Inc. (f/k/a News Corporation) (“Fox”) and its affiliates (excluding any entity that is an affiliate by reason of being an affiliate of a Covered Stockholder without regard to Fox’s control thereof) and their respective successors (each of the foregoing is an “Other Entity”), (b) the Corporation and its subsidiaries, directly or indirectly, may engage in the same, similar or related lines of business as those engaged in by any Other Entity and other business activities that overlap with or compete with those in which such Other Entity may engage, (c) the Corporation or its subsidiaries may have an interest in the same areas of business opportunity as an Other Entity, (d) the Corporation will derive substantial benefits from the service as directors or officers of the Corporation and its subsidiaries of Overlap Persons, and (e) it is in the best interests of the Corporation that the rights of the Corporation, and the duties of any Overlap Persons, be determined and delineated as provided in this Article XI in respect of any Potential Business Opportunities (as defined below) and in respect of the agreements and transactions referred to herein. The provisions of this Article XI will, to the fullest extent permitted by law, regulate and define the conduct of the business and affairs of the Corporation and its Covered Stockholders, officers and directors who are Overlap Persons in connection with any Potential Business Opportunities and in connection with any agreements and transactions referred to herein. Nothing in this Article XI is intended to, and will not be construed to, expand any person’s fiduciary duties under applicable law. Any person purchasing or otherwise acquiring, including without limitation pursuant to the distribution of stock of the Corporation from Fox, any shares of capital stock of the Corporation, or any interest therein, will be deemed to have notice of and to have consented to the provisions of this Article XI. References in this Article XI to “directors,” “officers,” “employees” and “agents” of any person will be deemed to include those persons who hold similar positions or exercise similar powers and authority with respect to any other entity that is a limited liability company, partnership, joint venture or other non-corporate entity. The term “person” as used in this Article XI shall have the meaning set forth in Section 5(a). For the purpose of this Article XI, “Affiliate” shall mean, with respect to any specified person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. For the purpose of this Article XI, “Covered Stockholders” shall mean stockholders of the Corporation who are: (x) K. Rupert Murdoch, his wife, child or more remote issue, or brother or sister or child or more remote issue of a brother or sister (the “Murdoch Family”) or (y) any person directly or indirectly controlled by one or more members of the Murdoch Family (a “Murdoch Controlled Person”); provided that a trust and the trustees of such trust shall be deemed to be controlled by any one or more members of the Murdoch Family if a majority of the trustees of such trust are members of the Murdoch Family or may be removed or replaced by any one or more of the members of the Murdoch Family and/or Murdoch Controlled Persons; provided further, however, that no person who previously constituted a “Covered Stockholder” of the Corporation shall continue to constitute a “Covered Stockholder” of the Corporation from and after the first date upon which all such “Covered Stockholders” beneficially own, in the aggregate, less than ten (10) percent of the voting common stock of either Fox or the Corporation. The term “beneficial ownership” as used in this Article XI shall have the meaning set forth in Section 5(a).~~
 2025 Proxy Statement  | B-1

APPENDIX B: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE OBSOLETE CORPORATE OPPORTUNITY WAIVER
~~Section 2. Duties of Directors and Officers Regarding Potential Business Opportunities; Renunciation of Interest in Potential Business Opportunities~~
~~If a Covered Stockholder, director or officer of the Corporation who is an Overlap Person is presented or offered, or otherwise acquires knowledge of, a potential transaction or matter that may constitute or present a business opportunity for the Corporation or any of its subsidiaries, in which the Corporation or any of its subsidiaries could, but for the provisions of this Article XI, have an interest or expectancy (any such transaction or matter, and any such actual or potential business opportunity, a “Potential Business Opportunity”), (a) such Overlap Person will, to the fullest extent permitted by law, have no duty or obligation to refrain from referring such Potential Business Opportunity to any Other Entity and, if such Overlap Person refers such Potential Business Opportunity to an Other Entity, such Overlap Person shall have no duty or obligation to refer such Potential Business Opportunity to the Corporation or to any of its subsidiaries or to give any notice to the Corporation or to any of its subsidiaries regarding such Potential Business Opportunity (or any matter related thereto), (b) if such Overlap Person refers a Potential Business Opportunity to an Other Entity, such Overlap Person, to the fullest extent permitted by law, will not be liable to the Corporation as a director, officer, stockholder or otherwise, for any failure to refer such Potential Business Opportunity to the Corporation, or for referring such Potential Business Opportunity to any Other Entity, or for any failure to give any notice to the Corporation regarding such Potential Business Opportunity or any matter relating thereto, (c) any Other Entity may participate, engage or invest in any such Potential Business Opportunity notwithstanding that such Potential Business Opportunity may have been referred to such Other Entity by an Overlap Person, and (d) if a Covered Stockholder, director or officer who is an Overlap Person refers a Potential Business Opportunity to an Other Entity, then, as between the Corporation and/or its subsidiaries, on the one hand, and such Other Entity, on the other hand, the Corporation and its subsidiaries shall be deemed to have renounced, to the fullest extent permitted by law, any interest, expectancy or right in or to such Potential Business Opportunity or to receive any income or proceeds derived therefrom solely as a result of such Overlap Person having been presented or offered, or otherwise acquiring knowledge of, such Potential Business Opportunity, unless in each case referred to in clause (a), (b), (c) or (d), such Potential Business Opportunity satisfies all of the following conditions (any Potential Business Opportunity that satisfies all of such conditions, a “Restricted Potential Business Opportunity”): (A) the Overlap Person believed that the Corporation possessed, or would reasonably be expected to be able to possess, the resources necessary to exploit such Potential Business Opportunity; and (B) substantially all of such Potential Business Opportunity, at the time it is presented to the Overlap Person, is, and is expected to remain a Covered Business (as defined below); provided, that the Corporation or any of its subsidiaries is directly engaged in that business at the time the Potential Business Opportunity is presented or offered to the Overlap Person. For purposes hereof, a “Covered Business” shall mean any of the following, either alone or in combination, (i) a business that primarily derives its revenue from the newspaper business in Australia, the United States or the United Kingdom, (ii) a business that primarily derives its revenue from providing free-standing inserts and in-store advertising and merchandising in the United States, (iii) a digital advertising business primarily deriving its revenue from real estate services in Australia, (iv) a business that primarily derives its revenue from book publishing in the United States or the United Kingdom or (v) a digital education business focused on the K-12 learning market in the United States. The Corporation hereby renounces, on behalf of itself and its subsidiaries, to the fullest extent permitted by law, any interest or expectancy in any Potential Business Opportunity that is not a Restricted Potential Business Opportunity. In the event the Corporation’s board of directors declines to pursue a Restricted Potential Business Opportunity, Overlap Persons shall be free to refer such Restricted Potential Business Opportunity to an Other Entity or, to the extent consistent with their duties owed to the Corporation, engage in such Restricted Potential Business Opportunity on their own. For the purpose of this Article Xl, “primarily derives its revenue” means deriving a greater percentage of its revenue from that certain business and specific geographical area, as applicable, than from any other business and specific geographic area, and in any event at least 25% of its revenue.~~
~~Section 3. Certain Agreements and Transactions Permitted~~
~~No contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof) entered into between the Corporation and/or any of its subsidiaries, on the one hand, and Fox and/or~~
B-2 |   2025 Proxy Statement

APPENDIX B: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE OBSOLETE CORPORATE OPPORTUNITY WAIVER
~~any of its subsidiaries, on the other hand, before the Corporation ceased to be an indirect, wholly-owned subsidiary of Fox shall be void or voidable or be considered unfair to the Corporation or any of its subsidiaries solely because an Other Entity is a party thereto, or because any directors, officers or employees of an Other Entity were present at or participated in any meeting of the board of directors, or a committee thereof, of the Corporation, or the board of directors, or committee thereof, of any subsidiary of the Corporation, that authorized the contract, agreement, arrangement or transaction (or any amendment, modification or termination thereof), or because his, her or their votes were counted for such purpose. The Corporation may from time to time enter into and perform, and cause or permit any of its subsidiaries to enter into and perform, one or more contracts, agreements, arrangements or transactions (or amendments, modifications or supplements thereto) with an Other Entity. To the fullest extent permitted by law and the provisions of Article XI, Section 2 of this Restated Certificate of Incorporation, no such contract, agreement, arrangement or transaction (nor any such amendments, modifications or supplements), nor the performance thereof by the Corporation, or any subsidiary of the Corporation, or by an Other Entity, shall be considered contrary to any fiduciary duty owed to the Corporation (or to any subsidiary of the Corporation, or to any stockholder of the Corporation or any of its subsidiaries) by any director or officer of the Corporation (or by any director or officer of any subsidiary of the Corporation) who is an Overlap Person by reason of the fact that such person is an Overlap Person. To the fullest extent permitted by law and the provisions of Article XI, Section 2 of this Restated Certificate of Incorporation, no director or officer of the Corporation or any subsidiary of the Corporation who is an Overlap Person thereof shall have or be under any fiduciary duty to the Corporation (or to any subsidiary of the Corporation, or to any stockholder of the Corporation or any of its subsidiaries) by reason of the fact that such person is an Overlap Person to refrain from acting on behalf of the Corporation or Fox, or any of their respective subsidiaries, in respect of any such contract, agreement, arrangement or transaction or performing any such contract, agreement, arrangement or transaction in accordance with its terms and each such director or officer of the Corporation or any subsidiary of the Corporation who is an Overlap Person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and its subsidiaries, and shall be deemed not to have breached his or her duties of loyalty to the Corporation or any of its subsidiaries or any of their respective stockholders, and not to have derived an improper personal benefit therefrom.~~
~~Section 4. Amendment of Article XI~~
~~No alteration, amendment or repeal of, or adoption of any provision inconsistent with, any provision of this Article XI will have any effect upon (a) any agreement between the Corporation or a subsidiary thereof and any Other Entity, that was entered into before the time of such alteration, amendment or repeal or adoption of any such inconsistent provision (the “Amendment Time”), or any transaction entered into in connection with the performance of any such agreement, whether such transaction is entered into before or after the Amendment Time, (b) any transaction entered into between the Corporation or a subsidiary thereof and any Other Entity, before the Amendment Time, (c) the allocation of any business opportunity between the Corporation or any subsidiary thereof and any Other Entity before the Amendment Time, or (d) any duty or obligation owed by any Covered Stockholder, director or officer of the Corporation or any subsidiary of the Corporation (or the absence of any such duty or obligation) with respect to any Potential Business Opportunity which such Covered Stockholder, director or officer was offered, or of which such Covered Stockholder, director or officer otherwise became aware, before the Amendment Time (regardless of whether any proceeding relating to any of the above is commenced before or after the Amendment Time).~~
 2025 Proxy Statement  | B-3

APPENDIX C: AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO ADD A FEDERAL FORUM SELECTION PROVISION FOR SECURITIES ACT CLAIMS AND MAKE A CLARIFYING CHANGE TO THE EXISTING DELAWARE FORUM SELECTION PROVISION
ARTICLE XII
Section 1. Forum Selection
Unless the Corporation, ~~consents~~ in writing, selects or consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action arising pursuant to any provision of the DGCL, or (iv) any action asserting a claim governed by the internal affairs doctrine (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware). In addition, unless the Corporation, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, to the fullest extent permitted by law, shall be the federal district courts of the United States of America. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
 2025 Proxy Statement  | C-1

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
DATED SEPTEMBER 26, 2025

News Corp

1211 AVENUE OF THE AMERICAS
NEW YORK, NY 10036

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Standard Time on [•], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NWS2025**

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Standard Time on [•], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return the entire card in the envelope provided, or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V80004-P38570 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

NEWS CORPORATION

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1:

		For	Against	Abstain
1.	Election of 6 Directors			
1a.	Lachlan K. Murdoch	☐	☐	☐
1b.	Robert J. Thomson	☐	☐	☐
1c.	José María Aznar	☐	☐	☐
1d.	Natalie Bancroft	☐	☐	☐
1e.	Ana Paula Pessoa	☐	☐	☐
1f.	Masroor Siddiqui	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Also includes authorization to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

NOTE: This Proxy must be signed exactly as your name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

V80005-P38570

NEWS CORPORATION
Annual Meeting of Stockholders
[•], 2025
1:00 p.m. Eastern Standard Time

THIS PROXY CARD IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF NEWS CORPORATION

The undersigned, a stockholder of News Corporation, a Delaware corporation (the "Company"), acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement, a copy of the Company's Annual Report, and revoking any proxy previously given, hereby constitutes and appoints Mr. Robert J. Thomson and Ms. Lavanya Chandrashekar and each of them his or her true and lawful agents and proxies with full power of substitution in each to vote the shares of Class B common stock of the Company standing in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on [•], 2025 at 1:00 p.m. Eastern Standard Time virtually at www.virtualshareholdermeeting.com/NWS2025, or at any adjournment or postponement thereof, upon the matters set forth in the accompanying Proxy Statement and any other matter that may properly come before the meeting or any adjournment or postponement thereof.

IF YOU ARE A STOCKHOLDER OF RECORD, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" EACH OF THE SIX NOMINEES NAMED IN PROPOSAL 1, "FOR" PROPOSALS 2 THROUGH 6, AND IN THE DISCRETION OF THE PROXIES UPON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.** IF ANY NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE PERSONS NAMED AS PROXIES MAY VOTE FOR THE ELECTION OF SUCH OTHER PERSON(S) AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be signed on the other side)